As filed with the Securities and Exchange Commission on February 7, 2005

Registration No. 333-120164

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASSACHUSETTS RRB

SPECIAL PURPOSE TRUST 2005-1

(Issuer of Securities)

BEC FUNDING II, LLC	CEC FUNDING, LLC

(Depositors of the Trust Described herein)

(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

16-1708847	16-1708848
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

BEC Funding II, LLC

CEC Funding, LLC

One NSTAR Way

Westwood, Massachusetts 02090

(781) 441-8900

(Address, including zip code, and telephone number, including area code of principal executive offices)

Mr. Philip J. Lembo

Assistant Treasurer

BEC Funding II, LLC

CEC Funding, LLC

One NSTAR Way

Westwood, Massachusetts 02090

(781) 441-8900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

David A. Fine, Esquire	Stanley Keller, Esquire	Eric Tashman, Esquire
Ropes & Gray LLP	Palmer & Dodge LLP	Sidley Austin Brown & Wood LLP
One International Place	111 Huntington Ave.	555 California Street
Boston, Massachusetts 02110	Boston, Massachusetts 02199	San Francisco, California 94104
(617) 951-7000	(617) 239-0100	(415) 772-1200

Approximate date of commencement of proposed sale to the public:    From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Rate Reduction Certificates	$674,500,000	100%	$674,500,000	$79,397.65
Notes of BEC Funding II, LLC	(1)	(1)	(1)	None
Notes of CEC Funding, LLC	(1)	(1)	(1)	None
Total	$674,500,000	100%	$674,500,000	$79,397.65

(1)	No additional consideration will be paid by the purchasers of the Rate Reduction Certificates for the Notes that secure the Rate Reduction Certificates.

(2)	Of which $126.70 was previously paid on November 2, 2004. Of the aggregate amount to be registered, $1,000,000 was registered on November 2, 2004, and the fee paid was based on the higher rate then in effect. The fee of $79,270.95 paid in connection with this Amendment No. 1 is based on the fee rate of $117.70 per million for the additional $673,500,000 registered hereby.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated                     , 2005.

Prospectus Supplement to Prospectus dated February     , 2005.

$674,500,000

Massachusetts RRB Special Purpose Trust 2005-1

Issuer of the Certificates

BEC Funding II, LLC	CEC Funding, LLC

Issuers of the Notes

Boston Edison Company	Commonwealth Electric Company

Sellers and Servicers

Rate Reduction Certificates

Each class of certificates will represent fractional undivided beneficial interests in each of the corresponding classes of notes of BEC Funding II, LLC, a wholly-owned subsidiary of Boston Edison Company, and CEC Funding, LLC, a wholly-owned subsidiary of Commonwealth Electric Company, which will be owned by the trust.

Each of the notes will be secured primarily by the right to assess and collect all revenues arising from a non-bypassable usage-based charge included in the bills of retail users of Boston Edison’s or Commonwealth Electric’s (as the case may be) electric distribution system. Each of the notes is a non-recourse obligation of BEC Funding II, LLC and CEC Funding, LLC, as the case may be.

Neither the certificates, the notes nor the property securing the notes is an obligation of the Commonwealth of Massachusetts or any governmental agency, authority or instrumentality of the Commonwealth of Massachusetts or of Boston Edison Company, Commonwealth Electric Company or any of their affiliates, except for BEC Funding II, LLC, which is a wholly-owned subsidiary of Boston Edison Company, and CEC Funding, LLC, which is a wholly-owned subsidiary of Commonwealth Electric Company.

Neither the full faith and credit nor the taxing power of the Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of the Commonwealth of Massachusetts is pledged to the payment of principal of, or interest on, the certificates or the notes, or the payments securing the notes. Furthermore, neither the Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of the Commonwealth of Massachusetts will appropriate any funds for the payment of any of the certificates or the notes.

See “Risk Factors” beginning on page 18 in the accompanying prospectus to read about important factors you should consider before buying the certificates.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Initial Principal Amount	Certificate Interest Rate	Price (%)	Price ($)	Underwriting Discount	Net Proceeds to Trust (%)(1)(2)	Scheduled Final Distribution Date	Final Maturity Date
Class [ ]	$	%	%	$	%
[Add other classes]

(1)	Before payment of fees and expenses.
(2)	The total price to the public is $ and the total amount of the underwriting discount and other fees is $ . The total amount of proceeds before deduction of expenses (estimated to be $ ) is $ .

The underwriters expect to deliver the certificates through the facilities of The Depository Trust Company against payment in New York, New York on                 , 2005.

Joint Book-Running Managers

Goldman, Sachs & Co.	Lehman Brothers

Prospectus Supplement dated                     , 2005.

This prospectus supplement does not contain all of the information that you should know about this offering. You will find additional information in the accompanying prospectus. The prospectus for this offering of certificates consists of both this prospectus supplement and the accompanying prospectus. You should read both of these documents in full before buying the certificates.

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered in these documents, but only under circumstances and in jurisdictions where it is lawful to do so.

The underwriters expect to deliver the certificates in book entry form through the facilities of The Depository Trust Company against payment in New York, New York on [            ], 2005.

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the accompanying prospectus provide information about the terms and conditions that apply to the certificates. The specific terms of the certificates are contained in this prospectus supplement. The accompanying prospectus provides general information about the certificates. You should read both of these documents in full before buying the certificates.

We have included cross-references to captions in these materials where you can find further related discussions. Cross references may be contained in the introductory sections that will direct you elsewhere in this prospectus supplement or the accompanying prospectus for a more detailed description of a particular topic. You can also find references to key topics listed in the Table of Contents on the preceding page. Attached to the accompanying prospectus is a glossary of terms which indicates where you may find significant terms used in this prospectus supplement and the accompanying prospectus.

You should rely only on information on the certificates provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

SUMMARY OF THE TERMS

The following section is a summary of selected information and will not provide you with all the information you will need to make your investment decision. You will find a detailed description of the offering of the certificates following this summary. A glossary of terms that apply to all certificates appears in the prospectus that accompanies this prospectus supplement. To understand all of the terms of this offering of the certificates, carefully read the entire document and accompanying prospectus.

The Certificates	Massachusetts RRB Special Purpose Trust 2005-1 Rate Reduction Certificates. Each class of certificates will represent fractional undivided beneficial interests in the corresponding classes of notes of each of the note issuers. Holders of each class of certificates will receive payments received by the trust on the corresponding classes of notes of each note issuer, which will be the only source of distributions on a class of certificates.

Certificate Trustee	The Bank of New York

Issuer of the Certificates	Massachusetts RRB Special Purpose Trust 2005-1. The Massachusetts Health and Educational Facilities Authority and The Massachusetts Development Finance Agency, which does business as MassDevelopment, which we refer to together as the agencies, will form the trust prior to the sale of the certificates specifically for the purpose of acquiring the notes from the note issuers and issuing the certificates offered hereby. The trust will be a Delaware statutory trust. The trust will not be an agency or instrumentality of the Commonwealth of Massachusetts. The trust will have no assets other than the notes and the declaration of trust will not permit the trust to engage in any activities other than holding the notes, issuing the certificates and engaging in other related activities.

Issuers of the Notes	BEC Funding II, LLC and CEC Funding, LLC, each having an address at One NSTAR Way, Westwood, MA 02090. The telephone number of the note issuers is (781) 441-8900.

Sellers and Servicers	Boston Edison Company is an electric company that primarily distributes electric energy to retail customers in the City of Boston and 39 surrounding cities and towns.

Commonwealth Electric Company is an electric company that primarily distributes electric energy to retail customers in 40 communities located in southeastern Massachusetts, including Cape Cod and the island of Martha’s Vineyard.

The sellers and servicers each have an address at 800 Boylston Street, Boston, Massachusetts 02199. The telephone number of the note issuers is (617) 424-2000.

Servicing Fees	Each servicer will be entitled to receive an annual servicing fee in an amount equal to 0.05 percent of the initial principal balance of the notes of its note issuer for so long as the servicer bills the RTC charge concurrently with other charges for services; or up to 1.25 percent of the initial principal balance of the notes of its note issuer if the RTC charge is billed separately to customers. The note trustees will pay the servicing fees semiannually on each payment date.

The Note Trustees	The Bank of New York will serve as the trustee under each of the note indentures.

Closing Date	, 2005

Minimum Denominations of the Certificates	$1,000

Anticipated ratings	The notes of each note issuer and the certificates are expected to be rated AAA by Standard & Poors and by Moody’s.

Risk Factors	You should carefully consider the risk of investing in the certificates. See “Risk Factors,” which begins on page 18 of the accompanying prospectus.

Tax Status of the Certificates	For federal income tax purposes, the trust will be treated as a “grantor trust,” and thus not taxable as a corporation, and each class of certificates will be treated as representing ownership of fractional undivided beneficial interests in the related classes of notes. Interest and original issue discount, if any, on the certificates, and any gain on the sale of the certificates, generally will be included in gross income of certificateholders for federal income tax purposes. See “Federal Income Tax Consequences.” Interest on the certificates and any profit on the sale of the certificates are exempt from Massachusetts personal income taxes, and the certificates are exempt from Massachusetts personal property taxes. See “Massachusetts State Taxation.”

ERISA	Pension plans and other investors subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, and/or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code of 1986, or the Code, may acquire the certificates subject to specified conditions. The purchase of the certificates could be treated as indirect prohibited transactions under ERISA and/or Section 4975 of the Code. Accordingly, by purchasing the certificates, each purchaser will be deemed to represent and warrant that purchase of the certificates would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Code. For further information regarding the application of ERISA and/or the prohibited transaction provisions of the Code, see “ERISA” in the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Some statements contained in this prospectus supplement and the accompanying prospectus concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts, including statements in the documents that are incorporated by reference as discussed in the accompanying prospectus under the heading “Documents Incorporated by Reference,” are forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will,” or other similar words.

Forward-looking statements are based on beliefs, expectations and assumptions based on information available at the time the statements are made. Assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements are discussed in the section of the accompanying prospectus entitled “Risk Factors” beginning on page 18 of the accompanying prospectus. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the note issuers undertake no obligation to update or revise any forward-looking statement.

RISK FACTORS

You should consider carefully the risks of investing in the certificates. The section entitled “Risk Factors,” which begins on page 18 of the accompanying prospectus, discusses material risks of investing in the certificates.

DESCRIPTION OF THE CERTIFICATES

Each class of certificates issued by the trust will represent fractional undivided beneficial interests in the corresponding classes of notes of BEC Funding II, LLC and CEC Funding, LLC and the proceeds thereof. Each class of BEC Funding II, LLC notes and CEC Funding, LLC notes will have the same interest rate, scheduled final distribution date and final maturity date as the related class of certificates. Taken together, the classes of notes of the note issuers corresponding to a class of certificates will have the same aggregate principal amount and expected amortization schedule as the related class of certificates. See “Description of the Notes.” The trust will issue the certificates in minimum denominations of $1,000 and in integral multiples of that amount. The initial principal amounts, the interest rates, the scheduled final distribution dates and final maturity dates of the certificates of each class are listed below:

Class	Initial Principal Amount	Certificate Interest Rate	Scheduled Final Distribution Date	Final Maturity Date

The scheduled final distribution date for a class of certificates is the date by which the trust expects to distribute in full all interest on, and principal of, the corresponding classes of notes of the note issuers, and, hence, that class of certificates. The final maturity date for a class of certificates is the legal maturity date of that class. The failure to distribute the portion of principal of any class of certificates representing principal of either the BEC Funding II, LLC notes or the CEC Funding, LLC notes in full by the final maturity date for that class is an event of default with respect to the notes of the defaulting note issuer, and, the certificate trustee may vote all, and with the written direction of the holders of at least a majority in principal amount of all outstanding certificates shall vote a corresponding majority, of the notes of the defaulting note issuer that are held by the certificate trustee in favor of declaring the unpaid principal amount of all outstanding notes and accrued interest of the defaulting note issuer to be due and payable. A default on the notes of one note issuer will not constitute a default with respect to the notes of the other note issuer or the Certificates to the extent that they represent fractional undivided interests in the notes of the non-defaulting note issuer. See “Description of the Certificates—Events of Default” in the prospectus.

The fees and expenses of servicing and retiring the certificates will be allocated to the note issuers pro rata based on the original principal amount of the notes of each note issuer.

Distributions of Interest and Principal

Interest on each class of certificates will accrue from its issuance date at the interest rate listed in the preceding table. The certificate trustee is required to make distributions of interest on and principal of the certificates semiannually on March 15 and September 15 (or, if any distribution date is not a business day, the following business day) of each year, beginning on September 15, 2005. On each distribution date, the certificate trustee will distribute interest on and principal of the certificates to the extent interest and principal is received on the corresponding classes of notes to the holders of each class of certificates as of the close of business on the record date. The record date for any distribution of interest on, and principal of, the certificates will be the business day immediately before the distribution date. Each distribution date will also be a payment date for interest on, and principal of, the notes.

DESCRIPTION OF THE NOTES

Each of BEC Funding II, LLC and CEC Funding, LLC will issue and sell its respective notes to the trust, in each case, in exchange for an allocable portion (based on the aggregate principal amount of the notes of each note issuer) of the net proceeds from the sale of the certificates by the trust. Each class of notes of BEC Funding II, LLC and CEC Funding, LLC will provide funds for the payment of an allocable portion of the related class of certificates, will have the same interest rate, scheduled maturity date and final maturity date as the related class of certificates. Taken together, the classes of notes of the note issuers corresponding to a class of certificates will have the same aggregate principal amount and expected amortization schedule as the corresponding class of certificates.

The notes will consist of the following classes, in the initial principal amounts and bearing the interest rates and having the scheduled maturity dates and final maturity dates listed below:

BEC FUNDING II, LLC NOTES

Class	Initial Principal Amount	Note Interest Rate	Scheduled Maturity Date	Final Maturity Date

CEC FUNDING, LLC NOTES

Class	Initial Principal Amount	Note Interest Rate	Scheduled Maturity Date	Final Maturity Date

The scheduled maturity date for a class of notes is the final date by which the note issuer expects to distribute in full all interest on, and principal of, that class of notes. The final maturity date for a class of notes is the legal maturity date of that class.

Interest

Interest on each class of notes will accrue from its issuance date at the interest rate listed in the preceding table. The note issuers are required to pay interest to the trust semiannually on March 15 and September 15 (or, if any payment date is not a business day, the following business day) of each year, beginning September 15, 2005. The note issuers will pay interest on the notes prior to paying principal of the notes. See “Description of the Notes—Allocations and Payments” in the prospectus.

On each payment date, each note issuer will pay interest as follows:

•	if there has been a payment default in respect of any class of the notes of the note issuer, any unpaid interest payable on any prior payment dates, together with interest at the applicable note interest rate on any of this unpaid interest; and

•	accrued interest on the principal balance of each class of notes of the note issuer as of the close of business on the preceding payment date, or the date of the original issuance of the class of notes, if applicable, after giving effect to all payments of principal made on the preceding payment date, or the date of the original issuance of the class of notes, if applicable.

If there is a shortfall in the amounts necessary to make these interest payments, the related note trustee will distribute interest pro rata on each such class of notes of the related note issuer based on the respective amounts of interest owed on the notes of each such class. The distributions to the certificateholders of the corresponding classes will be reduced by an amount equal to the shortfalls in respect of the corresponding classes of notes.

The note issuers will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal

After paying interest as described above, each note issuer will pay principal in respect of its notes on each payment date in the following order of priority:

(1) to the holders of the A-1 notes, until the principal balance of that class has been reduced to zero;

(2) [add any other class]; and

(3) to the holders of the A [others] notes, until the principal balance of that class has been reduced to zero.

A note issuer will not pay principal, however, on a payment date of any class of notes if making the payment would reduce the principal balance of that class to an amount lower than that specified in the expected amortization schedule for that class on that payment date, except in the case of an Optional or Mandatory Redemption. See “Description of the Notes - Optional Redemption” and “-Mandatory Redemption” in the accompanying prospectus. If an event of default under the note indenture applicable to a note issuer has occurred and is continuing, the note trustee may declare the unpaid principal amount of all outstanding notes of that note issuer and accrued interest on such notes to be due and payable. Payments of principal due and payable on the notes of a note issuer as a result of an event of default, or upon final maturity, will be paid pro rata based on the respective principal amount of the notes of each class.

The following expected amortization schedules list the scheduled outstanding principal balance for each class of notes of the note issuers on each payment date from the issuance date to the scheduled maturity date, after giving effect to the payments expected to be made on the payment dates. In preparing the following tables, we have assumed, among other things, that:

•	the notes are issued on [ ];

•	payments on the notes are made on each payment date, commencing September 15, 2005;

•	the servicing fee equals 0.05 percent annually of the initial principal amount of the notes of the respective note issuers;

•	the overcollateralization subaccount equals 0.50 percent of the initial principal amount of the notes of the respective note issuers and is funded in equal installments on each payment date as scheduled;

•	there are no net earnings on amounts on deposit in the collection accounts;

•	annual operating expenses will be approximately $ in the case of BEC Funding II, LLC and approximately $ in the case of CEC Funding, LLC, including the administration fee (which will be $ per year in the case of BEC Funding II, LLC and $ per year in the case of CEC Funding, LLC, payable semiannually) and amounts owed to the note trustee, the Delaware trustee and the certificate trustee (which will be in the aggregate $ per year in the case of BEC Funding II, LLC and $ per year in the case of CEC Funding, LLC), and these amounts are payable in arrears; and

•	payments arising from the property securing the notes are deposited in the collection accounts of the note issuers as expected.

EXPECTED AMORTIZATION SCHEDULES

Outstanding Note Balances

BEC FUNDING II, LLC

DATE	A-1	A-[Others]

CEC FUNDING, LLC

DATE	A-1	A-[Others]

Outstanding Certificate Balance

MASSACHUSETTS RRB SPECIAL PURPOSE TRUST 2005-1

DATE	A-1	A-[Others]

We cannot assure you that the principal balances of the classes of notes of either or both note issuers, and the related classes of certificates, will be amortized according to the tables above. The actual amortization of principal may be slower (but cannot be faster) than those indicated in the tables. See “Risk Factors” in the accompanying prospectus for various factors that may, individually or in the aggregate, affect the expected amortization of the principal balances of any class of certificates.

TRANSITION PROPERTY

The notes are secured primarily by transition property, which is the right to all revenues arising from a portion of the transition charge included in the bills of all classes of retail users of Boston Edison’s or Commonwealth Electric’s distribution system, as applicable, within its respective geographic service territory as in effect on July 1, 1997. This portion of the transition charge, which is a usage-based charge, is referred to as the “RTC charge.” The RTC charge of each company will initially constitute a portion of such company’s transition charge as approved by the Massachusetts Department of Telecommunications and Energy. The RTC charge may increase, but will not exceed the transition charge, which is capped at 3.35 cents/kilowatt-hour in the case of Boston Edison, and 4.08 cents/kilowatt-hour in the case of Commonwealth Electric.

As of the date of this prospectus supplement, the RTC charge is expected to be approximately 0.32 cents per kilowatt-hour in the case of Boston Edison and approximately 1.8 cents per kilowatt-hour in the case of Commonwealth Electric. Boston Edison’s transition charge currently includes an RTC charge of 0.61 cents per kilowatt hour associated with rate reduction certificates issued on July 29, 1999, of which approximately $350 million remained outstanding, net of deposits held in trust, on December 31, 2004. See “Risk Factors - Cap on RTC charge may lead to insufficient revenues to make payments.”

CREDIT ENHANCEMENT

Credit enhancement for the notes is intended to protect you against losses or delays in scheduled payments on the notes and, hence, the certificates.

Collection Accounts and Subaccounts

The note trustee for each note issuer will establish a collection account to hold payments arising from its RTC charge as well as the capital contributions made to that note issuer. Each collection account will consist of four subaccounts:

•	a general subaccount;

•	a reserve subaccount;

•	an overcollateralization subaccount for the overcollateralization amount; and

•	a capital subaccount for the capital contributions to the note issuer.

Withdrawals from, and deposits to, these subaccounts will be made as described under “Description of the Notes—Allocations and Payments” in the prospectus.

Overcollateralization Amount

The note trustee for a note issuer will collect amounts arising from the transition property securing the notes of that note issuer exceeding those amounts that are necessary to pay interest on, and principal of, the note issuer’s notes and the fees and expenses of servicing and retiring the note issuer’s notes and the related portion of the certificates. These amounts are intended to enhance the likelihood that payments on the notes will be made on a timely basis by funding the required overcollateralization amount in respect of the notes. The overcollateralization amount will be $[    ] for the BEC Funding II, LLC notes and $[        ] for the CEC Funding, LLC notes, each of which amounts represents 0.50 percent of the initial principal amount of the notes of the related note issuer. A note trustee will draw on amounts available in the related note issuer’s overcollateralization subaccount to the extent that amounts available on the note issuer’s general subaccount and reserve subaccount are insufficient to pay the fees and expenses of servicing and retiring the notes of such note issuer and the certificates allocable to such note issuer, and to make scheduled payments on the related notes. The note trustees will collect the overcollateralization amounts ratably over the life of the notes in equal increments of $[            ], in the case of BEC Funding II, LLC, and $[            ], in the case of CEC Funding, LLC, and will deposit these amounts on each payment date into the overcollateralization subaccounts of the respective note issuers as set forth below:

Required Overcollateralization Level Schedule

BEC FUNDING II, LLC

Payment Date	Required Overcollateralization Level	Payment Date	Required Overcollateralization Level

CEC FUNDING, LLC

Payment Date	Required Overcollateralization Level	Payment Date	Required Overcollateralization Level

Other Credit Enhancement

Capital Subaccount.    Prior to the issuance of the notes, Boston Edison will contribute capital of $[            ] to BEC Funding II, LLC and Commonwealth Electric will contribute capital of $[        ] to CEC Funding, LLC, which amounts represent, with respect to each note issuer, 0.50 percent of the initial principal amount of the notes of the related note issuer and the capital levels required to be maintained under the related note indenture. The note trustees will deposit the capital into the capital subaccounts of the note issuers. A note trustee will draw on amounts available in the capital subaccount of the related note issuer, to the extent amounts available in general subaccount, reserve subaccount and overcollateralization subaccount of that note issuer are insufficient to pay interest on, and principal of its, notes and fees and expenses of servicing and retiring such notes and an allocable portion of the certificates.

If a note trustee uses amounts on deposit in a capital subaccount to make payments on the notes of the related note issuer on a payment date, then that capital subaccount will be replenished by the related note issuer on subsequent payment dates to the extent the servicer remits payments arising from the RTC charge exceeding the amounts required to pay amounts having a higher priority of payment.

Reserve Subaccount.    A note trustee will allocate to the reserve subaccount of a note issuer any amounts remitted to the collection account of that note issuer exceeding amounts necessary to:

•	pay fees and expenses related to the servicing and retirement of the notes of that note issuer and the portion of the certificates allocable to that note issuer;

•	pay interest on, and principal of, such notes;

•	replenish the capital subaccount of that note issuer to the required capital level; and

•	fund the overcollateralization subaccount of that note issuer to the required overcollateralization level.

A note trustee will draw on amounts in the reserve subaccount of a note issuer to the extent amounts available in the note issuer’s general subaccount are insufficient to pay the amounts listed above.

HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED

On each payment date, or for any amount payable under clauses (1) through (4) below, on any business day, a note trustee will allocate and pay amounts on deposit in the collection account of the related note issuer, including net earnings on those amounts (other than on amounts in the capital subaccount) as follows and in the following order of priority:

(1)	all amounts owed by the note issuer to the note trustee, the Delaware trustee, the certificate trustee, the agencies and the certificate issuer will be paid; provided that indemnity amounts will be limited to $10,000,000 in the aggregate, less any indemnification amounts paid by the other note issuer, unless the note issuer has received rating agency confirmation that a further amount will not result in a reduction or withdrawal of the rating of the outstanding Certificates;

(2)	the servicing fee and all unpaid servicing fees from any prior payment dates will be paid to the note issuer’s servicer;

(3)	the administration fee and all unpaid administration fees from prior payment dates will be paid to the note issuer’s administrator;

(4)	so long as no event of default has occurred and is continuing or would be caused by payment, all other operating expenses and indemnities payable by the note issuer will be paid to the persons entitled thereto, provided that the total amount paid from, but excluding the previous payment date and on the current payment date may not, in any event, exceed $100,000 in the aggregate;

(5)	first, any overdue interest on the notes of the note issuer after a payment default (together with, to the extent lawful, interest on overdue interest at the applicable note interest rate) and second, interest currently due and payable on such notes will be transferred to the certificate trustee, as noteholder, for distribution to the certificateholders;

(6)	first, funds necessary to pay any principal on the notes of the note issuer payable by the note issuer as a result of a note event of default or on the final maturity date, optional redemption date or mandatory redemption date of a class of notes of the note issuer and second, principal based on priorities described above under “Description of Notes—Principal” will be transferred to the certificate trustee, as noteholder, for distribution to the applicable certificateholders according to the expected amortization schedule for each class of notes;

(7)	unpaid operating expenses and indemnities payable by the note issuer will be paid to the persons entitled thereto;

(8)	the amount, if any, by which the note issuer’s capital subaccount needs to be funded to equal the required capital level as of a payment date will be allocated to the capital subaccount;

(9)	the amount, if any, by which the note issuer’s overcollateralization subaccount needs to be funded to equal the required overcollateralization level as of a payment date will be allocated to the overcollateralization subaccount;

(10)	the balance, if any, will be allocated to the note issuer’s reserve subaccount for distribution on a subsequent payment date; and

(11)	following the repayment of all notes and the corresponding portion of the certificates, the balance, if any, will be released to the note issuer.

If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount of the note issuer are insufficient to make the transfers contemplated by clauses (1) through (6) above, the note trustee will:

•	first, draw from amounts on deposit in the reserve subaccount of the note issuer;

•	second, draw from amounts on deposit in the overcollateralization subaccount of the note issuer; and

•	third, draw from amounts on deposit in the capital subaccount of the note issuer, up to the amount of the shortfall, in order to make the transfers described above.

In addition, if on any payment date funds on deposit in the general subaccount of the note issuer are insufficient to make the transfers described in clauses (8) and (9) above, the note trustee will draw from amounts on deposit in the reserve subaccount of that note issuer to make the required transfers.

UNDERWRITING

The note issuers, Boston Edison, Commonwealth Electric and the underwriters for the offering named below have entered into an underwriting agreement relating to the certificates. Assuming that conditions in the underwriting agreement are met, each underwriter has severally agreed to purchase the respective principal amount of certificates indicated in the following table.

Underwriters	Class A-1	Class A- [others]
Goldman, Sachs & Co.
Lehman Brothers Inc.
Total

The underwriters are committed to take and pay for all of the certificates being offered, if any are taken.

Certificates sold by the underwriters to the public will be initially offered at the initial public offering prices set forth on the cover of this prospectus supplement. The note issuers have been advised that the underwriters propose initially to offer the certificates to dealers at the initial public offering prices, less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow and dealers may reallow a discount not to exceed the percentage of the certificate denomination set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1
Class A-[Others]

If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The certificates are a new issue of securities with no established trading market. The note issuers have been advised by the underwriters that the underwriters intend to make a market in the certificates but are not obligated to do so and may discontinue market making at any time without notice. The certificates will not be listed on any securities exchange. No assurance can be given as to the ability of holders of the certificates to resell the certificates.

In connection with the offering, the underwriters may purchase and sell certificates in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of certificates than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the certificates while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased certificates sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the certificates. As a result, the price of the certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Each underwriters has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing date, will not offer or sell any certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any certificates in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Each initial purchaser has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any certificates with a denomination of less than EUR50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with.

The certificates may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the certificates may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the certificates may not be circulated or distributed, nor may the certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the certificates to the public in Singapore.

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The note issuers estimate that their share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $            .

The note issuers, Boston Edison and Commonwealth Electric, have agreed to indemnify the several underwriters, the Massachusetts Health and Educational Facilities Authority, MassDevelopment, and the trust against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses. Goldman, Sachs & Co., as financial advisor to Boston Edison and Commonwealth Electric, has rendered certain financial advisory services to Boston Edison and Commonwealth Electric in respect of the note issuers and the trust. Lehman Brothers Inc., as financial advisor to the agencies, has rendered certain financial advisory services to the agencies in respect of the note issuers and the trust.

RATINGS

The certificates will not be issued unless prior to closing the certificates and the notes have been rated “AAA” by Standard & Poor’s Rating Group, a division of McGraw-Hill Companies, Inc. and “Aaa” by Moody’s Investor Services, Inc. As of the closing date, Standard & Poors and Moody’s will give each class of notes of each note issuer the same rating as the related class of certificates.

Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any class of certificates, and, accordingly, there can be no assurance that the ratings assigned to any class of certificates upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of certificates is revised or withdrawn, the liquidity of that class of certificates may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the certificates other than payment in full of each class of certificates by the applicable final maturity date, as well as the timely payment of interest.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION                             , 2005.

PROSPECTUS

Massachusetts RRB

Special Purpose Trust 2005-1

Issuer of the Certificates

Rate Reduction Certificates

Issuable in Classes

BEC Funding II, LLC

CEC Funding, LLC

Issuers of the Notes

Boston Edison Company

Commonwealth Electric Company

Sellers and Servicers

See “ Risk Factors” beginning on page 18 to read about factors you should consider before buying the certificates.

The trust may sell one or more classes of certificates as described in the prospectus supplement. Each class of certificates will represent fractional undivided interests in the corresponding classes of BEC Funding II, LLC notes and CEC Funding, LLC notes held by the trust. The assets of the trust will consist solely of the notes.

Each of the notes will be secured primarily by the right to assess and collect all revenues arising from a non-bypassable usage-based charge included in the bills of retail users of Boston Edison’s or Commonwealth Electric’s, as the case may be, electric distribution system. Each of the notes is a non-recourse obligation of BEC Funding II, LLC and CEC Funding, LLC, as the case may be.

Neither the certificates, the notes nor the property securing the notes is an obligation of the Commonwealth of Massachusetts or any governmental agency, authority or instrumentality of the Commonwealth of Massachusetts, or of Boston Edison or Commonwealth Electric or any of their affiliates, except for BEC Funding II, LLC, which is an affiliate of Boston Edison, and CEC Funding, LLC, which is an affiliate of Commonwealth Electric.

Neither the full faith and credit nor the taxing power of the Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of the Commonwealth of Massachusetts is pledged to the payment of principal of, or interest on, the certificates or the notes, or the property securing the notes. Furthermore, neither the Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of the Commonwealth of Massachusetts will appropriate any funds for the payment of any of the certificates or the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

February     , 2005

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read both this prospectus and the prospectus supplement before you buy the certificates.

Transaction Overview

Massachusetts law permits electric companies, such as Boston Edison Company and Commonwealth Electric Company, to recover the cost of investments and obligations that cannot be recouped through market-based rates in a competitive electricity generation market. These costs are known as “transition costs.” An electric company recovers transition costs through a charge called a “transition charge” that is assessed on ratepayers. Massachusetts law permits special purpose entities formed by electric companies to issue securities secured by the right to receive a portion, which may become all, of the revenues arising from the transition charge, if doing so would save money for the electric company’s ratepayers. This right is referred to as the “transition property.” See “Description of the Transition Property.”

The following sets forth the primary steps of the transaction underlying the offering of the certificates:

•	Boston Edison will sell its transition property to BEC Funding II, LLC in exchange for the proceeds from the sale of the notes issued by BEC Funding II, LLC, and Commonwealth Electric will sell its transition property to CEC Funding, LLC in exchange for the proceeds from the sale of the notes issued by CEC Funding, LLC. Unless the context otherwise requires, we refer to the notes issued by both of BEC Funding II, LLC and CEC Funding, LLC together as the notes.

•	BEC Funding II, LLC will sell the BEC Funding II, LLC notes to the trust and CEC Funding, LLC will sell the CEC Funding, LLC notes to the trust, in exchange for an allocable portion, based on the aggregate principal amounts of the notes of each note issuer, of the net proceeds from the sale of the certificates issued by the trust.

•	The trust, whose sole assets are the notes, will sell the certificates to the underwriters named in the prospectus supplement.

•	Boston Edison will act as the servicer of BEC Funding II, LLC’s transition property and as the administrator of BEC Funding II, LLC. Commonwealth Electric will act as the servicer of CEC Funding, LLC’s transition property and as the administrator of CEC Funding, LLC.

Neither the certificates, the notes nor the property securing the notes is an obligation of the Commonwealth of Massachusetts or any other governmental agency, authority or instrumentality of the Commonwealth of Massachusetts, Boston Edison, Commonwealth Electric, or any of their affiliates, except BEC Funding II, LLC, which is an affiliate of Boston Edison, or CEC Funding, LLC, which is an affiliate of Commonwealth Electric.

The following diagram shows the parties to the transaction related to this offering and summarizes their roles and their relationships to each other:

Parties to Transactions

NOTE TRUSTEE
Party to note indenture governing issuance of notes
SELLER
Boston Edison Company
Sale of transition property for net proceeds of sale of notes
NOTE ISSUER
BEC Funding II, LLC
Sole Member:
Boston Edison Company
SERVICER
Boston Edison Company
Servicing of transition property for servicing fee
ADMINISTRATOR
Boston Edison Company
Administration of note issuer for administration fee
CERTIFICATE TRUSTEE
Party to certificate indenture governing issuance of certificates
AGENCIES
Parties to declaration of trust forming trust
DELAWARE TRUSTEE
Party to certificate indenture governing issuance of certificates
TRUST
Massachusetts RRB Special Purpose Trust 2005-1
Sale of notes for allocable portion of net proceeds of sale of certificates
Sale of certificates for cash
UNDERWRITERS
Sale of certificates for cash
INVESTORS
NOTE TRUSTEE
Party to note indenture governing issuance of notes
SELLER
Commonwealth Electric Company
Sale of transition property for net proceeds of sale of notes
NOTE ISSUER
CEC Funding, LLC
Sole Member:
Commonwealth Electric Company
SERVICER
Commonwealth Electric Company
Servicing of transition property for servicing fee
ADMINISTRATOR
Commonwealth Electric Company
Administration of note issuer for administration fee

Risk Factors

You should consider, among other things, the following material risks of investing in the certificates. These risks may delay the distribution of interest on, and principal of, the certificates or cause you to suffer a loss on your investment.

•	Each class of the certificates will represent fractional undivided beneficial interests in the related classes of notes, and payments on the classes of notes are the sole sources of distributions on the related class of certificates.

•	The obligations of BEC Funding II, LLC and CEC Funding, LLC in respect of the notes are separate and an event of default on the notes of one note issuer will not cause an event of default on the notes of the other note issuer.

•	There may be challenges that attempt to limit, alter or amend either the Massachusetts Department of Telecommunications and Energy’s order creating the transition property or the provisions of Chapter 164 of the Massachusetts Acts of 1997 that make the order irrevocable.

•	Since the rate of collections arising from the transition property is based on the amount of electricity consumed by customers, due to inaccurate forecasting or unanticipated delinquencies, these collections may be insufficient to provide for required distributions on the notes and, hence, the certificates.

•	The RTC charge assessed to ratepayers to collect amounts sufficient to pay required distributions on the notes of a note issuer, and hence the certificates, may not exceed the cap of 3.35 cents/kilowatt-hour on Boston Edison’s transition charge or the cap of 4.08 cents/kilowatt-hour on Commonwealth Electric’s transition charge. In the event that during any period Boston Edison’s transition charge is not sufficient to pay all RTC charges in respect of both Boston Edison’s 1999 rate reduction certificate transaction and the BEC Funding II, LLC notes, Boston Edison’s transition charge will be allocated pro rata among the RTC charges for the 1999 rate reduction certificates and the BEC Funding II, LLC notes based on the relative amounts of the RTC charges. See “Prospectus Summary – Relationship to Massachusetts RRB Special Purpose Trust BEC-1 Rate Reduction Certificates” below.

•	If there is an event of default on the notes of a note issuer, the note trustee is unlikely to be able to resell the transition property of that note issuer.

•	If Boston Edison or Commonwealth Electric were to cease servicing the transition property for which it is responsible, it may be difficult to find a suitable successor servicer.

•	If Boston Edison or Commonwealth Electric were to become a debtor in a bankruptcy case, a court may hold that the transition property is Boston Edison’s or Commonwealth Electric’s property, as the case may be, and may be reached by its creditors.

For a more detailed discussion of the material risks of investing in the certificates, you should carefully read the discussion under “Risk Factors,” which begins on page 18.

Sellers and Servicers	Boston Edison is an electric company that primarily distributes electric energy to retail customers in the City of Boston and 39 surrounding cities and towns.

Commonwealth Electric is an electric company that primarily distributes electric energy to retail customers in 40 communities located in southeastern Massachusetts, including Cape Cod and the island of Martha’s Vineyard.

See “The Sellers and Servicers.”

The Certificates	Massachusetts RRB Special Purpose Trust 2005-1 Rate Reduction Certificates.

The trust may issue certificates in one or more classes under the certificate indenture between the trust and the certificate trustee. Each class of certificates will represent fractional undivided beneficial interests in the corresponding classes of notes of the note issuers. Holders of each class of certificates will receive payments received by the trust on the related classes of notes of each note issuer. These payments will be the only source of distributions on a class of certificates.

Relationship to Massachusetts RRB Special Purpose Trust BEC-1 Rate Reduction Certificates

On July 29, 1999, Massachusetts RRB Special Purpose Trust BEC-1 issued $725 million of rate reduction certificates to finance certain transition costs amounts of Boston Edison. The BEC Funding II, LLC notes will be payable from RTC charges related to transition property that is separate from the transition property for the 1999 rate reduction certificates. A different RTC charge, in addition to the RTC charge supporting the 1999 rate reduction certificates, will be imposed on customers of Boston Edison in connection with the issuance of the BEC Funding II, LLC notes.

Boston Edison is also the servicer for the 1999 rate reduction certificates, and, since the date of issuance, has complied with the standards relating to servicing the transition property for the 1999 rate reduction certificates.

Issuer of Certificates	Massachusetts RRB Special Purpose Trust 2005-1.

Certificate Trustee	The Bank of New York.

The Notes	BEC Funding II, LLC notes and CEC Funding, LLC notes.

Each class of the BEC Funding II, LLC notes and CEC Funding, LLC notes will have the same interest rate, scheduled maturity date and final maturity date as the related class of certificates. Taken together, the classes of notes of the note issuers relating to the corresponding classes of certificates will have the same aggregate principal amount and expected amortization schedule as the corresponding classes of certificates, all as described in the prospectus supplement. The BEC Funding II, LLC notes will be secured primarily by the Boston Edison transition property relating thereto and the CEC Funding, LLC notes will be secured primarily by the Commonwealth Electric transition property relating thereto. See “Description of the Notes.”

Note Issuers	BEC Funding II, LLC and CEC Funding, LLC, each having an address at One NSTAR Way, Westwood, MA 02090. The telephone number of the note issuers is (781) 441-8900.

Note Trustee	The Bank of New York.

Interest	Interest payable with respect to each class of certificates will represent the sum of the interest paid on the related classes of notes and will accrue at the interest rate specified in the prospectus supplement. The certificate trustee will distribute interest accrued on each class of certificates on each distribution date, to the extent interest is paid on the related classes of notes of each note issuer on the related payment date.

Principal	The certificate trustee will distribute principal of each class of certificates, to the extent principal is paid on the corresponding classes of notes on the related payment date in the amounts and on the distribution dates specified in the expected amortization schedule in the prospectus supplement. See “Description of the Notes—Allocations and Payments” and “Description of the Certificates—Payments and Distributions.”

On any payment date, the note issuers will pay principal of their respective notes only until the outstanding principal balances of the various classes have been reduced to the principal balances specified for those classes in the expected amortization schedules for such notes. If cash is not available to a note issuer to make such principal payments in respect of all classes of notes of that note issuer, principal will be paid to the holders of the various classes of notes in the order of priority set forth in the prospectus supplement.

If an event of default under a note indenture in respect of the notes of a note issuer has occurred and is continuing, the certificate trustee may vote all, and upon the written direction of the holders of at least a majority in principal amount of the outstanding certificates will vote a corresponding majority of, the notes of that note issuer held by the certificate trustee in favor of directing the note trustee to declare the unpaid principal amount of the outstanding notes of that note issuer, and accrued interest thereon, to be due and payable. Principal due and payable on an event of default will be paid to the noteholders pro rata based on the principal amount of the notes held. See “Description of the Certificates—Events of Default.”

RTC Charge

Boston Edison and Commonwealth Electric have obtained from the Massachusetts Department of Telecommunications and Energy, which regulates electric companies in Massachusetts, an order designating the transition costs and approving the costs of issuing, servicing and retiring the BEC Funding II, LLC notes and the CEC Funding, LLC notes, respectively, and the certificates to be financed through this transaction. This order is known as the “financing order.” To enable Boston Edison and Commonwealth Electric to recover their respective transition costs and associated costs, the financing order authorizes the billing and collection by Boston Edison and Commonwealth Electric of their respective RTC charges (as defined in the glossary on page 98).

Each RTC charge is nonbypassable in that customers must pay it whether or not they purchase electricity from Boston Edison or Commonwealth Electric, as the case may be, or a third party supplier of electricity, and whether or not the customer’s distribution system is being operated by Boston Edison or Commonwealth Electric, as the case may be, or a successor distribution company. Each RTC charge will initially constitute a portion of the transition charges of Boston Edison or Commonwealth Electric as approved by the Department. Each RTC charge may increase, but will not exceed the respective transition charges, which are capped at 3.35 cents/kilowatt-hour in the case of Boston Edison and 4.08 cents/kilowatt-hour in the case of Commonwealth Electric.

Boston Edison’s transition charge is currently 2.335 cents/kilowatt-hour, including a projected RTC charge in respect of the BEC Funding II, LLC notes of 0.32 cents/kilowatt-hour. The Boston Edison transition charge also includes an RTC charge of 0.61 cents/kilowatt-hour in respect of Massachusetts RRB Special Purpose Trust BEC-1 Rate Reduction Certificates issued in 1999 of which approximately $350 million remained outstanding, net deposits held in trust, as of December 31, 2004. The projected initial RTC Charge, together with the RTC charge relating to Boston Edison’s 1999 rate reduction certificates, is expected to be approximately 6% of the average total rate paid by customers of Boston Edison who do not purchase electric generation service from third party suppliers.

Commonwealth Electric’s transition charge is currently 2.66 cents/kilowatt-hour, including a projected RTC charge of 1.8 cents/kilowatt-hour. The projected initial RTC Charge is expected to be approximately 11% of the average total rate paid by customers of Commonwealth Electric who do not purchase electric generation service from third party suppliers.

See “Description of the Transition Property – Financing Order and Issuance Advice Letters.”

Customers	All classes of retail users of Boston Edison’s or Commonwealth Electric’s respective distribution systems within their respective geographic territories as in effect on July 1, 1997.

Adjustments to the RTC Charges

Each of the servicers will calculate and set the related RTC charge, at least annually, at a level estimated to generate sufficient revenues:

•      to pay fees and expenses related to the servicing and retirement of the notes of the related note issuer and of the certificates allocable to that note issuer;

•      to pay interest on such notes;

•      to pay principal of each class of such notes according to the related expected amortization schedule; and

•      to fund the overcollateralization subaccount of the related note issuer to the required overcollateralization level and to replenish the capital subaccount to the required capital level.

Adjustments to the RTC charges are limited by the maximum permitted transition charges. In the event that during any period the Boston Edison transition charge is not sufficient to pay all RTC charges in respect of both the 1999 rate reduction certificates and the BEC Funding II, LLC notes, the transition charge will be allocated pro rata among the RTC charges for the 1999 rate reduction certificates and the BEC Funding II, LLC notes based on the relative amounts of the RTC charges.

Each servicer will base adjustments to the related RTC charge on updated assumptions as to various factors, including electricity usage by customers and rates of charge-offs. These adjustments will continue until interest and principal of all classes of the BEC Funding II, LLC notes, in the case of Boston Edison, and the CEC Funding, LLC notes, in the case of Commonwealth Electric, have been paid in full. See “Description of the Transition Property—Adjustments to the RTC Charges.”

Each servicer will file annually with the Department of Telecommunications and Energy a request, referred to as a routine true-up advice letter, for an increase or a decrease in its related RTC charge. Each servicer may also file routine true-up advice letters before the end of any calendar quarter or payment date to adjust its related RTC charge to an amount sufficient to satisfy the obligations on the related notes and under the related note indenture. Each servicer shall promptly file a routine true-up advice letter not later than September 15 of each year (A) in the event that the amount on deposit in the note issuer’s overcollateralization subaccount and capital subaccount has been, or will be, reduced to zero on any payment date and (B) commencing September 15, 2013. In addition, each servicer may file a non-routine true-up advice letter to revise its method for calculating the RTC charge.

See, “Description of the Transition Property—Adjustments to the RTC Charges.”

Commonwealth of Massachusetts Pledge

Massachusetts law contains a pledge and agreement by the Commonwealth of Massachusetts with the note issuers, the trust and the certificate holders that it will not alter the provisions of the statute that make the RTC charges irrevocable and binding or limit or alter the transition properties or the financing order until the certificates are fully paid and discharged.

Optional Redemption	Each note issuer may redeem all classes of its notes, and cause the trust to redeem an equivalent amount of the related classes of certificates, at its option, on any payment date if the outstanding principal balance of its notes, after giving effect to payments that would otherwise be made on the payment date, is less than five percent of the initial principal balance of its notes. Upon redemption, the note issuer redeeming its notes will pay an aggregate amount to the holders of its notes equal to the outstanding principal amount of such notes plus accrued but unpaid interest as of the redemption date. See, “Description of the Certificates—Redemption.”

Mandatory Redemption	If either Boston Edison or Commonwealth Electric is required to, or elects to, repurchase its transition property under the circumstances described under “Description of the Transition Property—Seller Representations and Warranties and Repurchase Obligation,” its related note issuer will be required to redeem its classes of notes on or before the fifth business day following the date of repurchase whereupon the trustee, upon receipt of the redemption price for such notes, will be required to redeem an equivalent amount of the related classes of certificates on the same day. Upon redemption, the note issuer redeeming its notes will pay an aggregate amount to the holders of its notes equal to the outstanding principal amount of such notes plus accrued but unpaid interest as of the redemption date.

Collection Accounts and Subaccounts

Each note issuer will establish a collection account to hold payments arising from its RTC charge as well as the capital contributions made to that note issuer. Each collection account will consist of four subaccounts:

•      a general subaccount;

•      a reserve account;

•      an overcollateralization subaccount for the overcollateralization amount; and

•      a capital subaccount for the capital contributions to the note issuer.

All amounts in a collection account not allocated to any other subaccount will be allocated to the general subaccount. Withdrawals from and deposits to these subaccounts will be made as described under “Description of the Notes—Allocations and Payments.”

Overcollateralization Subaccounts

The note trustee for a note issuer will collect the overcollateralization amount specified for that note issuer in the prospectus supplement to enhance the likelihood that payments on the notes of that note issuer will be made on a timely basis.

A note trustee will hold the overcollateralization amounts for all classes of notes of the related note issuer in the overcollateralization subaccount. A note trustee will draw on amounts available in the overcollateralization subaccount to the extent that amounts available in the related note issuer’s general subaccount and reserve subaccount are insufficient to pay the fees and expenses of servicing and retiring the notes of such note issuer and the certificates allocable to such note issuer and to make scheduled payments on the related notes.

Capital Subaccounts	Prior to issuance of the notes, Boston Edison will contribute capital to BEC Funding II, LLC and Commonwealth Electric will contribute capital to CEC Funding, LLC, in each case, in the amount specified in the prospectus supplement. Each note issuer will deposit the capital into its capital subaccount. A note trustee will draw on amounts available in the related note issuer’s capital subaccount to the extent that amounts available in that note issuer’s general subaccount, reserve subaccount and overcollateralization subaccount are insufficient to pay interest on, or principal of, its notes and the fees and expenses of servicing and retiring such notes and an allocable portion of the certificates.

If a note trustee uses amounts on deposit in a capital subaccount to make payments on the related notes on a payment date, then that capital subaccount will be replenished by the related note issuer on subsequent payment dates to the extent the servicer remits payments arising from the RTC charge exceeding the amounts required to pay amounts having a higher priority of payment. See “Description of the Notes—Allocations and Payments.”

Reserve Subaccounts

The note trustee for a note issuer will allocate to the applicable reserve subaccount any amounts remitted to the collection account of that note issuer exceeding the amount necessary to:

•      pay the fees and expenses related to the servicing and retirement of the notes of that note issuer and the certificates allocable to that note issuer;

•      pay interest on, and principal of, such notes;

•      replenish the capital subaccount of the note issuer to the required capital level; and

•      fund the overcollateralization subaccount of the note issuer to the required overcollateralization level.

A note trustee will draw on amounts in the note issuer’s reserve subaccount to the extent amounts available in that note issuer’s general subaccount are insufficient to pay the amounts listed above.

Collections; Allocations; Distributions

Starting with the first deemed collection date after the closing, each servicer will remit daily to the collection account for its note issuer an amount equal to the actual RTC charges billed, less an allowance for estimated charge-offs, within two business days after the day payments arising from the RTC charge are deemed to be collected. See “Servicing—Remittances to Collection Account.”

On each payment date, or for any amount payable under clauses (1) through (4) below, on any business day, each note trustee will allocate and pay amounts in the collection account of the related note issuer, including net earnings on these amounts (other than earnings on amounts in the capital subaccount), as follows and in the following order of priority:

(1)      all amounts owed by the note issuer to the note trustee, the Delaware trustee, the certificate trustee, the agencies and the certificate issuer will be paid; provided that indemnity amounts will be limited to $10,000,000 in the aggregate, less any indemnification amounts paid by the other note issuer, unless the note issuer has received rating agency confirmation that a further amount will not result in a reduction or withdrawal of the rating of the outstanding certificates;

(2)      the servicing fee and all unpaid servicing fees from any prior payment dates will be paid to the note issuer’s servicer;

(3)      the administration fee and all unpaid administration fees from any prior payment dates will be paid to the note issuer’s administrator;

(4)      so long as no event of default has occurred and is continuing or would be caused by payment, all operating expenses and indemnities payable by the note issuer will be paid to the person entitled thereto, provided that the total amount paid from, but excluding, the previous payment date and on the current payment date may not, in any event exceed $100,000 in the aggregate;

(5)      first, any overdue interest after a payment default and second, semiannual interest in respect of the notes of the note issuer will be transferred to the certificate trustee, as noteholder, for distribution to the certificate holders;

(6)      first, funds necessary to pay any principal payable as a result of a note event of default or on the final maturity date, or optional or mandatory redemption date of a class of notes of such note issuer, and second, principal based on priorities described in the prospectus supplement will be transferred to the certificate trustee, as noteholder, for distribution to the applicable certificate holders according to the expected amortization schedule for each class of notes;

(7)      unpaid operating expenses and indemnities payable by the note issuer will be paid to the persons entitled thereto;

(8)      to the capital subaccount of the note issuer the amount, if any, by which its capital subaccount needs to be funded to equal the required capital level as of such payment date;

(9)      to the overcollateralization subaccount of the note issuer the amount, if any, by which its overcollateralization subaccount needs to be funded to equal the required overcollateralization level as of such payment date;

(10)   the balance, if any, will be allocated to the reserve subaccount for distribution on subsequent payment dates; and

(11)   following repayment of all notes of the note issuer, the balance, if any, will be released to the note issuer.

If, on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount of the note issuer are insufficient to make the transfers contemplated by clauses (1) through (6) above, the note trustee will first, draw from amounts on deposit in the reserve subaccount of the note issuer, second, draw from amounts on deposit in the note issuer’s overcollateralization subaccount and third, draw from amounts on deposit in the note issuer’s capital subaccount, up to the amount of the shortfall, in order to make the transfers described above. In addition, if on any payment date funds on deposit in the note issuer’s general subaccount are insufficient to make the transfers described in clauses (8) and (9) above, the note trustee will draw from amounts on deposit in the note issuer’ reserve subaccount to make the required transfer. See “Description of the Notes—Allocations and Payments.”

The following diagram provides a general summary of the flow of funds from the customers of a note issuer through the servicer to the collection account of that note issuer, and the various allocations from the collection account:

Allocations and Distributions

CUSTOMERS
Payments to the servicer in respect of the RTC charge
SERVICER
Daily remittance of estimated payments arising from the RTC charge
COLLECTION ACCOUNT
Semiannual application of amounts in collection account, including net earnings (other than on amounts in capital subaccount), as follows:
1
2
3
4
5
6
NOTE TRUSTEE, CERTIFICATE TRUSTEE DELAWARE TRUSTEE:
Fees and expenses
(subject to limitation on indemnification)
SERVICER:
Servicing fee
ADMINISTRATOR:
Administration fee
NOTE ISSUER AND TRUST:
Other operating expenses (not to exceed $100,000)
CERTIFICATE HOLDERS:
•Overdue semiannual interest
•Semiannual interest
CERTIFICATE HOLDERS:
•Principal following event of default or on final maturity or redemption date
•Scheduled principal payments
10
9
8
7
RESERVE SUBACCOUNT:
All remaining amounts
OVERCOLLATERALIZATION SUBACCOUNT:
Up to required overcollateralization level
CAPITAL SUBACCOUNT:
Up to required capital level
NOTE ISSUER AND TRUST:
Unpaid operating expenses and indemnities

Servicing

The servicers will service and manage the respective transition properties and receive payments arising from the respective RTC charges in the same manner that they service bill collections for their own account and the accounts they service for others, if any.

Boston Edison is also the servicer for the 1999 rate reduction certificates, and, since the date of issuance, has complied with the standards relating to servicing the transition property for the 1999 rate reduction certificates.

Servicing Compensation

Each servicer will be entitled to receive an annual servicing fee in an amount equal to:

•      0.05 percent of the initial principal balance of the notes of its note issuer for so long as the servicer bills the RTC charge concurrently with other charges for services; or

•      up to 1.25 percent of the initial principal balance of the notes of its note issuer if the RTC charge is billed separately to customers.

The note trustees will pay the servicing fees semiannually on each payment date.

Tax Status of the Certificates	For federal income tax purposes, the trust will be treated as a “grantor trust,” and thus not taxable as a corporation, and each class of certificates will be treated as representing ownership of a fractional undivided beneficial interest in the related classes of notes. Interest and original issue discount, if any, on the certificates, and any gain on the sale of the certificates, generally will be included in gross income of certificateholders for federal income tax purposes. See “Federal Income Tax Consequences.” Interest on the certificates and any profit on the sale of the certificates are exempt from Massachusetts personal income taxes, and the certificates are exempt from Massachusetts personal property taxes. See “Massachusetts State Taxation.”

ERISA	Pension plans and other investors subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, and/or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code of 1986, or the Code, may acquire the certificates subject to specified conditions. The purchase of the certificates could be treated as indirect prohibited transactions under ERISA and/or Section 4975 of the Code. Accordingly, by purchasing the certificates, each purchaser will be deemed to represent and warrant that purchase of the certificates would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Code. For further information regarding the application of ERISA and/or the prohibited transaction provisions of the Code, see “ERISA” in the accompanying prospectus.

RISK FACTORS

You should consider carefully the following factors before you decide whether to buy the certificates:

Certificateholders could experience payment delays or losses as a result of limited sources of payment for the certificates and limited credit enhancement.

You could experience payment delays or losses on your certificates because payments on each class of notes that correspond to your class of certificates are the primary source of distributions on the certificates. The notes are the sole assets of the trust. The transition properties and the other note collateral, which is expected to be of relatively small value, are in turn the only sources of payments on the notes.

There will be no forms of credit enhancement for the notes except for the right to adjust the RTC charges and amounts held in the overcollateralization subaccounts, capital subaccounts and reserve subaccounts. We do not anticipate that the notes or the certificates will have the benefit of any liquidity facility or of any third-party credit enhancement, such as guarantees, letters of credit or insurance. The notes of a note issuer will be payable only from its transition property and its other note collateral and not from the transition property or other note collateral of the other note issuer. The obligations of the note issuers in respect of the notes are separate and an event of default on the notes of one note issuer will not cause an event of default on the notes of the other note issuer.

If distributions are not made on the certificates in a timely manner as a result of nonpayment of the related notes of one or both of the note issuers, the holders of at least a majority of the outstanding principal amount of the certificates may direct the certificate trustee to bring an action against the defaulting note issuer to foreclose on the transition property of that note issuer and the other note collateral securing its notes. There is not likely to be a market, however, for the sale of the transition property and the other note collateral.

Certificateholders could experience payment delays or losses as a result of amendment, repeal or invalidation of the restructuring statute or breach of the pledge of the Commonwealth of Massachusetts.

Although under the Massachusetts restructuring statute the Commonwealth of Massachusetts has pledged that it will not alter the provisions of the statute that make the RTC charges of the note issuers irrevocable and binding, or limit or alter the transition properties or the financing order, it is possible that actions could be taken (even if such actions were ultimately found to be unlawful) to alter the provisions of the statute or to limit or alter the transition properties or the financing order.

Legislative Actions

Under Massachusetts law, citizens have the ability to submit laws enacted by the Massachusetts legislature for approval or rejection directly by the voters by means of referendum process. In November 1998, the voters approved the restructuring statute by referendum. Massachusetts law does not provide for any additional referendum on the restructuring statute.

In addition, under Massachusetts law, citizens have the ability to propose laws (and constitutional amendments) for approval or rejection by the voters by means of initiative petitions. Generally, any matter that is a proper subject of legislation can become the subject of an initiative. Among other procedural requirements, in order to qualify for submission to the electorate, an initiative petition must be submitted to the Massachusetts Attorney General signed by more than three percent of the total number of votes cast for governor in the preceding election. Among other matters, the Attorney General must certify that the initiative petition is not substantially the same as any measure which has been qualified for submission or submitted to the voters at either of the two preceding biennial state elections. The initiative petition becomes law if it is approved by voters equal in number to at least thirty percent of the total number of ballots cast in the election and also by a majority of voters voting on the petition.

We are not aware of any proposed or pending initiative petition or of any proposed or pending legislation in the Massachusetts legislature that would affect any of the provisions of the restructuring statute, and we are not aware of any pending suit that challenges any of the provisions of the statute, relating to the issuance by the Massachusetts Department of Telecommunications and Energy of a financing order, the creation or characterization of the transition property or the issuance of “electric rate reduction bonds,” such as the certificates.

In the opinion of Palmer & Dodge LLP, counsel to the certificate trust, under applicable constitutional principles relating to the impairment of contracts, the Commonwealth of Massachusetts could not repeal or amend the restructuring statute, either by means of the legislative process or the voter initiative process, or take or refuse to take any action required under its pledge described above, if the repeal or amendment or the action or inaction would substantially impair the contractual rights of the owners of the transition properties or the certificateholders, absent a demonstration by the Commonwealth of Massachusetts that is a reasonable exercise of the Commonwealth’s sovereign power and of a character reasonable and appropriate to the public purpose justifying such action.

There have been numerous cases in which legislative or popular concerns with the burden of taxation or governmental charges have led to adoption of legislation reducing or eliminating taxes or charges that supported bonds or other contractual obligations entered into by public instrumentalities. Courts have not considered these concerns by themselves to provide sufficient justification for a substantial impairment of the pledged security provided by the taxes or governmental charges for the bonds or obligations. Based on the court decisions referred to above (which, however, do not address directly the certificates and the pledge described above), it would appear unlikely that The Commonwealth of Massachusetts could reduce, modify or alter the transition properties, or take or refuse to take any action regarding the transition properties in a manner that would substantially impair the rights of the note issuers, as owners of the transition properties, or the certificateholders unless the action is reasonable and appropriate to further a legitimate public purpose.

Moreover, in the opinion of Palmer & Dodge LLP, under the takings clauses of the United States and Massachusetts Constitutions, the Commonwealth of Massachusetts could not repeal or amend the restructuring statute (by way of legislative process, or take or refuse to take any action in contravention of its pledge (described above) without paying just compensation to the certificateholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of certificateholders in the transition properties and interfere with the reasonable expectations of the certificateholders in connection with their investments in the certificates. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the certificates.

Nonetheless, we cannot assure you that a repeal or amendment of the restructuring statute will not be adopted or sought or that any action or refusal to act by the Commonwealth of Massachusetts will not occur, any of which may constitute a violation of the Commonwealth of Massachusetts’ pledge with the owners of the transition properties and the certificateholders. If a violation of this pledge occurred, costly and time consuming litigation might ensue. Any litigation might adversely affect the price of the certificates and your ability to resell the certificates and might delay the timing of distributions on the certificates. Moreover, given the lack of controlling judicial precedent directly addressing the certificates and the Commonwealth of Massachusetts’ pledge, we cannot predict the outcome of any litigation with certainty, and, accordingly, you could experience a delay in receipt of distributions on or incur a loss on your investment in the certificates.

Court Decisions

If a court were to determine that the relevant provisions of the restructuring statute or the financing order are unlawful, invalid or unenforceable in whole or in part, it could adversely affect the validity of the certificates or the trust’s ability to make distributions on the certificates. In either case, you could suffer a loss on your investment in the certificates.

While Boston Electric or Commonwealth Edison will not indemnify you for any changes in the law, including any amendment or repeal of the restructuring statute that may affect the value of your certificates, under the sale agreements, Boston Edison or Commonwealth Electric may be required to buy back the transition property if legal action based on law in effect at the time of the issuance of the certificates invalidates the transition properties. See “Risk Factors – Limited rights and remedies may impair ability to realize on collateral” below.

Litigation and other events in jurisdictions other than Massachusetts could adversely affect certificateholders

Electricity generation deregulation laws similar to the Massachusetts restructuring statute providing for the issuance of bonds for the recovery of transition costs have been enacted in other states. Lawsuits have been filed challenging some of these laws. A legal action successfully challenging under the U.S. Constitution or other federal law a state restructuring statute similar to the Massachusetts restructuring statute adopted by a jurisdiction other than the Commonwealth of Massachusetts could establish legal principles that would serve as a basis to challenge the restructuring statute. Although the restructuring statute would not become invalid automatically as a result of a court decision invalidating another state’s statute, such a decision could establish a legal precedent for a successful challenge to the restructuring statute. Similarly, legislative, administrative, political or other actions in other states would not directly impact the restructuring statute or the interests of certificateholders but could heighten awareness of the political and other risks associated with these types of securities as perceived by the capital markets, and in that way, limit the ability of certificateholders to resell the certificates and impair their value. We cannot assure you that future challenges to stranded cost recovery or stranded cost securitizations in other states will not significantly impair your ability to resell the certificates and the value of the certificates.

Possible federal preemption of the restructuring statute may prohibit recovery of the RTC charges.

Federal preemption of the restructuring statute could prevent certificateholders from receiving distributions on the certificates and cause a loss on their investment in the certificates. The Massachusetts electric industry is governed by federal law and regulated by the Federal Energy Regulatory Commission. In the past, bills have been introduced in Congress to prohibit the recovery of charges similar to the RTC charges, although Congress has not enacted any such law. As of the date of this prospectus, neither the House nor the Senate, or committees thereof having primary relevant jurisdiction have considered or indicated an intent to consider legislation that would prohibit the recovery of charges similar to the RTC charge. However, we can give no assurances that Congress may not do so in the future. Enactment of a federal law prohibiting the recovery of charges similar to the RTC charges might have the effect of preempting the statute and thereby prohibiting the recovery of the RTC charges, which would cause delays and losses on the payment of the certificates.

We can give no assurances that a court would consider the preemption by federal law of the restructuring statute to be a taking of property from us or from the certificateholders under the U.S. Constitution or under the Constitution of the Commonwealth of Massachusetts. Moreover, even if this preemption of the restructuring statute by the federal government were considered a taking under the U.S. Constitution or under the Constitution of the Commonwealth of Massachusetts for which the federal government had to pay “just compensation,” we can give no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the notes, and, hence, the certificates, or to pay such amounts on a timely basis.

Shortfall in RTC charge payments as a result of inaccurate forecasting or unanticipated delinquencies could lead to payment delays or losses.

Because the RTC charge of each note issuer is assessed based on kilowatt-hours of electricity consumed by customers, a shortfall of payments arising from the RTC charge of a note issuer could result if its servicer inaccurately forecasts electricity consumption or underestimates customer delinquencies or charge-offs when setting the RTC charge of the note issuer. A shortfall could cause distributions on the certificates to be made later than expected or not at all. As a result, principal of the certificates may not be paid according to the expected amortization schedule, which could lengthen the weighted average life of the certificates. In addition, a change in energy consumption by customers may also result in principal of the certificates not being paid by the final maturity date of the certificates or not being paid at all. For the same reasons, payments of interest on the certificates could also be delayed or not made.

Inaccurate forecasting of electricity consumption by a servicer could result from, among other things:

•	warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

•	general economic conditions being worse than expected, causing customers to migrate from Boston Edison’s or Commonwealth Electric’s, or a successor distribution company’s, service territory or reduce their electricity consumption;

•	the occurrence of a natural disaster, such as a hurricane or blizzard, unexpectedly disrupting electrical service and reducing consumption;

•	problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

•	large customers ceasing business or departing Boston Edison’s, or Commonwealth Electric’s, or a successor distribution company’s service territory;

•	customers consuming less electricity because of increased conservation efforts; or

•	large customers switching to self-generation or co-generation of electric power without being required to pay an exit charge to mitigate the revenues lost by their reduced consumption of electricity delivered by Boston Edison, Commonwealth Electric, or a successor distribution company. See “Energy Deregulation and Massachusetts Market Structure.”

Inaccurate forecasting of delinquencies or charge-offs by a servicer could result from, among other things:

•	unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing Boston Edison, Commonwealth Electric, or a successor distribution company, to grant additional payment relief to more customers;

•	a change in law that makes it more difficult for Boston Edison, Commonwealth Electric, or a successor distribution company to disconnect nonpaying customers, or that requires Boston Edison, Commonwealth Electric, or a successor distribution company, to apply more lenient credit standards in accepting customers; or

•	the introduction into the energy markets of less creditworthy third party energy suppliers who collect and remit payments arising from the RTC charge to a servicer on behalf of customers.

Cap on RTC charge may lead to insufficient revenues to make payments.

You may experience payment delays or defaults on the certificates because a servicer will not be able to increase the RTC charge for its note issuer above the maximum permitted transition charge for Boston Edison or Commonwealth Electric, as the case may be. The transition charge may not exceed 3.35 cents/kilowatt-hour in the case of Boston Edison and 4.08 cents/kilowatt-hour in the case of Commonwealth Electric.

At the time of the issuance of the certificates, Boston Edison’s transition charge is expected to be 2.335 cents/kilowatt-hour. Boston Edison’s transition charge includes an RTC charge, currently set at .6107 cents/kilowatt-hour, in respect of the Massachusetts RRB Special Purpose Trust BEC-1 Rate Reduction Certificates issued in 1999, of which approximately $350 million remained outstanding, net of deposits held in trust, as December 31, 2004, and a projected initial RTC charge of 0.32 cents/kilowatt-hour in respect of the BEC Funding II, LLC notes. The projected initial RTC Charge, together with the RTC charge relating to Boston Edison’s 1999 rate reduction certificates, is expected to be approximately 6% of the average total rate paid by customers of Boston Edison who do not purchase electric generation service from third party suppliers. While these RTC charges are expected to decline as principal on the 1999 rate reduction certificates and the BEC II Funding notes offered by this prospectus and any prospectus supplement are paid, in the event that during any period the Boston Edison transition charge is not sufficient to pay all RTC charges in respect of both the 1999 rate reduction certificates and the BEC Funding II, LLC notes, the transition charge will be allocated pro rata among the RTC charges based on the relative amounts of the RTC charges.

At the time of the issuance of the certificates, Commonwealth Electric’s transition charge is expected to be 2.66 cents/kilowatt-hour. This includes a projected initial RTC charge of 1.8 cents/kilowatt-hour in respect of the CEC Funding, LLC notes which is expected to decline as the CEC Funding, LLC notes are paid. The projected initial RTC Charge is expected to be approximately 11% of the average total rate paid by customers of Commonwealth Electric who do not purchase electric generation service from third party suppliers.

The financing order provides that the Boston Edison and Commonwealth Electric transition charges will not be reduced below their respective RTC charges, although each RTC charge is still restricted by the applicable transition charge cap set forth above. If an RTC charge needs to be increased above the transition charge then in effect, the filing of a true-up advice letter filed by the affected note issuer with the Department of Telecommunications and Energy to increase its RTC charge will also effect an increase in the transition charge, within the limits of the caps described above. See “Description of the Transition Property—Transition Charge.”

Limited rights and remedies may impair ability to realize on collateral.

If there is an event of default on the notes of a note issuer, and the note trustee elects, or is directed by the holders of the notes, to foreclose on the transition property of that note issuer, the note trustee is unlikely to be able to resell the transition property because of its unique nature. In addition, although the seller of that transition property is required to repurchase that transition property for a price equal to the outstanding principal amount of the notes and accrued interest thereon under the limited circumstances described in “Description of the Transition Property—Seller Representations and Warranties and Repurchase Obligation,” we cannot assure you that the seller would be able to repurchase the transition property if it were required to do so.

The requirement to repurchase the transition property of a note issuer would arise if, among other things, there has been a breach of the related seller’s representations and warranties as of the closing date that:

•	the financing order under which the transition property has been created is in full force and effect and the issuance advice letter for that note issuer has been filed in accordance with the financing order;

•	the process by which the financing order was adopted and approved, and the financing order and issuance advice letter, comply with all applicable laws, rules and regulations;

•	the certificateholders are entitled to the protections of the restructuring statute and, accordingly, the financing order is not revocable by the Massachusetts Department of Telecommunications and Energy; or

•	the transition property constitutes a property right,

but only if a breach continues beyond a 90-day grace period and has a material adverse effect on certificateholders. See “Description of the Transition Property—Seller Representations and Warranties and Repurchase Obligation.”

A seller will not be in breach of the representations and warranties in its sale agreement as a result of a change in law by legislative enactment, constitutional amendment or initiative petition. A repeal of the statute, an amendment voiding the transition property or the adoption of a federal statute prohibiting the recovery of transition costs are examples of changes in law. If any change in law were to occur, the servicers, on behalf of the certificateholders, would be required to bring legal action, at the note issuers’ expense, seeking to overturn the change. Any litigation may adversely affect the price and the resale market for the certificates.

Additional Issuances of Certificates May Affect Payments on Outstanding Certificates.

The issuance of other certificates on behalf of either Boston Edison or Commonwealth Electric by a separate trust might delay or reduce the distributions that you receive on the certificates, because the revenues arising from Boston Edison’s or Commonwealth Electric’s transition charge will be shared among the various issuances of notes supporting such certificates, including, in the case of Boston Edison, the RTC charge associated with the 1999 rate reduction certificates. As a result, if collections of the transition charge are insufficient to pay interest on, and principal of, the notes supporting each series of outstanding certificates, the notes of that note issuer supporting the certificates offered hereby will only receive their pro rata portion of the collections according to the ratio of the RTC charges otherwise applicable to the separate series of notes. Further, the affected servicer may not ultimately be able to increase the RTC charge for the notes of its note issuer to generate revenues sufficient to pay the fees and expenses of servicing and retiring such notes and its allocable portion of the certificates and interest on and principal of its allocable portion of such notes. The terms of any new issuance of certificates secured by the remaining portion of a Company’s transition charge will not require the prior review or consent of certificateholders. Boston Edison and Commonwealth Electric have, however, agreed in the transition property sale agreements not to sell other transition property to secure another issuance of notes and, in turn, another issuance of certificates if it would cause the then existing ratings on the certificates to be downgraded.

Problems with the servicing of transition property may cause payment delays or losses.

Change in servicer may lead to payment delays or losses.

If, as a result of insolvency or liquidation or otherwise, either Boston Edison or Commonwealth Electric were to cease servicing the transition property of its note issuer, determining any adjustments to the related RTC charge or collecting payments arising from that RTC charge, it may be difficult to find a suitable successor servicer. As a result, the timing of recovery of payments arising from the RTC charge could be delayed. Each note issuer will rely on its servicer to determine any adjustments to the related RTC charge and for customer billing and collection. Any successor servicer may have less experience than Boston Edison and Commonwealth Electric and less capable forecasting, billing and collection systems than those employed by Boston Edison and Commonwealth Electric. Given the complexity of the tasks to be performed by the servicers and the expertise required, a successor servicer may experience difficulties in collecting payments arising from the RTC charge and determining appropriate adjustments to the RTC charge.

The servicing fee would likely increase if a note issuer were to engage a successor servicer. In addition, any successor servicer under current law may not be able to invoke the remedy of shutting off service to a customer for nonpayment of the RTC charge and thus may experience higher delinquencies. Also, a change in the servicer will cause payment instructions to change, which may lead to a period of disruption in which customers continue to remit payment according to the former payment instructions, resulting in delays in collection that could result in payment delays on the certificates.

Billing of any RTC charge by third parties in the future may cause delays in remittances.

The Massachusetts legislature has from time to time considered creating a competitive market by allowing third parties to engage in billing, metering and information services for utility customers. If a third party were allowed to bill, collect and remit the RTC charge to a servicer, there would be a greater risk that the servicer would receive payments arising from the RTC charge later than it otherwise would. The risk of nonpayment due to default, bankruptcy or insolvency of the third party holding the funds would increase the longer that the delay in receipt of payment lasts. Third party billing also places increased information requirements on a servicer. The servicers have the responsibility of accounting for payments arising from the RTC charges supporting the notes regardless of which entity bills customers for the RTC charge.

Under the financing order, any third party that bills and collects payments arising from the RTC charge will be required to pay these amounts, regardless of whether payments are received from customers, within 15 days after the servicer’s bill to the third party. The third party will, in effect, replace the customer as the obligor for these amounts, and a servicer, on behalf of a note issuer, will have no right to collect the payments arising from the RTC charge from the customer. Therefore, a servicer will be relying on the credit of the third party, rather than on the credit of the customers. In addition, to the extent that a few third parties bill and collect the RTC charge, a note issuer may be relying on a small number of third parties, rather than a large number of customers, to remit payments arising from the RTC charge. In this case, a default in the remittance of payments arising from the RTC charge by a single third party that bills and collects the RTC charge from a large number of customers may adversely affect the timing of distributions on the certificates. See “Servicing—Third Party Billers.”

Neither Boston Edison, Commonwealth Electric nor a successor servicer will pay any shortfalls resulting from the failure of any third party to remit payments arising from the RTC charge to a servicer. Although such servicer will take into account revenue shortfalls arising from a default by a third party biller when periodically adjusting the RTC charge, any shortfalls that occur may cause delays in distributions on the certificates.

Bankruptcy and Creditors’ Rights Issues

The Bankruptcy of a seller could delay or reduce payments on the notes of its related note issuer and, hence, an allocable portion of the certificates and adversely affect the ability to resell the transition property of that note issuer.

If a seller were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the seller or the seller itself as debtor in possession were to take the position that the transition property constituted property of the seller’s bankruptcy estate, and a court were to adopt this position, then delays or reductions in payments on notes of the related note issuer, and therefore an allocable portion of the certificates, could result. For example, a creditor or bankruptcy trustee of a seller or the seller itself as debtor in possession might argue that, contrary to Massachusetts law as set forth in the restructuring statutes, the sale of the transition property to its note issuer was a loan to the seller from the note issuer, secured by a pledge of the transition property. If the bankruptcy court accepted that argument, the transition property would be property of the bankruptcy estate of the seller, the exercise of rights of the note issuer in respect of the transition property would be subject to the automatic stay that arises upon the commencement of the seller’s bankruptcy case, and the rights of the related note issuer as secured creditor would be subject to modification to the extent permitted under the Bankruptcy Code. Such modifications could include, among other things, reductions of the amounts of payment of interest and principal on the notes, delays in payments and alteration of other terms of the notes, leading to delays or reductions in payments on the certificates.

Generally, bankruptcy courts look to state law to create and define property interests held by a debtor in a bankruptcy case. The restructuring statute provides, among other things, that, from the time that the financing order becomes effective, the transition property as a whole exists and continues to exist as a property right. It also provides that where, as in the case of the transition property transferred by a seller to a note issuer, the governing documentation and the financing order provide that the sale shall be treated as an absolute transfer, as in a true sale, of all of the transferee’s right, title and interest in the transition property and not as a pledge or other financing, the transfer of the transition property shall be so treated as a matter of Massachusetts law.

Nevertheless, by reason of the so-called Supremacy Clause and Article I, Section 8, clause 4 of the United States Constitution, Congress has the right to enact bankruptcy legislation that could overturn or be inconsistent with the restructuring statute. Further, to the extent that a bankruptcy court determined that the provisions of the restructuring statute dealing with the creation and definition of the transition property, or the treatment of the sale of the transition property as an absolute transfer, as in a true sale, were in actual conflict with existing provisions of the Bankruptcy Code, the bankruptcy court could ignore those provisions of the restructuring statute and, among other things, determine that the transition property was property of the bankruptcy estate of the seller.

Under certain circumstances, a court might hold that, notwithstanding the creation and definition of transition property under Massachusetts law, the bankruptcy estate of a seller retains some interest in the transition property sufficient to justify the exercise by the seller’s bankruptcy court of jurisdiction over the transition property. In 2001, in the case of LTV Steel Company, Case No. 00-43866 in the United States Bankruptcy Court for the Northern District of Ohio, the court initially ruled that the debtor retained “some equitable interest” in securitized receivables and inventory sufficient to permit the bankruptcy court to authorize the debtor to use proceeds of such securitized assets as cash collateral for post-petition operations of the debtor. While the parties to the LTV Steel Company proceeding ultimately settled their disputes, and the court entered an order affirming the true sale nature of the underlying securitization, the initial ruling was not vacated. There is no assurance that a bankruptcy court in a bankruptcy case of a seller might not take a similar view, particularly if failure to do so would cause significant harm to continued operations of the seller, its ultimate reorganization under the Bankruptcy Code or other significant public interests, such as the delivery of electricity to consumers.

Because the RTC charge is a usage-based charge, if a seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession could argue that its related note issuer should pay a portion of the costs of the seller associated with the generation, transmission or distribution of the electricity the price of which gave rise to the payments arising from the RTC charge that are used to make distributions on the note issuer’s notes and an allocable portion of the certificates. If a court were to adopt this position, the amounts paid to the note trustee, and thus to the holders of the certificates, could be reduced.

Regardless of whether a seller is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of the seller that transition property comes into existence only as customers use electricity, a tax, government lien or other lien on property of the seller arising before the transition property came into existence may have priority over the related note issuer’s interest in the transition property, which could result in the note issuer being treated as an unsecured creditor in the seller’s bankruptcy case and reduce the amounts distributed to certificateholders. See “Description of the Transition Property—Bankruptcy and Creditors’ Rights Issues.”

Regardless of whether the bankruptcy court made any adverse determination in a seller bankruptcy case, the mere fact of a seller bankruptcy case could have an adverse effect on the resale market for the certificates and the market value of the certificates.

Bankruptcy of a servicer or a third party biller could also delay or reduce payments.

The bankruptcy or insolvency of a servicer or a third party biller could result in delays or reductions in distributions on the certificates. Each of the servicers and any third party biller will remit payments arising from the respective RTC charges out of its general funds and will not segregate these amounts from its general funds. In the event of a bankruptcy of a servicer or a third party biller, the related note trustee likely will not have a perfected interest in commingled funds and the inclusion of the commingled funds in the bankruptcy estate of the affected servicer or third party biller may result in delays and reductions in distributions on the related note issuer’s notes and an allocable portion of the certificates. To the extent that a servicer had made payment of RTC charges out of commingled funds to the note issuer during a period of up to one year prior to the commencement of the bankruptcy case of the servicer, a trustee in bankruptcy of the servicer, or the servicer as debtor-in-possession, may contend that some portion or all of such payments are recoverable as preferences from the note issuer for the benefit of the bankruptcy estate of the servicer. If a bankruptcy court determined that such payments were preferences, and no applicable defenses to the recovery thereof was available, the note issuer could be required to repay such preferences to the bankruptcy estate of the servicer. In that event, the note issuer would have an unsecured claim against the bankruptcy estate of the servicer for the amounts that it had repaid to the estate of the servicer. Furthermore, if a servicer is in bankruptcy, it may stop performing its functions as servicer and it may be difficult to find a third party to act as successor servicer. See “—Problems with the servicing of transition property may cause payment delays or losses—Change in servicer may lead to payment delays or losses.”

Other risks associated with an investment in the certificates

Resale market is limited.

We cannot assure you that you will be able to resell the certificates or that a trading market for the certificates will develop or, if one does develop, that it will continue for the life of the certificates. We do not expect to list the certificates on any securities exchange.

High ratings do not mean that payments will be made on time.

You should understand that the ratings of the certificates issued by nationally recognized statistical rating organizations address only the likelihood of the ultimate distribution of principal by the legal maturity date and the timely distribution of interest on the certificates. A rating is not an indication that these rating organizations believe that principal payments are likely to be distributed on time according to the expected amortization schedule. You should not rely on ratings for that purpose.

Possibility of early redemption may lead to lower return on investment.

Each note issuer has the option to redeem all of its outstanding notes on any payment date if, after giving effect to the payments that would otherwise be made on that payment date, the outstanding principal balance of its notes would be less than five percent of the initial principal balance of such notes. In addition, a note issuer may be required to redeem its notes if the related seller is required to repurchase the transition property of the note issuer as a result of a breach of the seller’s representations and warranties in the sale agreement as described under “Description of the Transition Property—Seller Representations and Warranties and Repurchase Obligation.” Redemption of the notes of a note issuer will require the certificate trustee to redeem an allocable amount of the certificates, which will cause an allocable portion of the certificates to be retired earlier than would otherwise be expected. We cannot predict whether either note issuer will redeem its notes, or whether you will be able to receive an equivalent rate of return on reinvestment of the proceeds arising from any redemption.

DEFINED TERMS

Capitalized terms used in this prospectus are defined in the glossary, which begins on page 98.

WHERE YOU CAN FIND MORE INFORMATION

BEC Funding II, LLC and CEC Funding, LLC, the note issuers, have jointly filed a registration statement relating to the certificates and the notes with the Securities and Exchange Commission. This prospectus is a part of the registration statement. This prospectus, together with the prospectus supplement, describes the material terms of some of the documents filed as an exhibit to the registration statement. This prospectus and the prospectus supplement do not, however, contain all of the information contained in the registration statement and related exhibits. The SEC maintains an Internet site that contains reports, proxy statements and other information about issuers, like BEC Funding II, LLC and CEC Funding, LLC. The address of that site is:

http://www.sec.gov.

Each of the note issuers will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. Periodic and current reports required to be filed by BEC Funding II, LLC and CEC Funding, LLC pursuant to the Exchange Act may be accessed on this site. The note issuers may stop filing periodic reports with the Commission at the beginning of any fiscal year following the issuance of the certificates if there are fewer than 300 holders of the certificates.

REPORTS TO HOLDERS

During any period when the trust issues the certificates in book-entry form, Boston Edison and Commonwealth Electric, acting as the servicers of the property securing the notes, or a successor servicer to either, will provide periodic reports concerning the certificates. You may obtain copies of the periodic reports by requesting them from your broker or dealer. If you are the registered holder of the certificates, you will receive the reports from the certificate trustee. See “Description of the Notes—Reports to Noteholders” and “Description of the Certificates—Reports to Certificateholders.”

INCORPORATION OF DOCUMENTS BY REFERENCE

All reports and other documents filed by the note issuers with the Securities and Exchange Commission after the date of this prospectus and prior to the termination of this offering will be incorporated by reference in this prospectus and considered to be part of this prospectus. Any statement in this prospectus or in the prospectus supplement, or in a document incorporated or deemed to be incorporated by reference, will be deemed to be modified or superseded if a note issuer files a document that modifies that statement. Any statement as modified or superseded shall constitute a part of this prospectus or the prospectus supplement.

You can request from either of the note issuers a free copy of any document incorporated by reference in the registration statement (except exhibits) or periodic reports prepared by the note issuers concerning the certificates by writing to BEC Funding II, LLC or CEC Funding, LLC at One NSTAR Way, Westwood, Massachusetts 02090, or by calling (781) 441-8900.

ENERGY DEREGULATION AND MASSACHUSETTS MARKET STRUCTURE

Historically, electric utilities operated as regulated monopolies in their service territories and were the primary generators, transmitters and distributors of electricity. In Massachusetts, the Massachusetts Department of Telecommunications and Energy set electric companies’ rates for this integrated service based upon their costs of providing services and allowing for a reasonable return on their prudent capital investments. Changes to the traditional legal and regulatory framework and market structure have occurred and are continuing at both the state and federal levels.

Statutory Overview

At the state level, the Massachusetts electric industry has changed dramatically because of the enactment of Chapter 164 of the Massachusetts Acts of 1997, referred to as the “restructuring statute” and the completion of related restructuring settlement agreements between the Department and Massachusetts electric companies. The restructuring statute was enacted in November 1997 and established a comprehensive framework for the restructuring of the Massachusetts electric industry. The restructuring statute required that on or before January 1, 1998, electric companies file a plan for restructuring their operations to allow for retail competition in electricity generation supply. See “—Settlement Agreement and Restructuring Plan.”

Under the restructuring statute, approval of an electric company’s restructuring plan permits an electric company to recover transition costs through a transition charge, which is a separate charge assessed to ratepayers based on consumption of electricity. Generally, transition costs consist of the costs of prudently incurred investments and obligations that an electric company may not be able to recover through market-based rates in a competitive electricity generation market. The restructuring statute requires that an electric company take reasonable steps to mitigate to the maximum extent possible the total amount of its transition costs. Approval of a restructuring plan by the Department means, among other things, that the Department has found reasonable mitigation of transition costs by the electric company submitting the plan. The restructuring statute also permits an electric company to cause a special purpose entity, such as BEC Funding II, LLC and CEC Funding, LLC, to issue securities, such as the certificates, through a financing entity such as the trust, secured by the revenues arising from a portion, which may be adjusted to become all, of its transition charge, if doing so will result in savings to ratepayers.

The restructuring statute also contemplates that an electric company’s customers will be permitted to contract with third party suppliers of electricity and that the company will continue to distribute electricity whether generated by itself or a third party supplier on a regulated basis. The restructuring statute allows retail customers to choose their electricity supplier beginning March 1, 1998. Customers who do not choose another electricity supplier may continue to buy electricity from the utility.

Settlement Agreement and Restructuring Plan

In 1998, the Department determined that Boston Edison’s settlement agreement and Commonwealth Electric’s restructuring plan both substantially complied with the provisions of the restructuring statute. The settlement agreement and the restructuring plan provide for, among other things, an accounting of Boston Edison’s and Commonwealth Electric’s transition costs, efforts to mitigate the transition costs and rates for electricity generation, transmission, distribution and other services. To meet rate reduction requirements in the respective plans and to mitigate the amount of their respective transition costs, Boston Edison and Commonwealth Electric have divested their fossil generating assets and their nuclear generation assets. As part of the restructuring plans, the companies’ rates include a transition charge designed to recover their transition costs.

Exit Charges

Although an RTC charge is nonbypassable, meaning that customers must pay it whether or not they purchase energy from the distribution company or a third party supplier of energy, and whether or not their distribution system is being operated by the original distribution company or a successor distribution company, customers may reduce their electricity usage through the use of on-site generation or cogeneration equipment. As a result, revenues generated by an RTC charge may decrease. The restructuring statute contemplates that a customer that reduces purchases of electricity through the operation of, or purchases from operators of, on-site generation or cogeneration equipment may be required to pay an exit charge. A servicer would remit to the note trustee a pro rata portion of the exit charge based on the amount attributable to the RTC charge. However, a customer will not have to pay an exit charge if:

•	the customer provided less than or equal to ten percent of the annual gross revenues collected by Boston Edison or Commonwealth Electric, as the case may be (or a successor distribution company) in the year prior to the customer leaving the distribution system; provided, that if two or more customers who, at any time within a 36-month period, leave the distribution system, represent in the aggregate ten percent or more of the annual gross revenues collected by Boston Edison or Commonwealth Electric, as the case may be (or a successor distribution company) in the year prior to exit from the distribution system, these customers will pay an exit charge based upon that portion of the annual gross revenues that is above ten percent;

•	the customer reduces purchases through the operation of, or purchases from, on-site renewable energy technologies, fuel cells or cogeneration equipment with a combined heat and power system efficiency of at least 50%; or

•	the customer reduces purchases through the operation of, or purchases from, an on-site generation or cogeneration facility of 60 kilowatts or less.

Any exit charge may be equal to but no greater than the expected value of the transition charge payments the customer would have paid but for the operation of on-site generation or cogeneration equipment. If the Department determines that on-site generation and cogeneration activities will cause a decrease in future purchases of electricity and transition charge payments and that a decrease will have a significant adverse impact on electric bills to be paid by other customers in Boston Edison’s or Commonwealth Electric’s, or a successor distribution company’s, service territory during the remaining period of transition cost recovery, then the Department may order an exit charge to be paid upon terms and criteria as it determines, notwithstanding the exceptions listed above.

Reconciliation

The restructuring statute also provides that the Department will review, at intervals of not less than every 18 months from the date of the financing order, each financing order creating an irrevocable right for an electric company to recover a portion, which may become all, of its transition charge to pay interest on, and principal of, electric rate reduction bonds, such as the certificates. The review will be limited to a comparison of assumed transition costs based on assumed mitigation to the actual transition costs determined through actual mitigation. If the amount of transition costs authorized to be recovered through a financing order exceeds the actual amount of those transition costs, then the electric company will compensate ratepayers with a uniform rate credit based on usage that in total equals the amount of the excess. The financing order provides that any such reconciliation or adjustment will not affect the RTC charge.

Third Party Billing Options

The restructuring statute authorized and directed the Department to commence an investigation and study of whether metering, meter maintenance and testing, customer billing and information services should be unbundled from other services provided by an electric distribution company like Boston Edison or Commonwealth Electric and provided through a competitive market. The study was also required to include an investigation and review of whether the exclusivity of electric company distribution service territories should be terminated or altered in any manner. On December 29, 2000, the Department delivered its report to the Massachusetts legislature. With respect to customer billing, the Department concluded that billing-related services should not be unbundled from other monopoly services provided by distribution companies and provided in a competitive market because of, among other issues, the complexity to implement a competitive billing system and the fact that such a system may not result in cost savings for customers. However, it did recognize that the availability of a single billing option could assist in the development of a competitive generation market by allowing competitive generation suppliers the ability to send a single electric bill to their customers, as opposed to having the distribution company include the supplier’s charges in the distribution company’s bill. In May, 2001, the Department opened proceedings to investigate the manner in which a supplier single bill option may be made available to customers and suppliers. However, in December, 2001, the Department determined that it did not have the power to authorize a single supplier billing option. In the event that the Massachusetts legislature were to adopt legislation to allow a third party supplier single billing option, the Department’s financing order issued to Boston Edison and Commonwealth Electric provides credit and remittance criteria for third party billers to accommodate the billing of the RTC charge by competitive generation suppliers. See “Risk Factors—Problems with the servicing of transition property may cause payment delays or losses—Billing of the RTC charge by third parties may cause delays in remittances.”

Federal Initiatives

In addition to the changes occurring in the Massachusetts market and regulatory environment discussed throughout this section, federal legislative efforts may also significantly alter the national market for electricity. For example, at the federal level, the National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the Federal Energy Regulatory Commission to mandate access to electric transmission systems by wholesale power generators. See “Risk Factors—Possible federal preemption of the restructuring statute may prohibit recovery of the RTC charge.”

DESCRIPTION OF THE TRANSITION PROPERTY

The restructuring statute, Boston Edison’s settlement agreement and Commonwealth Electric’s restructuring plan approved by the Massachusetts Department of Telecommunications and Energy permit the companies to recover transition costs through the assessment of a transition charge, although both Boston Edison and Commonwealth Electric have a duty to mitigate their transition costs. Examples of transition costs include the costs of electricity generation facilities, power purchase contracts with third-party generators of electricity and regulatory assets. Regulatory assets reflect incurred costs that otherwise would have been expensed, but have been capitalized because those costs probably would have been recovered in future rates under the traditional ratemaking structure.

Financing Order and Issuance Advice Letters

The restructuring statute authorizes the Department to issue a financing order, which is a regulatory order that approves the amount of an electric utility’s transition costs that it is permitted to finance through the issuance of electric rate reduction bonds, such as the certificates. On August 31, 2004, Boston Edison and Commonwealth Electric filed a joint petition for a financing order with the Department. The Department issued a financing order dated January 21, 2005, which authorizes the issuance of approximately $675 million aggregate principal amount of the certificates, although the companies must still demonstrate savings to their respective ratepayers as a condition to issuance.

The financing order, together with the issuance advice letters, establishes, among other things, the RTC charge for each company, to recover its reimbursable transition costs amounts as specified in the financing order. The RTC charge of each company is nonbypassable in that customers must pay it whether or not they purchase energy from Boston Edison or Commonwealth Electric, or a third party supplier of energy, and whether or not their distribution system is being operated by Boston Edison, Commonwealth Electric or a successor distribution company. The restructuring statute provides that the right to collect payments based on the RTC charge is a property right which may be pledged, assigned or sold in connection with the issuance of the certificates. Under the statute and the financing order, the owner of the transition property is entitled to assess the RTC charge until it has received payments from customers sufficient to retire all outstanding notes and to pay fees and expenses of servicing and retiring the notes and its allocable portion of the certificates. The RTC charge, as adjusted from time to time, is a portion, which may become all, of the transition charge and will be expressed as an amount per kilowatt-hour of electricity usage by a customer. The RTC charge will not be separately identified on customer bills, although customer bills will note that a portion of the transition charge has been sold to the applicable note issuer.

The financing order requires each of the sellers to submit an issuance advice letter relating to the notes and the certificates to the Department. The issuance advice letters will establish final terms and conditions of the notes and certificates and the initial RTC charge for each company, and will become effective when each is filed with the Department. The financing order permits the servicers to file requests, referred to as true-up advice letters, to adjust up or down the RTC charges at various times to enhance the likelihood of retirement of each class of notes, and hence the related classes of certificates, on a timely basis. See “—Adjustments to the RTC Charge.”

Transition Property

The transition property is a property right consisting of the right, title and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the RTC charge. The notes of each note issuer will be secured by transition property, as well as the other note collateral described under “Description of the Notes—Security.”

Transition Charge

The transition charge of each company is designed to recover on a fully reconciling basis all of its transition costs. The transition charge is the rate mechanism through which each of Boston Edison and Commonwealth Electric is allowed to recover its respective transition costs. It is determined according to the methodology specified in Boston Edison’s settlement agreement and Commonwealth Electric’s restructuring plan, and subsequent proceedings before the Department under the settlement agreement and the restructuring plan. The transition charge of each company may increase or decrease as a result of the variable component described below, but may not exceed 3.35 cents/kilowatt-hour in the case of Boston Edison and 4.08 cents/kilowatt-hour in the case of Commonwealth Electric. Each RTC charge will constitute a portion of the transition charge as approved by the Department. Each RTC charge may increase, but will not exceed the transition charge. See “Risk Factors—Cap on RTC charge may lead to insufficient revenues to make payments.”

The transition charge of each company consists of both a fixed and a variable component. The fixed component consists of the portion of the transition costs whose amounts have been set at the time of the settlement agreement or the restructuring plan, as the case may be, or in subsequent proceedings. In general, the dollar amounts of the fixed component do not change. The fixed component of the transition charge is generally composed of the net balance of the companies’ unrecovered investment in their respective fossil generation assets, net of proceeds relating to the divestiture of generation assets, and related regulatory assets. For Boston Edison, its current RTC charge provides for the amortization of principal, interest and expenses of the 1999 rate reduction certificates, which comprises the entirety of the fixed component of its transition charge.

The variable component of the transition costs is reconciled to the actual amounts and vary over time. The following are examples of transition costs included in the variable component of the transition charge:

•	above-market payments to power suppliers under the companies’ long-term power purchase contracts;

•	above-market fuel transportation costs;

•	payments by the companies to compensate municipalities for the loss of property tax revenues relating to the divestiture of generating assets;

•	gains made on the sale of property;

•	credits to retail customers relating to wholesale sales; and

•	costs associated with litigation relating to former generating assets.

The transition charge may increase or decrease while the certificates are outstanding because the amount of the variable component will fluctuate.

Adjustments to the RTC Charge

Initially and during the life of the notes of a note issuer, at least annually the related servicer will calculate and set the RTC charge for a note issuer at a level estimated to generate revenues sufficient to pay fees and expenses of servicing and retiring the notes of the note issuer and an allocable portion of the certificates, to pay interest on, and principal of, the notes and, hence, an allocable portion of the certificates and to fund and replenish other subaccounts of the note issuer as required for the upcoming year. A servicer will increase or decrease the RTC charge for its note issuer over the life of the note issuer’s notes as a result of several factors, including:

•	changes in electricity sales forecasts;

•	changes in weighted average days outstanding of customer receivables and charge-off experience (including defaults by third party billers);

•	changes in any ongoing fees, costs and expenses related to the notes and the certificates; and

•	unpaid interest on or deferred principal of the notes.

If a servicer estimates that the RTC charge in effect at any given time will collect payments in excess of that necessary to meet required payments, then the servicer may, through an adjustment by filing a true-up advice letter, reduce the RTC charge. The adjustments to the RTC charge will continue until all interest on, and principal of, all classes of notes of the related note issuer, and, hence, an allocable portion of the related classes of certificates, have been paid or distributed in full.

The RTC charge will initially be a portion (which may be adjusted to be all) of Boston Edison’s or Commonwealth Electric’s transition charge as approved by the Department. The financing order provides that the transition charge will not be reduced below the RTC charge, although the RTC charge is still limited by the caps of 3.35 and 4.08 cents/kilowatt-hour, for Boston Edison and Commonwealth Electric, respectively. If the RTC charge needs to be increased above the transition charge then in effect, the filing of a true-up advice letter with the Department to increase the RTC charge will also effect an increase in the transition charge, within the limits of the cap described above. If either Boston Edison or Commonwealth Electric is not allowed to collect on a current basis any rate or charge that it would otherwise be entitled to collect, the portion of these rates or charges not collected on a current basis shall be deferred at the carrying charge in effect for those charges.

The financing order provides that the servicers will each file true-up advice letters periodically as follows:

•	a servicer will file a routine true-up advice letter with the Department annually, with resulting adjustments up or down to the RTC charge to become effective on the first day of the next succeeding calendar month, or the date as may be specified in the true-up advice letter, so long as the effective date is at least 15 days after the filing of the true-up advice letter;

•	a servicer may file a routine true-up advice letter with the Department before the end of any calendar quarter or payment date, with resulting adjustments up or down to the RTC charge to become effective on the first day of the next succeeding calendar month, or the date as may be specified in the true-up advice letter, so long as the effective date is at least 15 days after the filing of the true-up advice letter;

•	a servicer will file a non-routine true-up advice letter with the Department if the method it uses to calculate the RTC charge requires modifications to more accurately project and generate adequate revenues, with the modifications to become effective when reviewed and approved by the Department within 60 days after filing.

True-up advice letters will take into account amounts available in a note issuer’s general subaccount and reserve subaccount, and amounts necessary to fund the overcollateralization subaccount and to replenish the capital subaccount to their required levels, in addition to amounts payable on the notes and related fees and expenses.

Pledge by the Commonwealth of Massachusetts

The restructuring legislation contains a pledge and agreement by the Commonwealth of Massachusetts with the note issuers, the trust and the certificateholders that it will not alter the provisions of the restructuring statute that make the RTC charges irrevocable and binding or limit or alter the transition properties or the financing order until the certificates are fully paid and discharged.

Sale and Assignment of Transition Property

The sellers have agreed in the transition property sale agreements not to sell transition property to secure another issuance of notes, and, in turn, certificates, if it would cause the then existing ratings on the certificates from Standard & Poors and Moody’s to be downgraded.

On the issuance date of the certificates, each seller will sell and assign to a note issuer, without recourse, its entire interest in its transition property. Each note issuer will apply the net proceeds from the sale of its notes to the trust to purchase its transition property. Each seller’s financial statements will indicate that it is not the owner of the transition property. However, for financial reporting and tax purposes a seller will treat the notes as representing debt of such seller.

Seller Representations and Warranties and Repurchase Obligation

In the transition property sale agreements, each of the sellers will separately represent and warrant to its note issuer, as of the closing date, among other things, that:

(a)	the information describing such seller in “The Sellers and Servicers” section of the prospectus is correct in all material respects;

(b)	the seller has transferred the transition property, free and clear of all security interests, liens, charges and encumbrances (other than any created by Section 1H(e) of Chapter 164 of the Massachusetts General Laws and any in favor of the note issuer);

(c)	the transition property has been validly transferred and sold to the note issuer and all filings (including filings with the Massachusetts Department of Telecommunications and Energy under the statute) necessary in any jurisdiction to give the note issuer a valid, perfected ownership interest (subject to any lien created by Section 1H(e) of Chapter 164 of the Massachusetts General Laws) in the transition property have been made;

(d)	under the laws of The Commonwealth of Massachusetts (including the statute) and the United States in effect on the closing date:

•	the financing order pursuant to which the transition property has been created is in full force and effect;

•	the certificateholders are entitled to the protections of the statute and, accordingly, the financing order is not revocable by the Department;

•	the Commonwealth of Massachusetts may not alter the provisions of the restructuring statute that make the RTC charge irrevocable and binding, limit or alter the transition property, the financing order and all rights thereunder, in a manner that would substantially impair the rights of certificateholders, absent a demonstration by the Commonwealth of Massachusetts that an impairment is narrowly-tailored and is necessary to advance an important public interest, such as a “great public calamity,” until the notes, together with accrued interest, are fully met and discharged;

•	the process by which the financing order was adopted and approved, and the financing order and issuance advice letter themselves, comply with all applicable laws, rules and regulations;

•	the issuance advice letter has been filed in accordance with the financing order;

•	the Department may not, either by rescinding, altering or amending the financing order, in any way reduce or impair the value of the transition property either directly or indirectly by taking reimbursable transition costs amounts into account when setting other rates for the seller, in a manner that would substantially impair the rights of certificateholders, absent a demonstration by The Commonwealth of Massachusetts that an impairment is narrowly-tailored and is necessary to advance an important public interest, such as a “great public calamity,” until the certificates, together with accrued interest, are fully met and discharged; and

•	no other approval or filing with any other governmental body is required in connection with the creation of the transition property, except those that have been obtained or made;

(e)	based on information available to the seller on the closing date, the assumptions used in calculating the initial RTC charge are reasonable and are made in good faith;

(f)	on the effectiveness of the financing order and the issuance advice letter:

•	all of the transition property constitutes an existing property right;

•	the transition property consists of the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the RTC charge, as adjusted from time to time pursuant to the financing order, and all rights to obtain adjustments to the RTC charge pursuant to the financing order; and

•	the owner of the transition property is legally entitled to collect payments arising from the RTC charge in the aggregate sufficient to pay the interest on and principal of the notes of the note issuer, to pay the fees and expenses of servicing the notes and an allocable portion of the certificates, to replenish the capital subaccount to the required capital level and to fund the overcollateralization subaccount to the required overcollateralization level until the notes are paid in full;

(g)	the seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with the requisite corporate power and authority to own its properties as owned on the closing date and to conduct its business as conducted by it on the closing date and to execute, deliver and perform the terms of the sale agreement;

(h)	the execution, delivery and performance of the sale agreement have been duly authorized by all necessary corporate action on the part of the seller;

(i)	the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or law;

(j)	the consummation of the transactions contemplated by the sale agreement do not conflict with the seller’s articles of organization or by-laws or any material agreement to which the seller is a party or bound, result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of a material agreement (other than any that may be granted under the transaction documents or any lien created by Section 1H(e) of Chapter 164 of the Massachusetts General Laws) or violate any existing law or any existing order, rule or regulation applicable to the seller;

(k)	no governmental approvals, authorizations, consents, orders or other actions or filings are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made; and

(l)	except as disclosed to the note issuer, no court or administrative proceeding is pending and, to the seller’s knowledge, no court or administrative proceeding is threatened and, to the seller’s knowledge, no investigation is pending or threatened:

•	asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the sale agreement;

•	seeking a determination that might materially and adversely affect the performance by the seller of its obligations under the sale agreement; or

•	which might adversely affect the federal or state income tax classification of the notes or the certificates as debt.

Notwithstanding the above, the sellers will not be in breach of a representation or warranty due to a change in law and will not represent or warrant that any amounts actually collected arising from the RTC charges will in fact be sufficient to meet payment obligations on the notes or that assumptions made in calculating the RTC charges will in fact be realized.

In the event of a breach by a seller of any representation specified in clause (d) or clause (f) above that has a material adverse effect on the certificateholders, such seller will be obligated to repurchase the related transition property from its note issuer at a purchase price equal to the outstanding principal amount of the notes of the note issuer and all accrued and unpaid interest, excluding any premium or penalty of any kind; provided, however, that the seller shall not be obligated to repurchase the transition property if:

(a)	within 90 days after the date of the occurrence of the breach, the breach is cured or the seller takes remedial action so that there is not and will not be a material adverse effect on the certificateholders as a result of the breach; and

(b)	the seller either:

•	had, immediately prior to the breach, a long term debt rating of at least “A3” by Moody’s Investors Service, Inc. and “BBB” by Standard & Poor’s, and enters into a binding agreement with the note issuer to pay any amounts necessary so that all interest payments due on the notes during the 90-day period will be paid in full; or

•	does not have these long term debt ratings immediately prior to the breach, and, within two business days after the occurrence of the breach, deposits an amount in escrow with the note trustee sufficient to pay all interest payments, taking into account amounts available in the collection account, which will become due on the notes during the 90-day period.

Any escrowed amounts will be used by the note trustees to make interest payments if there are not sufficient funds otherwise available. The transition property sale agreements provide that any change in the law by legislative enactment, constitutional amendment or initiative petition that renders any of the representations and warranties untrue would not constitute a breach under the sale agreements.

In the event of a breach by a seller of any other representation or warranty specified in clauses (b), (c), (g), (h), (i) or (j) above that has a material adverse effect on the certificateholders, if, within 90 days after the date of the breach, the breach has not been cured and the seller has not taken remedial action so that there is not and will not be a material adverse effect on the certificateholders as a result of the breach, then the seller shall be required to repurchase the transition property from its note issuer for the repurchase price described above. After the payment by the seller of the repurchase price, no person or entity shall have any other claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below.

In the event of a seller’s willful misconduct or gross negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach of any representation or warranty in the sale agreement other than those that trigger the seller’s repurchase obligation, the seller shall be required to indemnify, defend and hold harmless its note issuer, the holders of the notes of the note issuer and the certificateholders against any costs, expenses, losses, claims, damages and liabilities incurred as a result of the breach, except to the extent of any cost, expenses, losses, claims, damages and liabilities either resulting from the willful misconduct or gross negligence of such indemnified person or resulting from a breach of a representation and warranty made by such indemnified person in any transaction document that gives rise to the seller’s breach; provided, however, that the noteholders and the certificateholders may only enforce their rights against the seller through an action brought by the note trustee or the certificate trustee, as the case may be; and, provided, further, that the seller may, at its election and in full satisfaction of its indemnity obligation, repurchase the transition property from its note issuer at the repurchase price described above, in which case no person or entity shall have any claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below. The remedies provided for in the sale agreement are the sole and exclusive remedies of the note issuer, the note trustee (for the benefit of the noteholders) and the certificate trustee (for the benefit of the certificateholders) against the seller for breach of its representations and warranties in the sale agreement.

In addition, a seller shall indemnify and hold harmless the related note trustee, the Delaware trustee, the certificate trustee, the trust, the state agencies and any of their respective affiliates, officials, officers, directors, employees and agents against any expenses (including legal fees and expenses), losses, claims, taxes, damages and liabilities incurred by any of these persons as a result of the seller’s willful misconduct or gross negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach in any material respect by the seller of its representations and warranties in the sale agreement, except to the extent of amounts either resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by the indemnified person in the transaction documents that gives rise to the seller’s breach.

Each seller will also agree to take any legal or administrative action, including defending against or instituting and pursuing legal actions, as may be reasonably necessary to protect its note issuer, the noteholders and the certificateholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued would result in a breach of any representation described above. A seller shall be entitled to be reimbursed by its note issuer for the costs and expenses of taking these actions. The seller will also agree that they will not at any time assert any security interest, lien, charge or encumbrance against the transition properties.

Relationship to Massachusetts RRB Special Purpose Trust BEC-1 Rate Reduction Certificates

On July 29, 1999, Massachusetts RRB Special Purpose Trust BEC-1 issued $725 million of rate reduction certificates to finance certain transition costs amounts of Boston Edison. As of December 31, 2004 approximately $350 million of the 1999 rate reduction certificates remained outstanding, net of deposits held in trust. Issuance of the certificates offered by this prospectus and any prospectus supplement does not require the prior approval of the holders of the 1999 rate reduction certificates. However, the certificates may not be issued if it would cause the then existing ratings on the 1999 rate reduction certificates to be downgraded. See, “Risk Factors—Additional Issuances Of Certificates May Affect Payments On Outstanding Certificates.”

The certificates will be payable from RTC charges related to transition property that is separate from the transition property for the 1999 rate reduction certificates. A further RTC charge, in addition to the RTC charge supporting the 1999 rate reduction certificates, will be imposed on customers of Boston Edison in connection with the issuance of the BEC Funding II, LLC notes and the certificates.

The BEC Funding II, LLC notes will be secured by note collateral separate from the note collateral securing the 1999 rate reduction certificates. In the event that during any period the Boston Edison transition charge is not sufficient to pay all RTC charges in respect of both the 1999 rate reduction certificates and the BEC Funding II, LLC notes, the Boston Edison transition charge will be allocated pro rata among the RTC charges for the 1999 rate reduction certificates and the BEC Funding II, LLC notes based on the relative amounts of the RTC charges. See, “Risk Factors – Cap on RTC charge may lead to insufficient revenues to make payments.”

BANKRUPTCY AND CREDITORS’ RIGHTS ISSUES

True Sale

Each seller will represent and warrant in its sale agreement that the transfer of the transition property to its note issuer is a valid sale and assignment of the transition property from the seller to the note issuer. Each seller will also represent and warrant that it will take the appropriate actions under the statute to perfect this sale. The restructuring statute provides that the transactions described in the sale agreement shall constitute an absolute, as in a true sale of the transition property to the note issuer, and the seller and the note issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal income tax purposes the transactions will be treated as debt of the seller.

Should the transfer of the transition property to a note issuer be recharacterized, in a bankruptcy case of the seller or otherwise, as a borrowing by the seller, the restructuring statute provides that there is a perfected first priority statutory lien on the transition property that secures all obligations to the certificateholders. In addition, in the sale agreement, the seller grants to the note issuer a security interest in the transition property and covenants that it will take appropriate actions to perfect the security interest, although the seller takes the position that it has no rights in the transition property to which a security interest could attach.

A creditor or bankruptcy trustee of a seller or a seller itself as debtor in possession might argue that, contrary to Massachusetts law as set forth in the restructuring statute, the sale of the transition property to its note issuer was a loan to the seller from the related note issuer, secured by a pledge of the transition property. If the bankruptcy court accepted that argument or other arguments that the seller retained an interest of some kind in the transition property, the transition property could be treated as property of the bankruptcy estate of the seller or in which the bankruptcy estate had an interest, the exercise of rights of the related note issuer in respect of the transition property would be subject to the automatic stay that arises upon the commencement of the seller’s bankruptcy case, and the rights of the note issuer as secured creditor would be subject to modification to the extent permitted under the Bankruptcy Code. Such modifications could include, among other things, reductions of the amounts of payment of interest and principal on the notes, delays in time of payments and alteration of other terms of the notes, leading to delays or reductions in payments on the certificates.

Under the restructuring statute and the financing order, on the effective date of an issuance advice letter, the transition property identified in the issuance advice letter constitutes a property right that continuously exists as property for all purposes. Nonetheless, if a seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession, may attempt to take the position that, because the payments based on the RTC charge are usage-based charges, transition property comes into existence only as customers use electricity. If a court were to adopt this position, we cannot assure you that either the statutory lien created by the statute or the security interest granted in the sale agreement would be valid as to electricity consumed after the commencement of a bankruptcy case by or against the seller.

If a court were to determine that the transition property has not been sold to a note issuer, and that the statutory lien created by the restructuring statute and the security interest granted in the sale agreement are invalid against payments arising from the RTC charge that become collectible as a result of the consumption of electricity consumed after the commencement of a bankruptcy case of the seller, then the certificate trustee, as noteholder and for the benefit of holders of the certificates, would be an unsecured creditor of the seller, and delays or reductions in distributions on the certificates could result.

Whether or not the court determined that the transition property had been sold to a note issuer, the court may rule that any payments arising from the RTC charge that become collectible as a result of the consumption of electricity after the commencement of the related seller’s bankruptcy cannot be transferred to the note trustee or the certificate trustee, thus resulting in delays or reductions of distributions on the certificates.

To the extent that claims are made by a note issuer against the bankruptcy estate of a seller on the basis of contractual indemnity in its related sale agreement or any other documentation, such claims may be subject to significant requirements of proof of actual damage, may be subject to disallowance as contingent to the extent that actual damage has not yet occurred and may hold only the status of unsecured claims against the bankruptcy estate of the seller.

Substantive Consolidation

The sellers and the note issuers have taken steps to reduce the risk that in the event a seller or an affiliate of a seller were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the note issuer be substantively consolidated with those of the seller or an affiliate. These steps include the fact that each of the note issuers is a separate, special purpose limited liability company, the organizational documents of which provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its directors, including two directors independent of the seller. Nonetheless, these steps may not be completely effective, and thus if a seller or an affiliate of a seller were to become a debtor in a bankruptcy case, a court may order that the assets and liabilities of the note issuer be consolidated with those of the seller or an affiliate, thus resulting in delays or reductions in distributions on the certificates. Other factors that may tend to support consolidation include the ownership of a note issuer by a seller, the designation of officers or employees of a seller as directors, other than independent directors, of the note issuer and the existence of indemnities by a seller for some liabilities of the note issuer.

THE TRUST

The trust was formed by The Massachusetts Health and Educational Facilities Authority and the Massachusetts Development Finance Agency, doing business as MassDevelopment on January 26, 2005 specifically for the purpose of acquiring the notes from the note issuers and issuing the certificates offered by this prospectus and any prospectus supplement. The trust is a Delaware statutory trust. The Massachusetts Health and Educational Facilities Authority, MassDevelopment and The Bank of New York (Delaware), a Delaware banking corporation, not acting in its individual capacity but acting as the Delaware trustee on behalf of the trust, have entered into a declaration of trust to create the trust. The trust is not an agency or instrumentality of the Commonwealth of Massachusetts. The trust will have no assets other than the notes. The declaration of trust does not permit the trust to engage in any activities other than holding the notes, issuing the certificates and engaging in other related activities.

Each class of certificates will represent fractional pro rata undivided beneficial interests in the corresponding classes of notes of each of the note issuers, including all amounts due and to become due under the corresponding classes of notes of the note issuers, and will represent the right to receive the payments on the corresponding classes of notes of the note issuers. See “Description of the Certificates—Payments and Distributions.”

The note issuers, the Massachusetts Health and Educational Facilities Authority, MassDevelopment, the trust, the Delaware trustee and the certificate trustee will enter into a fee and indemnity agreement under which the note issuers will each pay an allocable portion of the Delaware trustee’s and the certificate trustee’s reasonable compensation and reasonable fees and expenses. The fee and indemnity agreement will further provide that the note issuers will indemnify the trust, the Delaware trustee, the certificate trustee, the Massachusetts Health and Educational Facilities Authority and MassDevelopment for, and hold them harmless against, among other things, any loss, liability or expense incurred by them arising from the failure of any party to perform its obligations under the various transaction documents.

The fiscal year of the trust will be the calendar year.

THE AGENCIES

The Massachusetts Health and Educational Facilities Authority is a body politic and corporate and a public instrumentality. The authority was created by the Massachusetts legislature in 1968 to assist institutions for higher education, schools for the handicapped, hospitals, other charitable institutions, and cultural institutions in the commonwealth to access low-cost capital to provide the facilities and structures which are needed to increase the commerce, welfare and prosperity and the improvement of the health and living conditions of the people of the Commonwealth of Massachusetts. MassDevelopment is a body politic and corporate and a public instrumentality of the Commonwealth of Massachusetts which is responsible for providing bond issuance, lending and real estate development services to promote economic development throughout Massachusetts. This agency was formally created in September 1998 by a legislative merger of the former Massachusetts Industrial Finance Agency and the Massachusetts Government Land Bank.

The restructuring statute contemplates state sponsorship of individual utility rate reduction bond issuances through the Massachusetts Health and Educational Facilities Authority and MassDevelopment. These state entities have participated in the structuring of the transaction relating to the issuance of the certificates and related matters.

The certificates do not represent an interest in, or an obligation of, the Commonwealth of Massachusetts, any governmental agency, authority or instrumentality of the Commonwealth of Massachusetts, Boston Edison, Commonwealth Electric, or any of their respective affiliates, except for the note issuers. None of these entities or the trust will guarantee or insure the certificates, the notes or the property securing the notes.

Neither the Commonwealth of Massachusetts nor any governmental agency, authority or instrumentality of the Commonwealth of Massachusetts nor Boston Edison, Commonwealth Electric, or any of their affiliates, except for the note issuers, will have any obligation relating to the certificates, the notes or the property securing the notes, except for the duties and obligations of Boston Edison and Commonwealth Electric as the sellers and the servicers of the transition property.

Neither the full faith and credit nor the taxing power of the Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of the Commonwealth of Massachusetts is pledged to the payment of principal of, or interest on, the certificates or the notes, or the payments securing the notes. Furthermore, neither the Commonwealth of Massachusetts nor any political subdivision, agency, authority or instrumentality of the Commonwealth of Massachusetts will appropriate any funds for the payment of any of the certificates or the notes.

THE NOTE ISSUERS

Each of the note issuers is a limited liability company organized under the laws of the State of Delaware. Boston Edison is the sole member of BEC Funding II, LLC and Commonwealth Electric is the sole member of CEC Funding, LLC. The principal executive office of each of the note issuers is located at One NSTAR Way, Westwood, Massachusetts 02090. The telephone number for each of the note issuers is (781) 441-8900. The sellers organized the note issuers for the limited purpose of holding and servicing the transition properties and issuing notes secured by the transition properties and the other note collateral and related activities. The note issuers’ organizational documents restrict them from engaging in other activities. The note issuers do not have any employees, but Boston Edison and Commonwealth Electric will provide their respective note issuer with administrative services and office space according to the terms of an administration agreement. The administration agreements require BEC Funding II, LLC to pay Boston Edison an administrative fee of $29,500 per year, and CEC Funding, LLC to pay Commonwealth Electric an administrative fee of $45,500, payable semi-annually, for as long as Boston Edison and Commonwealth Electric provide these services. The assets of the note issuers will consist primarily of the transition properties and the other collateral for their respective notes. In addition, the note issuers’ organizational documents require them to operate in a manner intended to reduce the likelihood that they would be consolidated in a seller’s bankruptcy estate if the seller becomes involved in a bankruptcy proceeding.

The note issuers are recently formed entities and, as of the date of this prospectus, have not carried on any business activities.

Officers And Directors

The business of each note issuer will be managed by a management committee consisting of five directors. Each of the note issuers will at all times have at least two directors who are, among other things, not and have not been a trustee in bankruptcy for NSTAR, Boston Edison or Commonwealth Electric, or any of their affiliates, and, together with family members, are not, and have not been a member, stockholder, partner, director, manager, officer, employee, customer, supplier of, or other person who derives more than ten percent of its purchases or revenues from its activities with, NSTAR, Boston Edison or Commonwealth Electric, or any of their affiliates (other than in their capacity as a director of the note issuers). The same people will serve as officers and directors of both note issuers. The following is a list of the officers and directors of the note issuers upon the closing of the offering:

Name	Age	Title
Thomas J. May	57	Chairman of Management Committee, President and Chief Executive Officer and Director
Douglas S. Horan	54	Senior Vice President/Strategy, Law and Policy, Clerk and General Counsel and Director
James J. Judge	49	Senior Vice President, Treasurer and Chief Financial Officer and Director
Robert J. Weafer, Jr.	58	Vice President, Controller and Chief Accounting Officer
Donald Anastasia	56	Assistant Treasurer
Philip J. Lembo	49	Assistant Treasurer
Emilie G. O’Neil	44	Assistant Treasurer
Richard J. Morrison	52	Assistant Clerk
Bernard J. Angelo	34	Director
Frank B. Bilotta	44	Director

All of the note issuers’ officers and directors, other than those directors who are independent of Boston Edison and Commonwealth Electric, and their affiliates, have served in their capacities since

October 13, 2004. The independent directors will begin to serve effective immediately prior to the closing of the offering. Pursuant to an agreement between Boston Edison, Commonwealth Electric and Global Securitization Services, pursuant to which Global Securitization Services has agreed to make Mr. Angelo and Mr. Bilotta available to the Companies as independent directors, the initial aggregate annual compensation for both of the independent directors will be $5,000. Any officer of a note issuer will serve at the discretion of the note issuer’s directors. The note issuers’ organizational documents provide that, to the extent permitted by law, no director or officer shall be personally liable to a note issuer for monetary damages for any act taken or omission made in good faith on behalf of such note issuer and in a manner reasonably believed to be within the scope of authority conferred on such officer or director, without gross negligence or willful misconduct. In addition, the organizational documents of the note issuers provides that, to the fullest extent permitted by law, they will indemnify their respective officers and directors against liabilities incurred in connection with their services on behalf of the note issuers for any act or omission performed or omitted by such officer or director in good faith on behalf of such note issuer and in a manner reasonably believed to be within the scope of authority conferred on such officer or director, without the gross negligence or willful misconduct. The officers and directors will devote as much time as is necessary to the affairs of the note issuers. The note issuers will have sufficient officers, directors and employees to carry on their business.

Thomas J. May is Chairman of the Management Committee, President and Chief Executive Officer and a director of the note issuers. Mr. May has been Chairman and Chief Executive Officer of NSTAR, the parent holding company for each of Boston Edison and Commonwealth Electric since 1999. In 2001, Mr. May also became President. Mr. May is a director of Bank of America, and Liberty Mutual Holding Company, Inc.

Douglas S. Horan is Senior Vice President/Strategy, Law and Policy, Clerk and General Counsel and a director of the note issuers. Mr. Horan has served as Senior Vice President/Strategy, Law and Policy, since 1999. In 2000, Mr. Horan also became Secretary/Clerk and General Counsel.

Robert J. Weafer, Jr. is the Vice President, Controller and Chief Accounting Officer of the note issuers. Since 1999, Mr. Weafer has been the Vice President, Controller and Chief Accounting Officer of NSTAR.

James J. Judge the Senior Vice President, Treasurer and Chief Financial Officer, and a director, of the note issuers. Mr. Judge has served as Senior Vice President and Chief Financial Officer of NSTAR since 1999. In 2000, Mr. Judge also became Treasurer of NSTAR.

Donald Anastasia is an Assistant Treasurer of the note issuers. Mr. Anastasia has served as Assistant Treasurer of NSTAR since 1999.

Philip J. Lembo is an Assistant Treasurer of the note issuers. Mr. Lembo has served as Assistant Treasurer of NSTAR since 2000.

Richard J. Morrison is the Assistant Clerk of the note issuers. Mr. Morrison has served as the Associate General Counsel and Assistant Clerk of NSTAR since 1999.

Emilie G. O’Neil is an Assistant Treasurer of the note issuers. Ms. O’Neil has been the Director of Corporate Finance and Cash Management for NSTAR since 1999.

Bernard J. Angelo will serve as an independent director of the note issuers. Since 1997, Mr. Angelo has held the position of Senior Vice President of Global Securitization Services, LLC, which provides management services to special purpose entities involved in securitizations, structured financings and similar transactions.

Frank B. Bilotta will serve as an independent director of the note issuers. Mr. Bilotta has been a Managing Director of Global Securitization Services, LLC since 2001. Mr. Bilotta joined Global Securitization Services in a non-officer capacity in 2000. Prior to joining Global Securitization Services, LLC, Mr. Bilotta held the position of Senior Vice President at Lord Securities Corporation.

The note issuers will not compensate their officers and will not compensate their directors, other than the two directors that are independent of Boston Edison and Commonwealth Electric, and their affiliates, for their services on behalf of the note issuers.

THE SELLERS AND SERVICERS

Boston Edison and Commonwealth Electric are regulated public utilities incorporated under Massachusetts law involved in the distribution and sale of electricity. Boston Edison and Commonwealth Electric are wholly owned subsidiaries of NSTAR. NSTAR is an energy delivery company serving approximately 1.4 million customers in Massachusetts, including approximately 1.1 million electric customers in 81 communities and approximately 300,000 gas customers in 51 communities. NSTAR’s other retail utility subsidiaries are Cambridge Electric Light Company (with Boston Edison and Commonwealth Electric, collectively operating as “NSTAR Electric”) and NSTAR Gas Company. As investor-owned electric companies, Boston Edison and Commonwealth Electric are regulated by the Massachusetts Department of Telecommunications and Energy and the Federal Energy Regulatory Commission.

Boston Edison was incorporated in 1886 and currently serves approximately 695,000 customers in an area of 590 square miles, including the city of Boston and 39 surrounding cities and towns. The population of the area served is approximately 1.6 million.

Commonwealth Electric was incorporated in 1850 and currently serves approximately 346,000 customers in 40 communities located in southeastern Massachusetts, including Cape Cod and the island of Martha’s Vineyard, having an approximate year-round population of 604,000 and a large influx of summer residents.

Revenues, Customer Base and Energy Consumption

Several factors influence the number of Boston Edison and Commonwealth Electric’s retail customers and their electric energy consumption. One of these factors is the general economic climate in the companies’ service territories, which affects migration of residential, commercial and industrial customers into or out of the service territories. Another factor influencing sales of electricity is temperature. The companies’ electricity sales are typically higher in the winter and summer when heating or cooling demands are highest than in the spring and fall when temperatures tend to be more moderate. The level of business activity of commercial and industrial customers also tends to influence their electricity consumption. Other factors affecting the electricity consumption of retail customers, primarily over the longer term, include the availability of more energy-efficient appliances and other products and retail customers’ ability to acquire these products.

The tables below set forth the companies’ total billed retail revenues from retail sales of electrical energy for the years 1999 to 2003:

Billed Retail Revenues ($ in 000’s)

Boston Edison

	1999	2000	2001	2002	2003
Billed Retail Revenues
Residential	450,664	455,927	573,260	524,425	548,757
Commercial	803,634	802,906	1,044,541	861,397	908,821
Industrial	136,072	137,737	163,325	113,724	110,264
Street Lighting	21,590	20,666	24,188	18,505	17,117

Total	1,411,960	1,417,236	1,805,314	1,518,051	1,584,959

Commonwealth Electric

	1999	2000	2001	2002	2003
Billed Retail Revenues
Residential	216,777	227,106	280,384	255,375	269,079
Commercial	150,356	157,543	207,555	169,388	173,393
Industrial	29,465	33,349	39,723	26,102	26,919
Street Lighting	3,498	3,553	3,882	3,024	2,603

Total	400,096	421,551	531,544	453,889	471,994

The tables below set forth the number of the companies’ customers by class for the years 1999-2003:

Average Number of Retail Customers

Boston Edison

	1999	2000	2001	2002	2003
Residential	586,130	591,173	592,020	586,047	594,314
Commercial	89,889	91,969	92,552	92,460	93,904
Industrial	1,465	1,447	1,434	1,392	1,362
Street Lighting	3,334	3,344	3,349	7,175	6,890

Total	680,818	687,933	689,355	687,074	696,470

Commonwealth Electric

	1999	2000	2001	2002	2003
Residential	287,188	308,134	307,983	310,084	312,054
Commercial	40,747	42,462	43,827	43,951	44,730
Industrial	288	287	522	277	278
Street Lighting	1,106	1,129	1,120	1,139	1,144

Total	329,329	352,012	353,452	355,451	358,206

The tables below set forth the companies’ billed retail energy sales for the years 1999 to 2003:

Billed Retail Energy Sales (Gigawatt-Hours)

Boston Edison

	1999	2000	2001	2002	2003
Residential	3,811	3,853	3,989	4,041	4,255
Commercial	8,539	8,698	9,004	9,110	9,333
Industrial	1,532	1,571	1,492	1,399	1,326
Street Lighting	130	128	140	147	146

Total*	14,012	14,251	14,625	14,697	15,059

Commonwealth Electric

	1999	2000	2001	2002	2003
Residential	1,766	1,837	1,862	1,920	2,064
Commercial	1,541	1,589	1,640	1,679	1,735
Industrial	368	393	368	366	367
Street Lighting	16	16	16	16	16

Total*	3,692	3,836	3,886	3,981	4,182

*	Figures may not total due to rounding.

Estimated Consumption and Estimated Variance

A servicer’s calculation of the initial RTC charge for its note issuer and subsequent adjustments are based on electricity sales estimates. A servicer will use these estimates to calculate and set the RTC charge at a level intended to generate revenues sufficient to pay interest on and principal of the notes of its note issuer, to pay fees and expenses of servicing and retiring such notes and an allocable portion of the certificates, to replenish its note issuer’s capital subaccount and to fund and replenish any deficiencies in the note issuer’s overcollateralization subaccount.

Boston Edison and Commonwealth Electric conduct sales estimate variance analyses on a regular basis to monitor the accuracy of energy estimates against recorded consumption. The tables below present the estimates of the companies’ billed retail energy sales in gigawatt-hours for the years 1999 through 2003. There are 1,000,000 kilowatt-hours in one gigawatt-hour. Each estimate was made in the prior year. For example, the 1999 estimate of 13,807 gigawatt-hours for Boston Edison was prepared in 1998.

Annual Estimated Variances

Billed Retail Energy Sales (Gigawatt-Hours)

Boston Edison

	1999	2000	2001	2002	2003
Estimate	13,807	14,158	14,552	14,857	14,767
Actual	14,012	14,251	14,625	14,697	15,059
Variance	205	93	73	-160	292
Percentage Variance	1.48%	0.66%	0.50%	-1.08%	1.98%

Commonwealth Electric

	1999	2000	2001	2002	2003
Estimate	3,670	3,767	3,925	3,981	4,018
Actual	3,692	3,836	3,886	3,981	4,182
Variance	22	69	-39	0	164
Percentage Variance	0.60%	1.83%	-0.99%	0.0%	4.08%

Actual usage depends on several factors, including temperatures and economic conditions. For example, while the companies’ methodology for estimating usage assumes normal weather conditions, abnormally hot summers can add growth in electricity sales, while conversely abnormally cool summers can suppress growth in electricity sales. Regional economic conditions can also affect sales as retail customers curb electricity usage to save money, businesses close and retail customers migrate to another service territory. Accordingly, variations in conditions will affect the accuracy of any estimate.

Billing and Collections

Credit Policy

Boston Edison’s and Commonwealth Electric’s credit and collections policies are regulated by the Massachusetts Department of Telecommunications and Energy. Under the Department’s regulations, the companies are obligated to provide service to all customers within their respective service territory.

On application for service, the identification and credit standing of all residential customers is verified through the use of a major credit-reporting bureau. In instances where nonresidential customers do not meet minimum credit standards, credit must be established. This can be done through providing a security deposit (normally twice the average monthly bill), furnishing a surety bond and/or a bank letter of credit. The Department does not permit the companies to obtain security deposits from their residential customers.

According to the Department’s regulations, the companies may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. The companies will commence service, however, if a reasonable payment plan for the indebtedness is first made between a residential applicant and the company, and it may likewise commence service for an industrial or commercial applicant.

Billing Process

Boston Edison and Commonwealth Electric bill their respective customers about once every 30 days, with approximately an equal number of bills being distributed each business day. For the year ending December 31, 2003, Boston Edison mailed out an average of 34,000 bills, and Commonwealth Electric mailed out an average of 18,000 bills, on each business day to customers in their various customer categories.

Approximately 6,700 residential and small business customers, who constitute approximately one percent of Boston Edison’s retail customers, and approximately 7,800 residential and small business customers, who constitute approximately two percent of Commonwealth Electric’s retail customers, choose to be billed using the companies’ budget billing program. For these customers, the companies determine and bill a monthly budget amount based on the last twelve months of billing history for each account. The budget amount is recalculated each March and September, if necessary. Overpayments or underpayments for actual usage during the prior year are reconciled on each customer’s August bill.

For accounts with potential billing errors exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

Collection Process

Boston Edison and Commonwealth Electric receive the majority of their payments via the U.S. mail; however, other payment options are also available. These options include electronic payments, credit card, intel a check, check free, pay by phone and automatic check withdraw and electronic fund transfers, as well as direct payment at the companies’ payment agency network.

The companies consider residential customer bills to be delinquent if they are unpaid 45 days after the billing date. The companies consider nonresidential customer bills to be delinquent if they are unpaid 25 days after the billing date. In general, the companies’ collection process begins when balances are unpaid for 45 days or more from the billing date. At that time the companies begin collection activities ranging from delinquency notice mailings, to telephone calls, to personal collection and ending with electricity shut-off. In March 2004, the companies outsourced all of their residential and 90% of their commercial collection activity to an unaffiliated vendor which handles incoming and outbound calls. The companies also sell bad debt and use collection agencies and legal collection experts as needed throughout the collection process.

Restoration of Service

Before restoring service that has been shut-off for non-payment, Boston Edison and Commonwealth Electric have the right to require the payment of all of the following charges:

•	amounts owing on an account including (i) the amount of any past-due balance for charges for which the company may disconnect service if they are unpaid and legal noticing requirements were met prior to service termination, (ii) the current billing, and (iii) a credit deposit, if applicable;

•	any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges, field collection charges and/or returned check charges);

•	any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer’s action or negligence; and

•	any unpaid closing bills from other accounts in the name of the customer of record.

Loss Experience

The following tables set forth information relating to the companies’ annual net charge-offs for retail customers for the years 1999 to 2003 and net charge-offs for the period beginning January 1, 2004 and ending September 30, 2004:

Boston Edison

	Years Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2004
Net Charge-Offs ($000):	$12,340	$8,909	$10,724	$16,306	$9,620	$10,664
Percentage of Billed Retail Revenues:.	0.87%	0.63%	0.59%	1.07%	0.61%	0.87%

Commonwealth Electric

	Years Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2004
Net Charge-Offs ($000):	$1,776	$1,558	$3,383	$3,397	$3,357	$1,966
Percentage of Billed Retail Revenues:	0.44%	0.37%	0.64%	0.75%	0.71%	0.52%

From 1999 to 2003 the annual net charge-offs for all retail customers have remained relatively consistent. During this period, the annual ratios of net charge-offs to billed retail revenues have been between 0.59% and 1.07% for Boston Edison, and 0.37% and 0.75% for Commonwealth Electric. We are not aware of any material factors, other than a slow economy and higher energy prices, that caused these annual ratios to vary.

The companies determine a customer’s account to be inactive (or “finaled”) on the date:

•	the customer gives notice requesting discontinuance of service,

•	a new customer applies for service at a location where the customer of record has not yet discontinued service, or

•	the customer’s service has been shut off due to non-payment.

The companies’ policy is to charge-off a finaled account to bad debt expense 120 days after the date the account is determined to be finaled if payment has not been received in 45 days.

Days Revenue Outstanding

The following tables set forth information relating to the average number of days retail customer bills remained outstanding for the years 1999 to 2003 and for the period from January 1, 2004 to September 30, 2004:

Boston Edison

	Years Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2004
Average number of days outstanding	41	44	49	44	42	41

Commonwealth Electric

	Years Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2004
Average number of days outstanding	39	37	40	39	35	35

Aging of Receivables

The following tables set forth information relating to the aging of accounts receivable for all classes of customers of Boston Edison and Commonwealth Electric on December 31st of each year shown and as of September 30, 2004. This historical information is presented because the companies’ actual accounts receivable aging experience may affect the amounts charged-off, and consequently the total amounts remitted that arise from the RTC charge. No data is available for years prior to 2002 due to a conversion of the information systems for Boston Edison and Commonwealth Electric.

Boston Edison

	As of December 31,		As of September 30,
	2002	2003	2004
Percentage Outstanding After:
Current	50.4%	53.8%	61.6%
less than 60 days	13.6%	14.7%	15.3%
60 to<90 days	6.9%	6.8%	5.1%
90 to<120 days	5.3%	4.6%	2.6%
120 days	23.8%	20.1%	15.4%

Commonwealth Electric

	As of December 31,		As of September 30,
	2002	2003	2004
Percentage Outstanding After*:
Current	64.3%	63.4%	66.8%
less than 60 days	15.2%	14.8%	14.3%
60 to<90 days	5.4%	6.5%	5.0%
90 to<120 days	3.5%	4.2%	2.4%
120 days	11.6%	11.1%	11.5%

The accounts receivable aging experience for the companies has remained relatively consistent with no discernible trend upwards or downwards. We are not aware of any material factors, other than a slow economy and higher energy prices, that caused the accounts receivable aging experience to vary.

SE RVICING

Servicing Procedures

A servicer, on behalf of a note issuer, will manage, service and administer, and bill and collect payments arising from, the transition property according to the terms of the servicing agreement between the servicer and note issuer. A servicer’s duties will include responding to inquiries of customers and the Massachusetts Department of Telecommunications and Energy regarding the transition property and the RTC charge, calculating electricity usage, accounting for collections, furnishing periodic reports and statements to its note issuer, the note trustee and the certificate trustee and periodically adjusting the RTC charge.

In addition, the servicers will take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the restructuring statute or the financing order or the rights of holders of transition property by legislative enactment, initiative petition or constitutional amendment that would be adverse to certificateholders. The cost of any action will be payable from payments arising from the RTC charges as an expense of the note issuers.

Servicing Standards and Covenants

The servicing agreements will require the servicers, in servicing and administering the transition properties, to employ or cause to be employed procedures and exercise or cause to be exercised the same care they customarily employ and exercise in servicing and administering bill collections for their own accounts and for others.

Consistent with the foregoing, a servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a customer, in each case, if the waiver or action:

•	would comply with the servicer’s policies and practices for comparable assets that it services for itself and for others; and

•	would comply in all material respects with applicable law.

In addition, a servicer may write off any amounts that it deems uncollectible according to its customary practices.

In the servicing agreement, a servicer will covenant that, in servicing the transition property it will:

•	manage, service, administer and make collections of payments arising from the transition property with reasonable care and in compliance with applicable law, including all applicable regulations and guidelines of the Department, using the same degree of care and diligence that the servicer exercises for bill collections for its own account and for others;

•	follow customary standards, policies and procedures for the industry in performing its duties as servicer;

•	use all reasonable efforts, consistent with its customary servicing procedures, to bill and collect the RTC charge;

•	comply in all material respects with laws applicable to and binding on it relating to the transition property; and

•	submit at least annually a true-up advice letter to the Department seeking an adjustment, if any, of the RTC charge.

Remittances to Collection Account

The servicers will remit daily to the respective note trustees an amount equal to the actual RTC charges billed, less an allowance for estimated RTC charge charge-offs, within two business days after the day payments arising from the RTC charges are deemed to be collected. The deemed collection date for payments arising from the RTC charge payments will be the weighted average number of days, based on Boston Edison’s or Commonwealth Electric’s historical collections experience, as the case may be, that a monthly bill for services remains outstanding before payment. Currently, Boston Edison estimates the deemed collection date to occur, on average, 42 days after the date RTC charges are billed and Commonwealth Electric estimates the deemed collection date to occur, on average, 35 days after the date RTC charges are billed. Each servicer expects to review its deemed collection date not less than annually and may adjust its deemed collection date based on actual payment patterns.

Each year, each servicer will reconcile remittances of estimated payments arising from RTC charges with the note trustee to more accurately reflect the amount of billed RTC charges that should have been remitted, based on the actual system-wide charge-off percentage, as reduced for estimates of partially paid bills (which are deemed to have paid the RTC charge in full). To the extent the remittances of estimated payments arising from an RTC charge for a note issuer exceeds the actual payments arising from the RTC charge collected by the related servicer, the servicer will be entitled to reduce the amount of remittances to be made to the related note trustee, in an amount equal to such excess amount. To the extent the remittances of estimated payments arising from the RTC charge are less than the actual payments arising from the RTC charge collected, the servicer will remit the amount of the shortfall to the note trustee on the next remittance date following the determination. Although the servicer will remit estimated payments arising from the RTC charge to the note trustee, the servicer is not obligated to make any payments on the notes or the certificates.

Servicing Compensation

Each of the servicers will be entitled to receive an annual servicing fee in an amount equal to:

•	0.05 percent of the initial principal amount of the notes issued by its related note issuer for so long as the servicer bills the RTC charge concurrently with other charges for services; or

•	up to 1.25 percent of the initial principal balance of the notes of its related note issuer if the RTC charge is being billed separately to customers.

The note trustees will pay the servicing fees semiannually (together with any portion of the servicing fees that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of its notes. See “Description of the Notes—Allocations and Payments.”

Third Party Billers

As part of the deregulation of the Massachusetts electric industry, the restructuring statute directed the Department of Telecommunications and Energy to study the merits of unbundling electricity metering and billing services from distribution services. See “Energy Deregulation and New Massachusetts Market Structure—Third Party Billing Options.” Although the Department determined that allowing a competitive energy generation supplier to provide a single bill to its customers that included distribution services of a regulated distribution company could assist in the development of a competitive generation market, the Department determined that it did not have the power to authorize a single billing option for competitive generation suppliers. If the Massachusetts legislature were to enable the Department to authorize a single billing option for competitive generation suppliers or other competitive billing providers, third parties’ may be able to bill, collect and remit the RTC charges in the future. When a third party bills, collects and remits billed amounts arising from the RTC charge, there is a greater risk that a servicer will receive payments arising from the RTC charge later than it otherwise would. The greater the delay in receipt of payment, the larger the amount of payments that bear the risk of non-payment due to default, bankruptcy or insolvency of the third party holding the funds. Third party billing also places increased information requirements on a servicer. The servicers will have the responsibility of accounting for payments arising from the RTC charge due to certificateholders regardless of which entity provides or bills for a customer’s electric power.

Any third party that bills and collects the RTC charge will be required to pay all amounts arising from the RTC charge billed by the third party, regardless of whether payments are received from customers, within 15 days of the servicer’s bill to the third party for amounts arising from the RTC charge. The third party will, in effect, replace the customer as the obligor for these amounts, and a servicer, on behalf of a note issuer, will have no right to collect payments arising from the RTC charge from the customer.

To mitigate the risks associated with a third party biller, if and so long as a third party biller does not maintain at least a ‘BBB’ (or the equivalent) long-term unsecured credit rating from S&P and Moody’s, a third party biller will be required to maintain with the servicer, or as directed by the servicer, a deposit or comparable security equal to one month’s maximum estimated collections of payments arising from the RTC charge, as agreed upon by the servicer and the third party biller. In the event of a default in the remittance of payments arising from the RTC charge by a third party biller, the servicer will take these amounts into account in adjusting the RTC charge. A servicer will also have access to information from the third party biller regarding kilowatt-hour billing and electricity usage by customers to provide proper reporting and to fulfill its obligations under its servicing agreement. A servicer will be entitled, within seven days after a default by a third party biller in remitting to such servicer any amounts arising from the RTC charge, to assume responsibility for billing the RTC charge to the customers of the third party biller or to assign that responsibility to another third party.

Neither Boston Edison, Commonwealth Electric nor a successor servicer will pay any shortfalls resulting from the failure of any third party biller to remit payments arising from the RTC charge to a servicer. The true-up adjustment mechanism for the RTC charge, as well as the overcollateralization amount and the amounts deposited in the capital subaccount, are intended to mitigate the risk of shortfalls. Any shortfalls that occur will delay the distribution of interest on and principal of the notes of the affected note issuer, and, therefore, the certificates.

Servicer Representations and Warranties

In the servicing agreements, each of the servicers will represent and warrant to their respective note issuer, as of the closing of the issuance of the certificates, among other things, that:

•	the servicer is a corporation duly organized and in good standing under the laws of the Commonwealth of Massachusetts, with the requisite corporate power and authority to own its properties as owned by it on the issuance date and to conduct its business as its business is conducted by it on the issuance date and to execute, deliver and carry out the terms of the servicing agreement;

•	the execution, delivery and carrying out of the terms of the servicing agreement have been duly authorized by all necessary corporate action on the part of the servicer;

•	the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

•	the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer’s articles of organization or by-laws or any material agreement to which the servicer is a party or bound, result in the creation or imposition of any lien on the servicer’s properties pursuant to a material agreement or violate any existing law or any existing order, rule or regulation applicable to the servicer;

•	the servicer has all material licenses necessary for it to perform its obligations under the servicing agreement;

•	no governmental approvals, authorizations or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made; and

•	except as disclosed to the note issuer, no court or administrative proceeding is pending and, to the servicer’s knowledge, no court or administrative proceeding is threatened and, to the servicer’s knowledge, no investigation is pending or threatened, asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the servicing agreement or seeking a determination that might materially and adversely affect the performance by the servicer of its obligations under the servicing agreement.

In the event of willful misconduct or gross negligence by a servicer under its servicing agreement or in the event of a servicer’s breach in any material respect of any of the representations and warranties in the preceding paragraph, the servicer will indemnify, defend and hold harmless the applicable note issuer and noteholders, and the certificateholders, against any costs, expenses, losses, claims, damages and liabilities incurred as a result of these events; provided, however, that such noteholders and the certificateholders may only enforce their rights against the servicer through an action brought by the note trustee or the certificate trustee, as the case may be; and, provided, further, that the servicer shall not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the indemnified persons; and, provided, further, that the servicer shall not be liable for any costs, expenses, losses, claims, damages or liabilities, regardless of when incurred, after the notes and the certificates have been discharged in full.

In the event of willful misconduct or gross negligence by a servicer under its servicing agreement or in the event of a servicer’s breach in any material respect of any of the representations and warranties above, the servicer will indemnify, defend and hold harmless the respective note trustee (for itself), the certificate trustee (for itself), the Delaware trustee, the trust, the state agencies and any of their respective affiliates, officials, officers, directors, employees and agents against any costs, expenses, losses, claims, damages and liabilities incurred as a result of these events; provided, however, that the servicer shall not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by an indemnified person in the transaction documents that gives rise to the servicer’s breach.

Statements by Servicers

On or before March 1 of each year, each servicer will prepare and furnish annually to the respective note trustee, the certificate trustee and the respective note issuer a statement for the previous year setting forth either the amount of any excess payments arising from the RTC charge remitted by the servicer to the note trustee or the amount of any shortfall in remittances.

In addition, each servicer will prepare, and the applicable note trustee will furnish to the noteholders on each payment date the semiannual servicer’s certificate described under “Description of the Notes—Reports to Noteholders.” Each servicer will also prepare and the certificate trustee will furnish to the certificateholders on a distribution date the reports described under “Description of the Certificates—Reports to Certificateholders.”

Evidence as to Compliance

Each of the servicing agreements will provide that a firm of independent public accountants, at the applicable note issuer’s expense, will furnish to the applicable note issuer and note trustee, and the certificate trustee, on or before March 31 of each year, beginning March 31, 2006, a statement as to compliance by the servicer with standards relating to the servicing of the transition property during the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the certificates in the case of the first statement). This report will state that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with the servicing procedures of the servicing agreement, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants or any superceding or amending standard adopted by the Public Company Accounting Oversight Board.

Each of the servicing agreements will also provide for delivery to the applicable note issuer and note trustee, and the certificate trustee, on or before March 31 of each year, beginning March 31, 2006, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the certificates in the case of the first certificate) or, if there has been a default in the fulfillment of any obligation under the servicing agreement, describing each default. Each of the servicers has agreed to give the applicable note issuer and note trustee, and the certificate trustee, notice of servicer defaults under the servicing agreement.

You may obtain copies of the statements and certificates by sending a written request addressed to the certificate trustee.

Matters Regarding the Servicers

The servicing agreements will provide that neither servicer may resign from its obligations and duties as servicer thereunder, except when either:

•	such servicer determines that performance of its duties is no longer permissible under applicable law; or

•	such servicer receives notice from Standard & Poors (or, if Standard & Poors is no longer in existence, any successor nationally recognized statistical rating organizations rating the certificates) that its resignation will not result in a reduction or withdrawal of the then current ratings on any class of certificates and consent of the Massachusetts Department of Telecommunications and Energy.

No resignation by Boston Edison or Commonwealth Electric as servicer will become effective until a successor servicer has assumed its servicing obligations and duties under the applicable servicing agreement.

Each of the servicing agreements will further provide that neither the servicer nor any of its directors, officers, employees, and agents will be liable to the applicable note issuer or note trustee, the trust, the applicable noteholders, the certificate trustee, the Delaware trustee, the certificateholders or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct or gross negligence in the performance of duties. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at the note issuer’s expense.

Under the circumstances specified in the servicing agreements, any entity into which a servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which a servicer is a party, or any entity succeeding to the business of the servicer or its obligations as servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the servicing agreement.

Servicer Defaults

Servicer defaults under a servicing agreement will include, among other things:

•	any failure by the servicer to remit payments arising from the RTC charge into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from the note issuer or the note trustee is received by the servicer;

•	any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the servicing agreement, which failure materially and adversely affects the rights of noteholders and which continues unremedied for 60 days after the giving of notice of a failure (a) to the servicer by the note issuer or (b) to the note trustee or to the servicer by holders of notes evidencing not less than 25 percent in principal amount of the outstanding notes;

•	any representation or warranty made by the servicer in the servicing agreement shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the noteholders and which material adverse effect continues unremedied for a period of 60 days after the giving of notice to the servicer by the note issuer or the note trustee; and

•	events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights When a Servicer Defaults

In the event of a servicer default that remains unremedied, either the applicable note trustee or holders of notes of the applicable note issuer evidencing not less than 25 percent in principal amount of then outstanding notes may terminate all the rights and obligations of the servicer (other than the servicer’s indemnity obligation) under the servicing agreement, whereupon a successor servicer appointed by the note issuer, with the prior written consent of the note trustee and the approval of the Department will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement. In addition, when a servicer defaults, each of the following shall be entitled to apply to the Massachusetts Department of Telecommunications and Energy for sequestration and payment of revenues arising from the transition property:

•	the certificateholders (subject to the provisions of the certificate indenture) and the certificate trustee as beneficiary of any statutory lien permitted by the statute;

•	the note issuer or its assignees; or

•	pledgees or transferees, including transferees under the restructuring statute of the transition property.

If, however, a bankruptcy trustee or similar official has been appointed for a servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the note trustee or the noteholders from effecting a transfer of servicing. The note trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating organizations rating the certificates. The note trustee may make arrangements for compensation to be paid to the successor servicer.

Waiver of Past Defaults

Holders of notes of a note issuer evidencing at least a majority in principal amount of the then outstanding notes of that note issuer, on behalf of all noteholders, may waive any default by a servicer for that note issuer in the performance of its obligations under the servicing agreement applicable to such notes and its consequences, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreements provide that no waiver will impair the noteholders’ rights relating to subsequent defaults.

Successor Servicer

If for any reason a third party assumes the role of a servicer under a servicing agreement, the servicing agreement will require the servicer to cooperate with the note issuer, the note trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that the servicer shall be liable for its reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer.

Amendment

A servicing agreement may be amended by the parties thereto, without the consent of the holders of the notes of the note issuer that is a party to that servicing agreement or the certificateholders, but with the consent of the applicable note trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of such noteholders or the certificateholders, provided that the action will not, as certified in a certificate of an officer of such servicer delivered to the note trustee and the note issuer, materially and adversely affect the interest of any noteholder. A servicing agreement may also be amended by the servicer and the note issuer party thereto with the consent of the applicable note trustee and the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of that note issuer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of such noteholders; provided that an amendment of the provisions of the servicing agreement relating to the servicer’s remittance and RTC charge adjustment obligations will not result in a reduction or withdrawal of the then existing rating of the certificates by a nationally recognized statistical rating organization that rates the certificates.

Each nationally recognized statistical rating organization that rates the certificates will be given 10 business days’ prior notice of any amendment to any of the note indenture and the other financing documents relating to the issuance of the notes and certificates. Each rating organization will also receive a copy of any notice, filing or report distributed by the servicer, the note issuer’s independent accountants, the note issuer, the note trustee or the certificate trustee.

DESCRIPTION OF THE NOTES

Each of the note issuers will issue its respective notes to the trust under the terms of a note indenture between a note issuer and The Bank of New York, a New York banking corporation, acting as the note trustee. Each class of notes of a note issuer will be in an aggregate principal amount which, taken together with the corresponding class of notes of the other note issuer, will equal the initial aggregate principal amount of the related class of certificates. The following summary describes the material terms and provisions of the note indentures. The particular terms of the notes of any class will be established in the note indenture applicable to each note issuer. This summary is not complete. You should read this summary together with the prospectus supplement and the terms and provisions of the note indentures, forms of which are filed as exhibits to the registration statement relating to this prospectus, prior to buying the certificates.

The note issuers may issue the notes in one or more classes. All notes of a particular class will be identical in all respects except for their denominations. The note issuers may not issue any additional notes under the note indentures.

Security

To secure the payment of interest on and principal of the notes of a note issuer, such note issuer will grant to the note trustee for such notes a security interest in all of the note issuer’s right, title and interest in and to:

•	the transition property sold to it;

•	its transition property sale agreement;

•	its transition property servicing agreement;

•	its administration agreement;

•	its collection account and all amounts or investment property on deposit in the collection account;

•	all other property of whatever kind owned from time to time by the note issuer;

•	all security interests with respect to the transition property granted by the seller and by statute;

•	all present and future claims, demands, causes and choses in action on account of any or all of the foregoing and all payments on or under the foregoing; and

•	all proceeds on account of any or all of the foregoing.

We refer to the assets in which a note issuer will grant the note trustee a security interest as the “note collateral” in respect of that note issuer.

The note collateral for a note issuer will not include, however, the following:

•	amounts in the collection account required to be released to the note issuer pursuant to the note indenture including net investment earnings on the capital subaccount that have been released to the note issuer by the note trustee under the terms of the note indenture; and

•	proceeds from the sale of the notes required to pay the purchase price of the transition property and the costs of issuance of the notes and an allocable amount of the certificates.

Collection Account

The note trustee for each note issuer will establish, in the name of the note trustee for the notes of that note issuer, a segregated identifiable collection account with an eligible institution (as described in the next paragraph and which may include the note trustee if it meets the criteria specified in subsection (b) of the definition of eligible institution below). The note trustee for each note issuer will hold in the collection account of a note issuer for the benefit of the holders of the notes of that note issuer all payments arising from the note issuer’s RTC charge as well as the capital contributions made to that note issuer. Each collection account will consist of four subaccounts:

•	a general subaccount;

•	a reserve subaccount;

•	an overcollateralization subaccount for the overcollateralization amount; and

•	a capital subaccount for capital contributions to the note issuer.

All payments arising from RTC charges remitted to the collection account will be deposited in the subaccounts. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, all references to the collection account include each of the four subaccounts.

An “eligible institution” means (a) the corporate trust department of a note trustee or (b) a depository institution organized under the laws of the United States of America or any state or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating of ‘AAA’ by S&P, and ‘Aaa’ by Moody’s or a certificate of deposit rating of ‘A-1+’ by S&P and ‘P-1’ by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to S&P and Moody’s, and whose deposits are insured by the Federal Deposit Insurance Corporation.

Funds in the collection account may be invested in any of the following:

(i)	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(ii)	demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any domestic branch of any foreign bank, and subject to the supervision and examination by federal or state banking or depository institution authorities; provided that at the time of investment or commitment to invest, the commercial paper or other unsecured short-term debt obligations of said institution has a rating in the highest short-term rating category granted by each of S&P and Moody’s;

(iii)	commercial paper or other short-term obligations of any corporation organized under the laws of the United States (other than commercial paper issued by Boston Edison, Commonwealth Electric or NSTAR) having, at the time of investment, a rating in the highest short-term rating category from each of S&P and Moody’s;

(iv)	investments in money market funds, including funds which the note trustee, certificate trustee or their affiliates manages or advises, having a rating in the highest investment category from each of S&P (S&P’s such rating being “AAAm” or “AAAm-G”) and Moody’s;

(v)	bankers’ acceptances by any depository institution or trust company referred to in (ii) above;

(vi)	repurchase obligations for any security that is a direct obligation of, or fully guaranteed by, the United States of America or its approved agencies or instrumentalities, in either case, entered into with a depository institution or trust company (acting as principal) described in (ii) above;

(vii)	repurchase obligations with respect to any security or whole loan entered into with either a financial institution (acting as principal) as described in the second bullet above, or a broker/dealer, (acting as principal), registered as a broker or dealer under the Securities Exchange Act of 1934 and whose unsecured short-term debt obligations are rated “A-1+” from S&P and “P-1” from Moody’s at the time of entering into the repurchase obligation; and

(viii)	any other investment permitted by each of the rating agencies provided, that;

•	the obligor related to clauses (ii), (iii), (iv), (vi) and (vii) above must have a long-term rating of at least “Aa3” or a short-term rating of at lease “P-1” with respect to Moody’s only, and a short-term rating of at least “A-1+” or a long-term rating of at least “AA-” with respect to S&P only,

•	with respect to clause (i) above, the instruments must have a predetermined fixed dollar amount of principal at maturity that cannot vary, and if rated, the instruments must not have an “r” suffix attached to its S&P rating,

•	unless otherwise permitted by the rating agencies, upon the failure of any eligible institution to maintain any applicable rating set forth in this definition or the definition of eligible institution, the related investments at such institution shall be reinvested in eligible investments at a successor eligible institution within 10 days, and

•	that all eligible investments must not:

(a)	be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof,

(b)	mature later than the date on which the proceeds of such eligible investment will be required to be on deposit in the collection accounts in order for the note trustees to make all required and scheduled payments and deposits into subaccounts under the note indentures, if such eligible investment is held by an affiliate of a note trustee, or the business day prior to the date on which the proceeds of such eligible investment will be required to be on deposit in the collection accounts in order for the note trustees to make all required and scheduled payments and deposits into subaccounts under the note indentures, if such eligible investment is not held by an affiliate of a note trustee, or

(c)	have maturities in excess of one year.

We refer to each of the investments listed above as the “eligible investments.” The note trustees will have access to the collection accounts for the purpose of making deposits and withdrawals under the note indentures.

Interest and Principal

Interest will accrue on the principal balance of a class of notes from its issuance date at the per annum rate specified in the prospectus supplement and will be payable on the payment dates specified in the prospectus supplement. Collections arising from the RTC charge held by a note trustee in the general subaccount of a note issuer and any amounts that are available in the reserve subaccount, the overcollateralization subaccount and capital subaccount of the related note issuer (except interest earnings on the capital subaccount) will be available to make interest payments to the noteholders of each class of notes of the note issuer on each payment date.

Principal of each class of notes will be payable in the amounts and on the payment dates specified in the prospectus supplement to the extent of available cash, and with the other limitations described below. The prospectus supplement will set forth the expected amortization schedule for the various classes of notes. On any payment date, a note issuer will pay principal of a class of notes only until the outstanding principal balance of that class has been reduced to the principal balance specified in the expected amortization schedule.

However, if insufficient collections arising from an RTC charge are in the collection account of a note issuer on any payment date, principal of any class of notes of that note issuer may be paid later than expected. The entire unpaid principal amount of the notes of a note issuer will be due and payable on the date on which a note event of default has occurred and is continuing, if the note trustee or the holders of at least a majority in principal amount of the outstanding notes have declared the notes to be immediately due and payable. See “—Note Events of Default; Rights Upon Note Event of Default.”

Optional Redemption

A note issuer may redeem all of its classes of notes, at its option, on any payment date, and cause the trust to redeem an equivalent amount of the corresponding classes of certificates on such payment date, if the outstanding principal balance of the notes of the note issuer (after giving effect to payments that would otherwise be made on that payment date) is less than five percent of the initial principal balance of the notes of that note issuer. In the case of redemption, the note issuer will pay an aggregate amount to the Trust as the holder of the related notes, equal to the outstanding principal amount of such notes plus accrued but unpaid interest as of the redemption date. Unless otherwise specified in the prospectus supplement, the note issuer will give notice of the redemption to the trust by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the redemption date.

Mandatory Redemption

If a seller is required to, or elects to, repurchase transition property it has sold to its related note issuer as described under “Description of the Transition Property—Seller Representations and Warranties and Repurchase Obligation,” the note issuer will be required to redeem its classes of notes on or before the fifth business day following the date of repurchase of the transition property at a price equal to the principal amount of the notes together with any accrued but unpaid interest thereon as of the redemption date.

Overcollateralization Subaccount

The note trustee for a note issuer will collect amounts arising from the transition property securing the notes of that note issuer exceeding those amounts that are necessary to pay interest on, and principal of, its notes and the fees and expenses of servicing and retiring its notes and the certificates allocable to that note issuer. These amounts are intended to enhance the likelihood that payments on the notes will be made on a timely basis by funding the required overcollateralization amount in respect of the notes. A servicer for a note issuer will calculate and set the RTC charge for that note issuer at a level that is intended to collect the overcollateralization amount ratably over the life of its notes according to a schedule set forth in the prospectus supplement. Amounts in an overcollateralization subaccount will be invested in eligible investments.

Capital Subaccount

Prior to the issuance of the notes, Boston Edison and Commonwealth Electric will each contribute capital to its note issuer in the amount specified in the prospectus supplement. The note trustees will deposit the capital into the capital subaccounts of the respective note issuers. On each payment date, a note trustee will draw on amounts, if any, in the capital subaccount of the applicable note issuer to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount of that note issuer are insufficient to make scheduled payments on the notes of that note issuer and pay fees and expenses. Deposits to the capital subaccounts will be made as described under “—Allocations and Payments.” Amounts in the capital subaccounts will be invested in eligible investments. Boston Edison and Commonwealth Electric will be entitled to the earnings on amounts in the capital subaccount of their respective note issuer. On the last day of each month, if the amount in the capital subaccount of a note issuer exceeds the amount specified in the prospectus supplement, the related note trustee will pay such excess amount to Boston Edison or Commonwealth Electric, as the case may be.

Reserve Subaccount

A note trustee will allocate to the reserve subaccount of a note issuer any amounts remitted to the collection account of that note issuer exceeding amounts necessary to:

•	pay fees and expenses related to the servicing and retirement of the notes of that note issuer and the certificates allocable to that note issuer;

•	pay interest on, and principal of, such notes;

•	fund the capital subaccount of that note issuer to the required capital level; and

•	fund the overcollateralization subaccount of that note issuer to the required overcollateralization level.

A note trustee will draw on amounts in the reserve subaccount of a note issuer, to the extent amounts available in the general subaccount of that note issuer are insufficient to pay the amounts listed above. Amounts in the reserve subaccount will be invested in eligible investments and applied in the manner described under “—Allocations and Payments” below.

Allocations and Payments

On any business day that a note trustee receives a written request from a note issuer’s administrator stating that any fees, costs, expenses and indemnities payable by the note issuer, as described in clauses (1) through (4) below, will become due and payable prior to the next succeeding payment date, and setting forth the amount and nature of the expense, as well as any supporting documentation that the note trustee may reasonably request, the note trustee, after receiving the information, will make payment of the expense on or before the date the payment is due from amounts on deposit in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount of the note issuer, in that order and only to the extent required to make the payment.

On each payment date, or for any amount payable under clauses (1) through (4) below, on any business day, a note trustee will allocate and pay amounts on deposit in the collection account of the related note issuer, including net earnings on those amounts (other than on amounts in the capital subaccount) as follows and in the following order of priority:

(1)	all amounts owed by the note issuer to the note trustee, the Delaware trustee, the certificate trustee, the agencies and the certificate issuer will be paid; provided that indemnity amounts will be limited to $10,000,000 in the aggregate for all payment dates unless the note issuer has received rating agency confirmation that a further amount will not result in a reduction or withdrawal of the rating of the outstanding certificates;

(2)	the servicing fee and all unpaid servicing fees from any prior payment dates will be paid to the note issuer’s servicer;

(3)	the administration fee and all unpaid administration fees from prior payment dates will be paid to the note issuer’s administrator;

(4)	so long as no event of default has occurred and is continuing or would be caused by payment, all other operating expenses and indemnities payable by the note issuer will be paid to the persons entitled thereto, provided that the total amount paid from, but excluding the previous payment date and on the current payment date may not, in any event exceed $100,000 in the aggregate;

(5)	first, any overdue interest on the notes of the note issuer after a payment default (together with, to the extent lawful, interest on overdue interest at the applicable note interest rate) and second, interest currently due and payable on such notes will be transferred to the certificate trustee, as noteholder, for distribution to the certificateholders;

(6)	first, funds necessary to pay any principal on the notes of the note issuer payable by the note issuer as a result of a note event of default or on the final maturity date, optional redemption date or mandatory redemption date of a class of notes of the note issuer and second, principal based on priorities described in the prospectus supplement will be transferred to the certificate trustee, as noteholder, for distribution to the applicable certificateholders according to the expected amortization schedule for each class of notes;

(7)	unpaid operating expenses and indemnities payable by the note issuer will be paid to the persons entitled thereto;

(8)	the amount, if any, by which the note issuer’s capital subaccount needs to be funded to equal the required capital level as of a payment date will be allocated to the capital subaccount;

(9)	the amount, if any, by which the note issuer’s overcollateralization subaccount needs to be funded to equal the required overcollateralization level as of a payment date will be allocated to the overcollateralization subaccount;

(10)	the balance, if any, will be allocated to the note issuer’s reserve subaccount for distribution on a subsequent payment date; and

(11)	following the repayment of all notes and the corresponding portion of the certificates, the balance, if any, will be released to the note issuer.

If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount of the note issuer are insufficient to make the transfers contemplated by clauses (1) through (6) above, the note trustee will:

•	first, draw from amounts on deposit in the reserve subaccount of the note issuer;

•	second, draw from amounts on deposit in the overcollateralization subaccount of the note issuer; and

•	third, draw from amounts on deposit in the capital subaccount of the note issuer, up to the amount of the shortfall, in order to make the transfers described above.

In addition, if on any payment date funds on deposit in the general subaccount of the note issuer are insufficient to make the transfers described in clauses (8) and (9) above, the note trustee will draw from amounts on deposit in the reserve subaccount of that note issuer to make the required transfers.

If on any payment date funds on deposit in the collection account of the note issuer are insufficient to make the transfers contemplated by clause (5) above, the note trustee will allocate the funds in the collection account among the classes, as specified in the prospectus supplement.

Actions by Noteholders

The certificate trustee, on behalf of the trust as sole initial holder of the notes of the note issuers, has the right to vote and give consents and waivers for modifications to any class of notes of a note issuer and to the provisions of other agreements under the note indentures. In general, the certificate trustee may vote all, and, with the written direction of the holders of the Certificates representing not less than a majority of the outstanding principal amount of the certificates, shall vote a corresponding majority of the notes for any such consent or waiver. With some exceptions, the holders of a majority of the outstanding principal amount of the notes of a note issuer shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee in respect of those notes, or exercising any trust or power conferred on the note trustee under a note indenture, provided that:

•	the direction shall not be in conflict with any rule of law or with the note indenture;

•	other than in the case of a default in the payment of any principal or redemption price or a default in the payment of interest on any note, any direction to the note trustee to sell or liquidate the note collateral shall be by the holders of 100% of the outstanding principal amount of the notes of the note issuer;

•	if the note trustee elects to maintain possession of the note collateral in compliance with the note indenture, then any direction to the note trustee by holders of notes of the note issuer representing less than 100% of the outstanding principal amount of the notes to sell or liquidate the note collateral shall be of no force and effect; and

•	the note trustee may take any other action deemed proper by the note trustee that is not inconsistent with the direction. See “Description of the Certificates – Voting of the Certificates.”

Note Events of Default; Rights on Note Event of Default

An event of default on the notes of a note issuer is defined in the note indentures as being:

•	a default in the payment of interest on any note of the note issuer that is not cured within five days after the payment date;

•	a default in the payment of the then unpaid principal of any note of the note issuer on the final maturity date;

•	a default in the payment of the redemption price for any note of the note issuer on a redemption date;

•	a default in the observance or performance in any material respect of any covenant or agreement of the note issuer made in the note indenture, and which continues unremedied for 30 days after notice is given to the note issuer by the note trustee or to the note issuer and the note trustee by the holders of at least 25 percent in principal amount of the notes of the note issuer then outstanding;

•	any representation or warranty made by the note issuer in the note indenture or in any certificate delivered by the note issuer in connection with the note indenture proving to have been incorrect in a material respect when made and which continues unremedied for a period of 30 days after notice is given to the note issuer by the note trustee or to the note issuer and the note trustee by the holders of at least 25 percent in principal amount of the notes of the note issuer then outstanding; or

•	events of bankruptcy, insolvency, receivership or liquidation of the note issuer.

If a note event of default should occur and be continuing on the notes of a note issuer, the note trustee or holders of not less than a majority in principal amount of the note issuer’s notes then outstanding may declare the notes of that note issuer to be immediately due and payable. Under circumstances set forth in the note indenture, the holders of a majority in principal amount of notes of the note issuer then outstanding may rescind the declaration.

If the notes of a note issuer have been declared to be due and payable following a note event of default, the related note trustee may, in its discretion, either sell the transition property of that note issuer or elect to maintain possession of the transition property and continue to apply payments arising from the RTC charge remitted to the note trustee as if there had been no declaration of acceleration. We expect that there will be a limited resale market, if any, for the transition property following a foreclosure because of the unique nature of the transition property as an asset and other factors discussed in this prospectus.

In addition, the note trustee is prohibited from selling the transition property of a note issuer following a note event of default of that note issuer, other than a default in the payment of any principal or redemption price or a default in the payment of interest on any note of that note issuer, unless:

•	the holders of all the outstanding notes of that note issuer consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the accrued interest on and the principal of the outstanding notes of the note issuer; or

•	the note trustee determines that the proceeds of the transition property of a note issuer would not be sufficient on an ongoing basis to make all payments on its notes as those payments would have become due if the notes had not been declared due and payable, and the note trustee obtains the consent of the holders of 66 2/3 percent of the outstanding amount of the notes of the note issuer.

In case a note event of default occurs and is continuing with respect to the notes of a note issuer, the note trustee will be under no obligation to exercise any of the rights or powers under the notes at the request or direction of any of the holders of notes if the note trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with the request. The holders of a majority in principal amount of the outstanding notes of a note issuer will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the note trustee and the holders of a majority in principal amount of the outstanding notes of that note issuer may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default arising from a covenant or provision of the note indenture that cannot be modified without the consent of all of the holders of the outstanding notes of all classes affected.

No holder of any note of a note issuer will have the right to institute any proceeding on the notes, unless:

•	the holder previously has given to the note trustee written notice of a continuing event of default;

•	the holders of not less than 25 percent in principal amount of the outstanding notes of the note issuer have made written request of the note trustee to institute the proceeding in its own name as note trustee;

•	the holder or holders have offered the note trustee reasonable indemnity;

•	the note trustee has failed for 60 days after receipt of notice to institute a proceeding; and

•	no direction inconsistent with the written request has been given to the note trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

In addition, the servicers will covenant that they will not at any time institute against the note issuers or the trust any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Covenants of the Note Issuers

A note issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving a consolidation or merger of the note issuer is organized under the laws of the United States, any state or the District of Columbia;

•	the entity expressly assumes by an indenture supplemental to the note indenture the note issuer’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the note issuer under the note indenture;

•	no event of default will have occurred and be continuing immediately after giving effect to the merger or consolidation of the note issuer;

•	the transaction will not result in a reduction or withdrawal of the then current ratings on any class of notes or certificates;

•	the note issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the note issuer, the trust, any noteholder or any certificateholder and the consolidation or merger complies with the note indenture and all conditions precedent relating to the transaction have been complied with; and

•	any action as is necessary to maintain the lien and security interest created by the note indenture will have been taken.

A note issuer may not convey or transfer any of its properties or assets to any person or entity, unless:

(a)	the person or entity acquiring the properties and assets:

•	is a United States citizen or an entity organized under the laws of the United States, any state or the District of Columbia;

•	expressly assumes by an indenture supplemental to the note indenture the note issuer’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the note issuer under the note indenture;

•	expressly agrees by a supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of noteholders;

•	unless otherwise expressly waived by the note issuer, expressly agrees to indemnify, defend and hold harmless the note trustee against and from any loss, liability or expense arising under or related to the note indenture and the notes; and

•	expressly agrees by means of a supplemental indenture that the person (or if a group of persons, then one specified person) shall make all filings with the Securities and Exchange Commission (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the notes;

(b)	no event of default under the note indenture will have occurred and be continuing immediately after the transaction;

(c)	the transaction will not result in a reduction or withdrawal of the then current ratings on any class of certificates;

(d)	the note issuer has received an opinion of counsel to the effect that the transaction will not have any material adverse tax consequence to the note issuer, the trust, any noteholder or any certificateholder and the conveyance or transfer complies with the note indenture and all conditions precedent relating to the transaction have been complied with; and

(e)	any action as is necessary to maintain the lien and security interest created by its note indenture shall have been taken.

A note issuer will not, among other things:

•	except as expressly permitted by its note indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the note issuer, unless directed to do so by the note trustee;

•	claim any credit on, or make any deduction from the principal or interest payable on, its notes (other than amounts properly withheld under the Internal Revenue Code of 1986) or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed on any part of the note collateral;

•	terminate its existence, dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the note indenture to be impaired;

•	permit the lien of its note indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to its notes except as may be expressly permitted by the note indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the note indenture or the statutory lien under the restructuring statute, to be created on or extend to or otherwise arise on or burden the note collateral or any part of it or any interest in it or the proceeds from it; or

•	except for the statutory lien under the statute, permit the lien of the note indenture not to constitute a valid first priority security interest in the note collateral.

A note issuer may not engage in any business other than financing, purchasing, owning and managing the transition property in the manner contemplated by its note indenture and the other financing documents relating to the issuance of the notes and certificates and related activities. A note issuer will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the notes.

A note issuer will not, except for any eligible investments as contemplated by its note indenture and the other financing documents relating to the issuance of the notes and the certificates, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. A note issuer will not, other than expenditures in an annual amount not to exceed $25,000, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either real or personal property). A note issuer will not, directly or indirectly, make payments to or distributions from its collection account except in compliance with the note indenture and the other financing documents relating to the issuance of its notes and the certificates.

A note issuer will not make any payments, distributions or dividends to any owner of beneficial interests in the note issuer arising from the beneficial interests in the note issuer if any note event of default has occurred and is continuing or if distributions cause the book value of the remaining equity in the note issuer to decline below 0.50 percent of the initial principal amount of its notes outstanding under the note indenture.

A note issuer will deliver to, among others, the note trustee and the certificate trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to noteholders and the certificateholders required by the servicing agreement.

Reports to Noteholders

On or prior to each payment date, each of the servicers will prepare and provide to its note issuer, the note trustee for that note issuer and the certificate trustee a statement to be delivered to the noteholders of that note issuer on the payment date. Each statement will include (to the extent applicable) the following information with respect to a note issuer for a payment date or the period since the previous payment date, as applicable

•	the amount of the distribution to noteholders allocable to interest;

•	the amount of the distribution to noteholders allocable to principal;

•	the outstanding principal balance of the notes, after giving effect to payments allocated to principal reported above;

•	the difference, if any, between the outstanding principal balance of the notes of the particular note issuer and the principal amount scheduled to be outstanding on a payment date according to the expected amortization schedule;

•	the amount on deposit in the overcollateralization subaccount and the required overcollateralization level as of the payment date;

•	the amount on deposit in the capital subaccount as of the payment date;

•	the amount, if any, on deposit in the reserve subaccount as of the payment date;

•	the amount paid to the related note trustee, the Delaware trustee and the certificate trustee since the previous payment date;

•	the amount paid to the related servicer since the previous payment date;

•	the amount paid to the related administrator since the previous payment date; and

•	any other transfers and payments to be made pursuant to the related note indenture since the previous payment date.

The note trustee will deliver to each holder of the notes of a note issuer information in the note trustee’s possession that may be required to enable the holder to prepare its federal and state income tax returns. See “Federal Income Tax Consequences” and “Massachusetts State Taxation.”

Annual Compliance Statement

Each of the note issuers will file annually with the note trustee for its notes, the certificate trustee, the state agencies and Standard & Poors and Moody’s a written statement as to whether it has fulfilled its obligations under the note indenture applicable to it.

Legal Defeasance and Covenant Defeasance Options

A note issuer may, at any time, terminate:

•	all of its obligations under the indenture with respect to the Notes, a legal defeasance or

•	its obligations to comply with some of the covenants in the indenture, a covenant defeasance.

The legal defeasance option is a note issuer’s right to terminate at any time all of its obligations under the indenture with respect to the notes. The covenant defeasance option is the note issuer’s right at any time to terminate its obligations to comply with the covenants in the indenture. If a note issuer exercises the legal defeasance option, the notes may not be accelerated because of an event of default. If a note issuer exercises the covenant defeasance option, the notes may not be accelerated because of an event of default due to breach of covenants.

A note issuer may exercise the legal defeasance option or the covenant defeasance option with respect to any series of the transition bonds only if:

•	the note issuer irrevocably deposits or causes to be deposited in trust with the trustee cash or U.S. government obligations specified in the note indenture for the payment of principal and interest on the note issuer’s notes to the scheduled maturity date, optional redemption date or mandatory redemption date therefor, as applicable;

•	the note issuer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations plus any deposited cash when due and without reinvestment will provide cash at times and in sufficient amounts to pay in respect of the notes:

–	principal in accordance with the expected amortization schedule therefor, and/or if the notes are to be redeemed, the optional redemption price or mandatory redemption price, as applicable, and

–	interest when due;

•	in the case of the legal defeasance option, 91 days pass after the deposit is made and during the 91-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the note issuer occurs and is continuing at the end of the period;

•	no default has occurred and is continuing on the day of the deposit and after giving effect thereto;

•	in the case of the legal defeasance option, the note issuer delivers to the note trustee an opinion of counsel stating that:

–	the note issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

–	since the date of execution of the note indenture, there has been a change in the applicable federal income tax law, and

–	in either case confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•	in the case of the covenant defeasance option, the note issuer delivers to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and

•	the note issuer delivers to the trustee or officer’s a certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the note indenture.

DESCRIPTION OF THE CERTIFICATES

The trust will issue the certificates under the certificate indenture between the trust and The Bank of New York, a New York banking corporation, acting as the certificate trustee. The following summary describes the material terms and provisions of the certificate indenture. The particular terms of the certificates of any class will be established in the certificate indenture. This summary is not complete. You should read this summary together with the prospectus supplement and the terms and provisions of the certificate indenture, a form of which is filed as an exhibit to the registration statement relating to this prospectus, before buying the certificates.

Each class of certificates will represent fractional undivided beneficial interest in the corresponding classes of notes of each note issuer and the proceeds thereof. Each certificate will be issued in the minimum denominations specified in the prospectus supplement. The trust may not issue any additional certificates under the certificate indenture.

Each class of certificates will have the same interest rate, scheduled final distribution date and final maturity date as the corresponding classes of notes of the note issuers and, taken together, the corresponding classes of notes will have the same aggregate principal amount and expected amortization schedule as the related class of certificates. See “Description of the Notes—Interest and Principal.” Payments of interest and principal made on any class of notes of a note issuer are required to be passed through to holders of the related class of certificates at the times and in the manner described below. See “—Payments and Distributions” below and “Description of the Notes—Interest and Principal.”

Payments and Distributions

The certificate trustee is scheduled to receive payments of interest on and principal of the notes of each of the note issuers on each payment date. The note trustees will make payments on the notes of the note issuers on any payment date as described under “Description of the Notes—Allocations and Payments.”

The certificate trustee will distribute on each distribution date to the holders of each class of certificates all payments of interest on and principal of the corresponding class of notes of each note issuer, other than payments received following a payment default on a class of notes of a note issuer, the receipt of which is confirmed by the certificate trustee by 1:00 p.m. New York City time on a distribution date or, if receipt is confirmed after 1:00 p.m. New York City time on a distribution date, then on the following business day. Each distribution, other than the final distribution for any certificate, will be made by the certificate trustee to the holders of record of the certificates of the applicable class on the record date for a distribution date. If a payment of principal or interest on any class of the notes of a note issuer, other than a payment received following a payment default on a class of notes of that note issuer, is not received by the certificate trustee on a distribution date but is received within five days thereafter, it will be distributed to the holders of record on the date receipt is confirmed by the certificate trustee, if receipt is confirmed by the certificate trustee by 1:00 p.m. New York City time or, if receipt is confirmed after 1:00 p.m. New York City time, then on the following business day. If payment is received by the certificate trustee after the five-day period, it will be treated as a payment received following a payment default on a class of notes of that note issuer and distributed as described below.

Any payment received by the certificate trustee following a payment default on any class of notes of a note issuer (“Special Payments”) will be distributed on the later of the date receipt is confirmed by the certificate trustee and the date on which any Special Payment is scheduled to be distributed by the certificate trustee (a “Special Distribution Date”). However, in the case of any Special Payment receipt of which is confirmed after 1:00 p.m. New York City time, a Special Payment will be distributed on the following business day. The certificate trustee will mail notice to the holders of record of certificates of the applicable class as of the most recent record date not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed for certificates of a class stating the anticipated Special Distribution Date. Each distribution of any Special Payment will be made by the certificate trustee on the Special Distribution Date to the holders of record of the certificates of a class as of the most recent record date. See “—Events of Default” below.

The certificate indenture requires the certificate trustee to establish and maintain for each class of certificates, for the trust, and on behalf of the certificateholders, one or more non-interest bearing certificate accounts for the deposit of payments on the related class of notes of each of the note issuers. The certificate trustee is required to deposit any payments received by it arising from the notes in the appropriate certificate account. The certificate trustee will distribute all amounts so deposited to holders of the certificates on a distribution date or a Special Distribution Date, as appropriate, unless a different date for distribution of the amount is specified in the certificate indenture.

At any time, if any, that the certificates are issued in registered form and not to the Depository Trust Company (“DTC”) or its nominee, distributions by the certificate trustee from the certificate accounts on a distribution date or a Special Distribution Date will be made by check mailed to each holder of record of a certificate on the applicable record date at its address appearing on the register maintained for the certificates, or, on application by a holder of any certificates in the principal amount of $1,000,000 or more to the certificate trustee not later than the applicable record date, by wire transfer to an account maintained by the payee in New York, New York. The final distribution for the certificates, however, will be made only on presentation and surrender of the certificates at the office or agency of the certificate trustee specified in the notice given by the certificate trustee of the final distribution. The certificate trustee will mail notice of the final distribution to the certificateholders, specifying the date set for the final distribution and the amount of the final distribution.

If any Special Distribution Date or other date specified in this prospectus for distribution of any distributions to certificateholders is not a business day, distributions scheduled to be made on a Special Distribution Date or other date may be made on the following business day and no interest shall accrue on the distribution during the intervening period.

Voting of the Certificates

The nominee for DTC as sole initial holder of the certificates, has the right to vote and give consents and waivers relating to any modifications to any class of certificates. With some exceptions, the holders of at least a majority of the outstanding principal amount of the certificates shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the certificate trustee, or exercising any trust or power conferred on the certificate trustee under the certificate indenture, including any right of the certificate trustee as holder of the notes, in each case unless a different percentage is specified in the certificate indenture; provided, however, that, among other things:

•	the direction shall not be in conflict with any rule of law or with the certificate indenture and would not involve the certificate trustee in personal liability or expense;

•	the certificate trustee shall not have determined that the action so directed would be unjustly prejudicial to the certificateholders not taking part in the direction; and

•	the certificate trustee may take any other action deemed proper by the certificate trustee that is not inconsistent with the direction.

If the certificate trustee is required to seek instructions from the holders of the certificates regarding any action or vote, the certificate trustee will take the action or vote for or against any proposal in proportion to the principal amount of the certificates taking the corresponding position.

Events of Default

An event of default on the certificates is defined as the occurrence and continuance of a note event of default with respect to the notes of a note issuer. An event of default in respect of the notes of a note issuer will not constitute an event of default with respect to the notes of the other note issuer.

The certificate indenture provides that, if a note event of default occurs and is continuing with respect to the notes of a note issuer, the certificate trustee may vote all and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates shall vote a corresponding majority of the notes of that note issuer in favor of declaring the unpaid principal amount of the notes of that note issuer and accrued interest to be due and payable. In addition, the certificate indenture provides that, if a note event of default occurs and is continuing, the certificate trustee may vote all and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates, shall vote a corresponding majority of the notes of the defaulting note issuer in favor of directing the note trustee as to the time, method and place of conducting any proceeding for any remedy available to the note trustee, including the sale of any or all of the collateral for the notes of the defaulting note issuer, without recourse to or warranty by the certificate trustee or any certificateholder, to any person or entity, or of exercising any trust or power conferred on the note trustee under the note indenture. For a description of the note events of default, see “Description of the Notes—Note Events of Default; Rights On Note Event of Default.”

If, under the terms of the certificate indenture, the certificate trustee so decides, or is required, to sell the notes of a defaulting note issuer, the certificate trustee may, and if directed by the holders of not less than a majority of the certificates shall, take action to complete the sale of that note issuer’s notes upon such terms and conditions and at such prices as it, or if directed by the certificateholders, upon such terms and conditions as the certificateholders, may deem advisable, so as to provide for the full payment of all amounts due on the certificates in respect of such notes.

In any event, the certificate trustee is prohibited from selling any notes following note events of default, other than payment defaults, unless (x) the certificate trustee determines that the amounts receivable from the note collateral are not sufficient to pay in full the principal of and accrued interest on the notes of the defaulting note issuer and to pay all sums due to the certificate trustee by such note issuer and other administrative expenses specified in the certificate indenture allocable to that note issuer and the certificate trustee obtains the written consent of holders of certificates representing 66 2/3 percent of the outstanding principal amount of certificates or (y) the certificate trustee obtains the written consent of holders of 100 percent of the outstanding principal amount of certificates. Any proceeds received by the certificate trustee on any sale will be deposited in the certificate account and will be distributed to the certificateholders on a Special Distribution Date.

If a breach by the Commonwealth of Massachusetts of its pledge under the statute has occurred, then the certificate trustee, in its own name and as trustee of an express trust, as holder of the notes, shall be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the pledge and to collect any monetary damages as a result of a breach, and may prosecute any of these suits, actions or proceedings to final judgment or decree.

Any funds (a) representing payments received arising from notes in default, or (b) representing the proceeds from the sale by the certificate trustee of any notes or the repurchase of transition property by a seller, held by the certificate trustee in the certificate account shall, to the extent practicable, be invested and reinvested by the certificate trustee in eligible investments permitted under the certificate indenture maturing in not more than 60 days or a lesser time as is required for the distribution of any funds on a Special Distribution Date, pending the distribution of the funds to certificateholders as described in this prospectus.

The certificate indenture provides that, for the certificates of any class, within 30 days after the occurrence of any event that is, or after notice or lapse of time or both would become, a certificate event of default for a class of certificates in respect of a class of notes of a note issuer, the certificate trustee will give notice, transmitted by mail, to the trust, the applicable note trustee and the certificateholders of all uncured or unwaived defaults known to it. Except in the case of a default relating to the payment of principal of or interest on any of the notes, however, the certificate trustee will be protected in withholding notice if in good faith it determines that the withholding of notice is in the interests of the certificateholders.

The certificate indenture contains a provision entitling the certificate trustee to be indemnified by the certificateholders before proceeding to exercise any right or power under the certificate indenture at the request or direction of certificateholders.

In some cases, the holders of certificates representing not less than a majority of the outstanding principal amount of the certificates may waive any certificate event of default in respect of the notes of a note issuer and thereby annul any previous direction given by the certificate trustee with respect thereto, except a default:

•	in the deposit or distribution of any payment on the notes or Special Payment required to be made on any class of certificates;

•	in the payment of principal of or interest on any of the notes; or

•	arising from any covenant or provision of the certificate indenture that cannot be modified or amended without the consent of the holders of each certificate affected by a default.

With respect to any such waiver or annulment the certificate trustee shall vote a corresponding percentage of the notes of a defaulting note issuer in favor of the waiver. The notes provide that, with some exceptions, the holders of not less than a majority of the outstanding principal amount of the notes of the defaulting note issuer may waive any note event of default or any event that is, or after notice or passage of time, or both, would be, a note event of default.

The trust may hold two or more classes of notes of a note issuer, each of which may have a different interest rate, a different or potentially different schedule for the repayment of principal and different rights in the security for the notes. Accordingly, the certificateholders of one class may have divergent or conflicting interests from the certificateholders of other classes in respect of the notes of the corresponding classes of the defaulting note issuer. As a result, the note trustees for that note issuer and the certificate trustee may be required to seek the appointment of additional trustee(s) to represent the interests of one or more classes with divergent or conflicting interests.

Redemption

The trust will redeem an equivalent portion of the certificates if the notes of a note issuer are redeemed. The trust will give notice of redemption to each certificateholder to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the redemption date.

Reports to Certificateholders

On each distribution date, Special Distribution Date or any other date specified in the certificate indenture for distribution of any payments on any class of certificates, the certificate trustee will include with each distribution a statement setting forth the following information, in each case, to the extent received by the certificate trustee from the note trustees, no later than two business days prior to a distribution date, Special Distribution Date or other date specified herein for distribution:

•	the amount of the distribution to certificateholders allocable to principal and interest in respect of the notes of each note issuer, in each case per $1,000 original principal amount of each class of certificates;

•	the aggregate outstanding principal balance of the certificates and of the notes of each note issuer, after giving effect to distributions allocated to principal reported above;

•	the difference, if any, between the aggregate outstanding principal balance of the certificates scheduled to be outstanding on a distribution date according to the expected amortization schedule, and the same information for each note issuer;

•	for each note issuer, the amount on deposit in the overcollateralization subaccount and the required overcollateralization level as of the payment date;

•	for each note issuer, the amount on deposit in the capital subaccount;

•	for each note issuer, the amount, if any, on deposit in the reserve subaccount as of the payment date;

•	for each note issuer, the amount paid to the related note trustee, the Delaware trustee and the certificate trustee since the previous payment date;

•	for each note issuer, the amount paid to the related servicer since the previous payment date;

•	for each note issuer, the amount paid to the related administrator since the previous payment date; and

•	any other transfers and payments to be made pursuant to the related note indenture since the previous payment date.

So long as the note trustees and the certificate trustee are the same, the note trustees will agree to prepare and provide the statements to the certificate trustee.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the notes, the certificate trustee will mail to each person or entity who at any time during a calendar year has been a certificateholder and received any distribution on the certificates, a statement containing information for the purposes of a certificateholder’s preparation of federal and state income tax returns. See “Federal Income Tax Consequences” and “Massachusetts State Taxation.”

Supplemental Certificate Indentures

The certificate trustee and the Delaware trustee, on behalf of the trust, will, from time to time, and without the consent of the certificateholders, enter into one or more agreements supplemental to the certificate indenture to:

•	add to the covenants of the trust for the benefit of the certificateholders, or to surrender any right or power in the certificate indenture conferred on the trust;

•	correct or supplement any provision in the certificate indenture or in any supplemental certificate indenture that may be defective or inconsistent with any other provision in the certificate indenture or in any supplemental agreement or to make any other provisions regarding matters or questions arising under the certificate indenture; provided that none of these actions shall adversely affect in any material respect the interests of the certificateholders;

•	cure any ambiguity or correct any mistake; or

•	qualify, if necessary, the certificate indenture, including any supplemental certificate indenture, under the Trust Indenture Act of 1939.

In addition, the certificate trustee and the Delaware trustee, acting on behalf of the trust, will, with the consent of certificateholders holding not less than a majority of the outstanding principal amount of the certificates of each affected class of certificates, enter into one or more certificate indentures supplemental to the certificate indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the certificate indenture. However, no supplemental certificate indenture may, among other things, without the consent of each certificateholder affected thereby:

•	reduce the amount of any payment, change any date of payment on any certificate or note, or change the place of payment where, or the currency in which, any certificate or note is payable, or impair the right to sue for the enforcement of any payment or distribution on or after the distribution date, Special Distribution Date or other date specified in the prospectus;

•	permit the disposition of any note held by the trust except as permitted by the certificate indenture, or otherwise deprive any certificateholder of the benefit of the ownership of the related notes held by the trust;

•	reduce the percentage of the aggregate outstanding amount of the certificates of any class that is required for any such supplemental indenture, or reduce such percentage required for any waiver or consent (of compliance with certain provisions of the certificate indenture or certain defaults under the certificate indenture and their consequences) provided for in the certificate indenture;

•	modify the provisions in the certificate indenture relating to amendments with the consent of certificateholders, except to increase the percentage vote necessary to approve amendments or to add further provisions which cannot be modified or waived without the consent of all certificateholders; or

•	adversely affect the status of the trust as a grantor trust not taxable as a corporation for federal income tax purposes.

Promptly following the execution of any amendment to the certificate indenture (other than an amendment described in the preceding paragraph), the certificate trustee will furnish written notice of the substance of an amendment to the certificateholders to which such amendment relates.

List of Certificateholders

With the written request of any certificateholder or group of certificateholders of record holding certificates evidencing not less than ten percent of the outstanding principal amount of the certificates, the certificate trustee will give such certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders about their rights under the certificate indenture.

Neither the declaration of trust nor the certificate indenture provides for any annual or other meetings of certificateholders.

Registration and Transfer of the Certificates

If so specified in the prospectus supplement, the certificates will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement. No service charge will be made for any registration or transfer of the certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

Book-Entry Registration and Definitive Certificates

One or more classes of the certificates will be issued as book-entry certificates, and these classes will be represented by one or more certificates registered in the name of a nominee for the depository, DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these beneficial owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, beneficial owners will receive payments after a distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on a distribution date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or beneficial owners. The only registered certificateholder will be Cede & Co., as nominee of DTC, and the beneficial owners will not be recognized by the certificate trustee as certificateholders under the certificate indenture. Beneficial owners will be permitted to exercise the rights of certificateholders under the certificate indenture, only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts regarding the book-entry certificates and is required to receive and transmit distributions of interest on and principal of the book-entry certificates. Participants and Indirect Participants with which beneficial owners have accounts for book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective beneficial owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and banks, the ability of a beneficial owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions arising from its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing its interest.

DTC has advised the certificate trustee that it will take any action permitted to be taken by a certificateholder under the certificate indenture only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars.

Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, subject to regulations by the Commission de Surveillance de Secteur Financier, which supervises Luxembourg banks. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customers, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by the Euroclear Operator (or Euroclear), under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear System is operated by Euroclear Bank SA, a Belgian Credit institution with its registered office in Brussels. Euroclear Bank is subject to the supervision of the Belgium Banking and Finance Commission. In accordance with Article 8 of its Organic Law, the National Bank of Belgium (NBB) is in charge of the oversight of the Euroclear System.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipt of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions for certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear Participants in compliance with the relevant system’s rules and procedures. These distributions will be subject to tax reporting in compliance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences.” Clearstream customers will take any other action permitted to be taken by a certificateholder under the certificate indenture on behalf of a Clearstream customers and the Euroclear Operator will take any other action permitted to be taken by a certificateholder under the certificate indenture on behalf of a Euroclear Participant only under its relevant rules and procedures and limited by its depositary’s ability to effect these actions on its behalf through DTC.

CEDE, as nominee for DTC, will hold the certificates. Clearstream will hold omnibus positions in the certificates on behalf of the Clearstream customers and Euroclear will hold omnibus positions in the certificates on behalf of the Euroclear Participants, in each case through customers’ securities accounts in their names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between the Participants will comply with DTC rules. Transfers between Clearstream customers and Euroclear Participants will comply with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear Participants, on the other, will be effected in DTC under DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system according to its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear Participants may not deliver instructions directly to their depositaries.

Because of time zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credit or any transactions in the securities settled during the processing will be reported to the relevant Clearstream customers or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

If any of DTC, Clearstream or Euroclear should discontinue its services, the certificate trustee would seek an alternative depository, if available, or cause the issuance of definitive certificates to the owners of certificates or their nominees in the manner described below.

Definitive certificates initially issued in book-entry form will be issued to beneficial owners or their nominees, rather than to DTC or its nominee only if:

•	the DTC advises the certificate trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the certificates and the certificate trustee is unable to locate a qualified successor; or

•	after the occurrence of an event of default under the certificate indenture, holders of certificates representing not less than 50 percent of the outstanding principal amount of certificates advise DTC in writing that the continuation of a book-entry system through DTC is no longer in the best interests of certificateholders.

If either of the events described in the immediately preceding paragraph occurs, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the beneficial owners. With the surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for registration, the certificate trustee will issue (or cause to be issued) to the beneficial owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the certificate trustee will recognize the holders of the Definitive Certificates as certificateholders under the certificate indenture.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE CERTIFICATES

The rate of principal payments, the amount of each interest payment and the final maturity date for each class of notes, and, hence, a related portion of the certificates, will be dependent on the rate and timing of receipt of RTC charge collections supporting the payment of such notes. Higher than estimated receipts of RTC charge collections will not, however, result in payment of principal on such notes, and, hence, a related portion of the certificates, earlier than as reflected in the expected amortization schedule for such notes. This is because receipts in excess of the amounts necessary to amortize the notes in accordance with the applicable expected amortization schedules, to pay interest and premium, if any, on the notes, to pay related expenses and to fund or replenish the capital and overcollateralization subaccounts, will be allocated to the reserve subaccounts under the related note indentures. However, delayed receipts of RTC charge collections may result in principal payments on the notes, and, hence, a related portion of the certificates, occurring more slowly than as reflected in the expected amortization schedule or later than the related scheduled maturity dates. Redemption of any class of notes and acceleration of the final maturity date after an event of default will result in payment of principal earlier than the related expected final payment or final maturity dates.

The actual payments on each payment date for each class of notes, and, hence, a related portion of the certificates, and the weighted average life thereof will be affected primarily by the rate and the timing of receipt of RTC charge collections supporting the payment of such notes. Amounts available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount for the notes of a note issuer will also affect the weighted average life of the notes of that note issuer, and, hence, a related portion of the certificates. The aggregate amount of RTC charge collections and the rate of principal amortization on the notes will depend, in part, on actual energy usage by customers of Boston Edison or Commonwealth Electric, as applicable, and their respective rates of delinquencies and charge-offs. This is because the RTC charges will be calculated based on estimates of usage and collections revenue. The RTC charges for the customers of each company will be adjusted from time to time based in part on the actual rate of RTC charge collections. However, there can be no assurance that the servicers will be able to forecast accurately actual electricity usage and the rate of delinquencies, and charge-offs or implement adjustments to the RTC charges that will cause RTC charge collections to be received at any particular rate. See “Risk Factors–Shortfall in RTC charge payments as a result of inaccurate forecasting or unanticipated delinquencies could lead to payment delays or losses.”

A payment on a date that is later than the expected final payment date might result in a longer weighted average life of the notes, and, hence, a related portion of the certificates. In addition, if scheduled payments on the notes are received later than the applicable scheduled payment dates, this might result in a longer weighted average life of the notes, and, hence, a related portion of the certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the material federal income tax consequences to certificateholders, and is based on the opinion of Palmer & Dodge LLP. Palmer & Dodge LLP has advised the trust that the description of the material federal income tax consequences in this summary is accurate in all material respects. The opinion of Palmer & Dodge LLP is based on some assumptions and is limited by some qualifications stated in this discussion or in that opinion. This discussion is based on current provisions of the Internal Revenue Code of 1986 as amended, currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to certificateholders.

This discussion applies to certificateholders who acquire the certificates at original issue for cash equal to the issue price of those certificates and hold the certificates as capital assets. This discussion does not address all of the tax consequences relevant to a particular certificateholder in light of that certificateholder’s circumstances, and some certificateholders may be subject to special tax rules and limitations not discussed below (for example, life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the code, broker-dealers, persons who hold the certificates as part of a hedge, straddle, “synthetic security,” or other integrated investment, risk reduction or constructive sale transaction and persons that have a “functional currency” other than the U.S. dollar). This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to a certificate because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. certificateholders; however, special rules not applicable to U.S. certificateholders may apply. In addition, except as described below, this discussion does not address any tax consequences under state, local or foreign tax laws.

YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

As used in this summary, the term “U.S. certificateholder” means a beneficial owner of a certificate that is any of the following, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any political subdivision of the U.S.;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The term “non-U.S. certificateholder” means a beneficial owner of a certificate that is not a U.S. certificateholder.

If an entity classified as a partnership for U.S. federal income tax purposes holds certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding certificates, you should consult your tax advisors.

The sellers have not and will not seek any rulings from the Internal Revenue Service, or IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the certificates or that any such position would not be sustained.

Treatment of the Certificates

Ropes & Gray, LLP will opine that the underlying notes of each note issuer will be treated as obligations of Boston Edison or Commonwealth Electric, as the case may be, within the meaning of Revenue Procedure 2002-49, 2002-2 C.B. 172. Palmer & Dodge LLP will opine that for federal income tax purposes the trust will not be a business entity classified as a corporation or a publicly traded partnership treated as a corporation, but will be treated as a grantor trust. Further, Palmer & Dodge LLP will opine that for federal income tax purposes, each class of certificates will evidence ownership of fractional undivided beneficial interests in the corresponding class of notes to which it relates (the “Underlying Notes”).

Based on the assumptions and subject to the qualifications stated herein, it is the opinion of Palmer & Dodge LLP that the material federal income tax consequences to certificateholders are as follows:

Taxation of U.S. Certificateholders

In General

A certificateholder must allocate the purchase price for a certificate between the different underlying notes represented by the certificate in proportion to the respective fair market values of the different underlying notes on the purchase date. The amount allocated to any particular underlying note will represent the initial adjusted basis of the certificateholder’s interest in that underlying note. Thereafter, a certificateholder should calculate separately the items of income, gain, loss, deduction and credit with respect to the certificateholder’s interest in the different underlying notes.

This discussion assumes that each certificate is issued in registered form. Moreover, this discussion assumes that any original issue discount on any underlying note (that is, any excess of the stated redemption price at maturity of an underlying note over its issue price) is less than a statutory minimum amount (equal to 0.25 percent of its stated redemption price at maturity multiplied by the underlying note’s weighted average maturity), all as provided in the United States Treasury’s original issue discount regulations.

Payments of Interest

Stated interest on the underlying notes will be taxable as ordinary interest income when received or accrued by U.S. certificateholders under their method of accounting. Generally, interest payable on the underlying notes will constitute “investment income” for purposes of code limitations on the deductibility of investment interest expense.

Original Issue Discount

As noted above, this discussion assumes that any original issue discount on the underlying notes is less than the statutory minimum amount. In that case, unless a special election is made to treat all interest on the underlying notes as original issue discount, any such de minimis original issue discount generally will be taken into income by a U.S. certificateholder as gain from the retirement of an underlying note (as described below under “—Sale or Other Taxable Disposition of Certificates”) ratably as principal payments are made on the underlying note.

Market Discount and Premium

Upon the purchase of a certificate by a U.S. certificateholder (including a purchase at original issuance), if the amount of the purchase price allocated to an underlying note is less than the certificateholder’s interest in the principal balance of the underlying note, then the difference will be treated as “market discount” unless it is less than a statutory minimum amount. This market discount will generally be treated as accruing ratably on the interest in the underlying note during the period from the date of acquisition to the maturity date of the underlying note, unless the U.S. certificateholder makes an election to accrue the market discount on a constant yield to maturity basis. The U.S. certificateholder will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of the underlying note (including gain allocable to the underlying note upon a sale, exchange or other disposition of a certificate) as ordinary income to the extent of the lesser of:

•	the amount of the payment or gain allocated to the underlying note; or

•	the market discount which is treated as having accrued on the interest in the underlying note at the time of the payment or disposition and which has not previously been included in income.

In addition, a U.S. certificateholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the interest in an underlying note with market discount, until the maturity of the underlying note or its earlier disposition in a taxable transaction (including a disposition of the certificate).

In the alternative, a U.S. Certificateholder may elect to include market discount in income currently as it accrues on either a ratable or semiannual compounding basis, in which case the rules described above will not apply. The election to include market discount in income as it accrues will apply to all market discount instruments acquired by the U.S. certificateholder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the IRS. Generally, currently included market discount is treated as ordinary interest for United States federal income tax purposes.

Upon the purchase of a certificate by a U.S. certificateholder (including a purchase at original issue), if the amount of the purchase price allocated to an underlying note is greater than the certificateholder’s interest in the principal balance of the underlying note (that is, a purchase of an interest in the underlying note at a premium), then the U.S. certificateholder may elect to offset the premium against interest income on the underlying note on a constant yield to maturity basis. Any amortized premium will reduce the adjusted basis allocated to the underlying note. If a certificate is redeemed before maturity, and if the amount of the redemption price allocated to an underlying note is less than the adjusted basis allocated to the underlying note, a U.S. certificateholder will be allowed an ordinary loss deduction for any unamortized premium on the underlying note. An election to amortize bond premium applies to all bonds held by a U.S. certificateholder on the first day of the taxable year to which the election applies and to all bonds acquired thereafter and can be revoked only with the consent of the IRS.

Sale or Other Taxable Disposition of the Certificates

If there is a sale, exchange, redemption, retirement or other taxable disposition of a certificate, a U.S. certificateholder generally will recognize gain or loss equal to the difference, if any, between (a) the amount of cash and the fair market value of any other property treated as received for the interest represented by the certificate in each underlying note (other than amounts attributable to, and taxable as, accrued stated interest on the underlying note) and (b) the U.S. certificateholder’s adjusted tax basis in the underlying note. The amount of cash and property treated as received for each underlying note will be the amount of cash and property received for the certificate allocated between the different underlying notes based on their proportionate fair market values at the time the certificate is sold or otherwise disposed of. The certificateholder’s adjusted tax basis in each underlying note generally will equal the amount of the purchase price allocated to the underlying note upon purchase of the certificate, increased by any original issue discount or market discount included in income with respect to the underlying note prior to its disposition and reduced by any payments reflecting principal or original issue discount previously received with respect to the underlying note and any amortized premium with respect to the underlying note. Although the market discount rules may apply, gain or loss generally will be capital gain or loss if a certificate was held as a capital asset.

Non-U.S. Certificateholders

In general, a non-U.S. certificateholder will not be subject to U.S. withholding tax on interest (including original issue discount) on an Underlying Note unless:

•	the non-U.S. certificateholder is a controlled foreign corporation that is related, directly or indirectly, to the issuer of the underlying note through stock ownership;

•	the non-U.S. certificateholder is a bank which receives interest on the underlying note as described in Code Section 881(3)(A); or

•	the non-U.S. certificateholder actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the issuer of the underlying note entitled to vote.

In order for interest payments to qualify for the exemption from U.S. taxation described above (i) you must certify to the withholding agent on IRS Form W-8BEN (or appropriate substitute form), under penalties of perjury, that you are not a U.S. person or (ii) if you hold the certificates through a financial institution or other agent acting on your behalf, you must provide appropriate documentation to the agent and your agent then must provide certification to the withholding agent, either directly or through other intermediaries.

A non-U.S. certificateholder may also be exempt from U.S. withholding tax on interest if the non-U.S. certificateholder is entitled to the benefits of a U.S. treaty providing an exemption from such withholding and the non-U.S. certificateholder or its agent provides the withholding agent a properly executed W-8BEN (or an appropriate substitute form) evidencing eligibility for the exemption.

Generally, any gain or income realized by a non-U.S. certificateholder from the sale, exchange, redemption, retirement or other disposition of a certificate (other than gain attributable to accrued interest or original issue discount, which is addressed above) will not incur U.S. federal income tax liability, provided, in the case of a certificateholder who is an individual, that the certificateholder is not present in the United States for 183 or more days during the taxable year in which a disposition of a certificate occurs. Exceptions may be applicable, and non-U.S. certificateholders should consult a tax adviser regarding the tax consequences of a disposition of a certificate.

Information Reporting and Backup Withholding

Some certificateholders may be subject to backup withholding, currently at the rate of 28%, on amounts payable to the certificateholder on the certificate, including principal payments. Generally, backup withholding will apply if the certificateholder fails to provide identifying information (such as the payee’s taxpayer identification number) in the manner required, or if the payee has failed to report properly the receipt of reportable interest or dividend payments and the IRS has notified the payor that backup withholding is required. Some certificateholders (including, among others, corporations and some tax-exempt organizations) generally are not subject to backup withholding.

Backup withholding and information reporting generally will not apply to a certificate issued in registered form that is beneficially owned by a non-U.S. certificateholder if either of the certifications as described above in “—Non-U.S. Certificateholders,” are provided to the withholding agent as long as the payor does not have actual knowledge that the certificateholder should be subject to such backup withholding and information reporting rules. Non-U.S. certificateholders should consult their tax advisers regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. The withholding agent may be required to report annually to the IRS and to each non-U.S. certificateholder the amount of interest paid to, and the tax withheld, if any, for each non-U.S. certificateholder, even if a certification is provided and U.S. federal income tax and backup withholding tax does not apply.

MASSACHUSETTS STATE TAXATION

In the opinion of Palmer & Dodge LLP, interest on the certificates and any profit on the sale of the certificates are exempt from Massachusetts personal income taxes, and the certificates are exempt from Massachusetts personal property taxes. Palmer & Dodge LLP has not opined and will not opine as to other Massachusetts tax consequences arising with respect to the certificates. You should be aware, however, that the certificates are included in the measure of Massachusetts estate and inheritance taxes and the certificates and the interest on the certificates are included in the measure of Massachusetts corporate excise and franchise taxes. This discussion does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of the certificates under any state or local tax law other than that of the Commonwealth of Massachusetts. You should consult your tax adviser regarding state and local tax consequences.

ERISA CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose restrictions and requirements on plans, and on persons who are fiduciaries for plans in connection with the investment of Plan Assets. Generally, any person who has discretionary authority or control over the management or disposition of plan assets, and any person who provides investment advice about plan assets for a fee or other consideration, is a fiduciary for those plan assets. For those plans that are governed by ERISA, ERISA imposes on plan fiduciaries specific fiduciary responsibilities, including investment prudence, diversification and investing according to the documents governing the plan.

Prohibited Transactions

ERISA and Section 4975 of the Code prohibit a broad range of transactions involving plan assets and parties in interest, unless a statutory or administrative exemption applies. Parties in interest and plan fiduciaries that participate in a prohibited transaction may be liable for penalties under ERISA and/or excise taxes imposed under Section 4975 of the code. These prohibited transactions generally are described in Section 406 of ERISA and Section 4975 of the code.

Some governmental and church plans are not governed by ERISA or Section 4975 of the code. The prohibited transaction provisions described above do not apply to these plans. If such a plan is exempt from taxation under Section 501(a) of the code as a plan described in Section 401(a) of the code, however, it may lose its tax exemption if it engages in a prohibited transaction described in Section 503 of the code.

Any fiduciary or other plan investor considering whether to purchase the certificates on behalf of a plan or with plan assets should determine whether the purchase is consistent with its fiduciary duties and whether the purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the code because Boston Edison, Commonwealth Electric, the certificate trustee, the underwriters or any of their affiliates is a party in Interest under the investing plan.

Each purchaser of the certificates will be deemed to have represented and warranted that its purchase of the certificates or any interest in the certificates does not violate the limitations described above.

Plan Asset Regulation

The certificates are likely to be treated as “equity interests” in the trust under a plan asset regulation issued by the United States Department of Labor, which provides that beneficial interests in a trust are equity interests. Generally, the plan asset regulation provides that if plans acquire a “significant” equity interest in an entity, the entity may be considered to hold plan assets. Therefore, if the certificates are purchased with plan assets, the assets of the trust may be deemed plan assets of the investing plans which, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the code. Even though only minimal administrative activity is expected at the trust level, it is likely that the trust will interact with Boston Edison, Commonwealth Electric, the certificate trustee, the underwriters and their affiliates. If Boston Edison, Commonwealth Electric, the certificate trustee, the underwriters or any of their affiliates is a party in interest to a plan that purchases certificates, violations of the prohibited transaction rules could occur at the trust level, unless a statutory or administrative exemption applies or an exception applies under the plan asset regulation.

Before purchasing any certificates, a plan fiduciary, other plan investor or party in interest should consider whether a prohibited transaction might arise by reason of any relationship between the investing plan and Boston Edison, Commonwealth Electric, the certificate trustee, the underwriters or any of their affiliates. The Department of Labor has issued some class exemptions that may afford exemptive relief for otherwise prohibited transactions arising from the purchase or holding of the certificates, including Department of Labor Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers); 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); and 84-14 (Class Exemption for Plan Assets Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the certificates should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

Plans would not have a “significant” equity interest in the trust, and application of the plan asset regulation would be avoided, if benefit plan investors (as such term defined in the plan asset regulation) own less than 25% of each class of equity in the trust. However, there is no commitment to limit purchases of certificates by benefit plan investors in this manner.

Conclusion

In light of the foregoing, plan fiduciaries or other plan investors considering whether to purchase the certificates with plan assets of any plan and parties in interest should consult their own legal advisors regarding whether the trust assets would be considered plan assets, the consequences that would apply if the trust assets were considered plan assets, and the availability of exemptive relief from the prohibited transaction rules or an exception under the plan asset regulation. Fiduciaries and other plan investors should also consider the fiduciary standards under ERISA or other applicable law in the context of the plan’s particular circumstances before authorizing an investment of plan assets in the certificates. Among other factors, fiduciaries and other plan investors should consider whether the investment:

•	satisfies the diversification requirement of ERISA or other applicable law;

•	complies with the plan’s governing instruments; and

•	is prudent in light of the “Risk Factors” and other factors discussed in this prospectus.

USE OF PROCEEDS

The trust will use the net proceeds received from the sale of the certificates to purchase the notes from the note issuers. The note issuers will use the net proceeds from the sale of the notes to purchase the transition properties from the sellers and to pay the costs of issuing the notes and the certificates. The sellers will use the net proceeds from the sale of the transition properties to pay liquidation payments required in connection with the termination of obligations of the sellers under certain power purchase agreements, and, in the case of Commonwealth Electric, for general corporate purposes and to repay outstanding debt and reduce the amount of outstanding equity.

PLAN OF DISTRIBUTION

The trust may sell the certificates to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement or the trust may offer or place the certificates either directly or through agents. The note issuers and the trust intend that certificates will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the certificates may be made through a combination of these methods.

The distribution of certificates may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

In connection with the sale of the certificates, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell certificates to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the certificates may be deemed to be underwriters and any discounts or commissions received by them from the trust and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed on by Ropes & Gray LLP, Boston, Massachusetts, counsel to the sellers and the note issuers. Certain legal matters relating to the certificates and certain federal and Massachusetts state income tax consequences of the issuance of the certificates will be passed upon by Palmer & Dodge LLP, Boston, Massachusetts, counsel to the trust and the agencies. Certain legal matters relating to the notes will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the note issuers. Certain legal matters relating to the certificates will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the trust, and by Sidley Austin Brown & Wood LLP, San Francisco, California, counsel to the underwriters.

GLOS SARY

As used in this prospectus the terms below have the following meanings:

CLEARSTREAM—Clearstream Bank, a societe anonyme incorporated under the laws of Luxembourg as a professional directory

CLEARSTREAM Participants—participating organizations in CLEARSTREAM

Code—The Internal Revenue Code of 1986, as amended

Cooperative—Euroclear Clearance System, S.C., a Belgium cooperative corporation

Definitive Certificates—certificates issued in fully registered, certificated form

DTC—The Depository Trust Company

ERISA—the Employee Retirement Income Security Act of 1974

Euroclear Operator or Euroclear—Morgan Guaranty Trust Company of New York, Brussels, Belgium office

Euroclear Participants—participants of the Euroclear System

Indirect participants—banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly

Moody’s—Moody’s Investors Service, Inc.

Non-U.S. certificateholder—a beneficial owner of a certificate that is not a U.S. Certificateholder

Participant—an organization that participates in DTC

Parties in interest—“parties in interest” under ERISA and “disqualified persons” under the Code

Plan assets—assets of plans

Plans—employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of these plans, accounts or arrangements are invested

RTC charge—a portion, which may become all, of Boston Edison’s or Commonwealth Electric’s transition charge, authorized by the financing order to recover the transition costs specified in the financing order

S&P—Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

Terms and Conditions—the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgium law

Withholding agent—the last U.S. Person in the chain of payment of interest payments prior to payment to a non-U.S. Certificateholder

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus Supplement

$674,500,000

Massachusetts RRB

Special Purpose Trust 2005-1

Issuer of the Certificates

BEC Funding II, LLC

CEC Funding, LLC

Issuers of the Notes

Boston Edison Company

Commonwealth Electric Company

Sellers and Servicers

Rate Reduction Certificates

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

Lehman Brothers

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Item	Amount
Securities and Exchange Commission Registration Fee	$79,367.65
Printing and Engraving Expenses	100,000
Trustees’ Fees and Expenses	35,000
Accountants’ Fees and Expenses	150,000
Legal Fees and Expenses	1,900,000
Rating Agency Fees	637,250
Public Agency Fees	200,000
Department of Telecommunications and Energy Filing Fee	101,775
Miscellaneous Fees and Expenses	100,000

Total	$3,303,393

Item 15.	Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever.

Section 10.1 of the Limited Liability Company Agreement of each of the note issuers provides that each note issuer shall indemnify its member, special member, and any officer, director, employee or agent of such note issuer and any employee, representative, agent or affiliate of the member or special member, to the fullest extent permitted by law, against any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the note issuer and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Limited Liability Company Agreement, except that no person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of his or her gross negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an indemnified person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the note issuer prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the note issuer of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that such person is not entitled to be indemnified as described herein.

Chapter 164 of the Massachusetts General Laws, which incorporates Section 67 of the Massachusetts Business Corporation Law as in effect prior to July 1, 2004, provides that a corporation may indemnify its directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization to the extent specified in the corporation’s Articles of Organization, or in a Bylaw or vote adopted by a majority of the stockholders.

Under Section 9 of its Bylaws, Boston Edison Company indemnifies, to the extent legally permissible, each of its directors and officers (including persons who serve at its request as directors,

officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation, and any person serving another organization in one or more of the indicated capacities at the request of this corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization will be deemed to have acted in the best interests of this corporation.

Under Article IX of its Bylaws, Commonwealth Electric Company indemnifies each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or employment or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which indemnification is forbidden by applicable law or as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to an employee benefit plan, as in the best interests of the participants or beneficiaries of such plan.

The note issuers believe that the officers and the non-independent directors of the note issuers are serving at the request of Boston Edison Company or Commonwealth Electric Company and are therefore entitled to such indemnity from Boston Edison Company or Commonwealth Electric Company.

NSTAR has purchased two-part policies of insurance covering directors’ and officers’ liability and reimbursement of certain expenses of NSTAR, Boston Edison, Commonwealth Electric and the note issuers for indemnification of a director or officer. The policies covering directors’ and officers’ liability provide for payment on behalf of a director or officer of any loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any wrongful act (as defined) subject to certain exclusions.

For the undertaking with respect to indemnification, see Item 17 herein.

Item 16.	Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement. *
3.1	Certificate of Formation of BEC Funding II, LLC. †
3.2	Limited Liability Company Agreement of BEC Funding II, LLC. †
3.3	Certificate of Formation of CEC Funding, LLC. †
3.4	Limited Liability Company Agreement of CEC Funding, LLC. †
4.1.1	Form of Note Indenture (BEC Funding II, LLC). *
4.1.2	Form of Note Indenture (CEC Funding, LLC). *
4.2	Form of Certificate Indenture. *
4.3	Form of Declaration of Trust. *
4.4.1	Form of Note (BEC Funding II, LLC). *
4.4.2	Form of Note (CEC Funding, LLC). *
4.5	Form of Rate Reduction Certificate. *
5.1	Opinion of Ropes & Gray with respect to legality of the Notes. *
5.2	Opinion of Richards, Layton & Finger, P.A. with respect to legality of the Rate Reduction Certificates. *
5.3	Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the BEC Funding II, LLC Notes. *
5.4	Opinion of Richards, Layton & Finger, P.A. with respect to the due authorization of the CEC Funding, LLC Notes. *
8.1	Opinion of Palmer & Dodge LLP with respect to federal and state tax matters. *
8.2	Opinion of Ropes & Gray LLP with respect to certain federal tax matters. *
10.1.1	Form of Transition Property Purchase and Sale Agreement (BEC Funding II, LLC). *
10.1.2	Form of Transition Property Purchase and Sale Agreement (CEC Funding, LLC). *
10.2.1	Form of Transition Property Servicing Agreement (BEC Funding II, LLC). *
10.2.2	Form of Transition Property Servicing Agreement (CEC Funding, LLC). *
10.3.1	Form of Note Purchase Agreement (BEC Funding II, LLC). *
10.3.2	Form of Note Purchase Agreement (CEC Funding, LLC). *
10.4.1	Form of Administration Agreement (BEC Funding II, LLC). *
10.4.2	Form of Administration Agreement (CEC Funding, LLC) *
10.5	Form of Fee and Indemnity Agreement. *
10.6	Form of Cross-Indemnity Agreement *
23.1	Consent of Ropes & Gray (contained in its opinion to be filed as Exhibit 5.1). *
23.2	Consent of Palmer & Dodge LLP (contained in its opinions to be filed as Exhibits 8.1 and 99.3). *
23.3	Consent of Richards, Layton & Finger, P.A. (contained in its opinions to be filed as Exhibits 5.2 and 5.3). *
24.1	Powers of Attorney (included as part of signature pages filed herewith). †
25.1	Statement of Eligibility and Qualification of Note Trustee(BEC Funding II, LLC) on Form T-1. *
25.2	Statement of Eligibility and Qualification of Note Trustee(CEC Funding, LLC) on Form T-1. *
25.3	Statement of Eligibility and Qualification of Certificate Trustee on Form T-1. *

Exhibit Number	Description

99.1	Application for Financing Order. †

99.2	Financing Order.*

99.3	Opinion of Palmer & Dodge LLP with respect to impairment of contracts and takings. *

*	Filed herewith
†	Filed previously

Item 17.	Undertakings.

The undersigned Registrants hereby undertakes as follows:

(a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 7th day of February, 2005.

BEC FUNDING II, LLC,

By:	/S/ PHILIP J. LEMBO
Name:	Philip J. Lembo
Title:	Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

THOMAS J. MAY* THOMAS J. MAY	President, Chief Executive Officer and Director (principal executive officer)	February 7, 2005

James J. Judge* JAMES J. JUDGE	Senior Vice President, Treasurer and Chief Financial Officer and Director (principal financial officer)	February 7, 2005

Robert J. Weafer, Jr.* ROBERT J. WEAFER, JR.	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	February 7, 2005

Douglas S. Horan* DOUGLAS S. HORAN	Director	February 7, 2005

*By:	/S/ PHILIP J. LEMBO
PHILIP J. LEMBO Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 7th day of February, 2005.

CEC FUNDING, LLC,

By:	/S/ PHILIP J. LEMBO
Name:	Philip J. Lembo
Title:	Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

THOMAS J. MAY* THOMAS J. MAY	President, Chief Executive Officer and Director (principal executive officer)	February 7, 2005

JAMES J. JUDGE* JAMES J. JUDGE	Senior Vice President, Treasurer and Chief Financial Officer and Director (principal financial officer)	February 7, 2005

ROBERT J. WEAFER, JR.* ROBERT J. WEAFER, JR.	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	February 7, 2005

DOUGLAS S. HORAN* DOUGLAS S. HORAN	Director	February 7, 2005

*By:	/S/ PHILIP J. LEMBO
PHILIP J. LEMBO Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement. *

3.1	Certificate of Formation of BEC Funding II, LLC. †

3.2	Limited Liability Company Agreement of BEC Funding II, LLC. †

3.3	Certificate of Formation of CEC Funding, LLC. †

3.4	Limited Liability Company Agreement of CEC Funding, LLC. †

4.1.1	Form of Note Indenture (BEC Funding II, LLC). *

4.1.2	Form of Note Indenture (CEC Funding, LLC). *

4.2	Form of Certificate Indenture. *

4.3	Form of Declaration of Trust. *

4.4.1	Form of Note (BEC Funding II, LLC). *

4.4.2	Form of Note (CEC Funding, LLC). *

4.5	Form of Rate Reduction Certificate. *

5.1	Opinion of Ropes & Gray with respect to legality of the Notes. *

5.2	Opinion of Richards, Layton & Finger, P.A. with respect to legality of the Rate Reduction Certificates. *

5.3	Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the BEC Funding II, LLC Notes. *

5.4	Opinion of Richards, Layton & Finger, P.A. with respect to the due authorization of the CEC Funding II, LLC Notes. *

8.1	Opinion of Palmer & Dodge LLP with respect to federal and state tax matters. *

8.2	Opinion of Ropes & Gray LLP with respect to federal and state tax matters. *

10.1.1	Form of Transition Property Purchase and Sale Agreement (BEC Funding II, LLC). *

10.1.2	Form of Transition Property Purchase and Sale Agreement (CEC Funding, LLC). *

10.2.1	Form of Transition Property Servicing Agreement (BEC Funding II, LLC). *

10.2.2	Form of Transition Property Servicing Agreement (CEC Funding, LLC). *

10.3.1	Form of Note Purchase Agreement (BEC Funding II, LLC). *

10.3.2	Form of Note Purchase Agreement (CEC Funding, LLC). *

10.4.1	Form of Administration Agreement (BEC Funding II, LLC). *

10.4.2	Form of Administration Agreement (CEC Funding, LLC) *

10.5	Form of Fee and Indemnity Agreement. *

10.6	Form of Cross-Indemnity Agreement *

23.1	Consent of Ropes & Gray (contained in its opinion to be filed as Exhibit 5.1). *

23.2	Consent of Palmer & Dodge LLP (contained in its opinions to be filed as Exhibits 8.1 and 99.3). *

23.3	Consent of Richards, Layton & Finger, P.A. (contained in its opinions to be filed as Exhibits 5.2 and 5.3). *

24.1	Powers of Attorney (included as part of signature pages filed herewith). †

25.1	Statement of Eligibility and Qualification of Note Trustee (BEC Funding II, LLC) on Form T-1. *

25.2	Statement of Eligibility and Qualification of Note Trustee (CEC Funding, LLC) on Form T-1.*

25.3	Statement of Eligibility and Qualification of Certificate Trustee on Form T-1. *

99.1	Application for Financing Order. †

99.2	Financing Order.*

99.3	Opinion of Palmer & Dodge LLP with respect to impairment of contracts and takings. *

*	Filed herewith
†	Filed previously